                                                Filed Pursuant to Rule 424(b)(5)
                                                      Registration No: 333-82281

          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED SEPTEMBER 9, 1999

               $600,000,000 AUTOMOBILE RECEIVABLES--BACKED NOTES

                  ARCADIA AUTOMOBILE RECEIVABLES TRUST, 1999-C

                       ARCADIA RECEIVABLES FINANCE CORP.
                                     Seller

                         [ARCADIA FINANCIAL LTD. LOGO]

                                    Servicer

                             ---------------------

    The Trust will issue three classes of Notes as listed below. The Trust will pay interest monthly on the 15(th) of the month. The first interest payment will be made on October 15, 1999. The Notes represent obligations of the Trust only and do not represent obligations of or interests in Arcadia Receivables Finance Corp., Arcadia Financial Ltd. or any of their affiliates.

    Full and timely payment of the noteholders' distributable amount on each distribution date is unconditionally and irrevocably guaranteed under a financial guaranty insurance policy issued by

                                   [FSA LOGO]

    INVESTING IN THE NOTES INVOLVES CERTAIN RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS ON PAGE S-11 OF THIS PROSPECTUS SUPPLEMENT.

                                         PRINCIPAL     INTEREST      FINAL SCHEDULED        PRICE TO       UNDERWRITING
                                          AMOUNT         RATE       DISTRIBUTION DATE      PUBLIC(1)        DISCOUNTS
                                       -------------  -----------  -------------------  ----------------  --------------
Per Class A-1 Note...................  $ 242,000,000       6.25%   September 15, 2002         99.937500%          0.185%
Per Class A-2 Note...................  $$150,000,000       6.90%    December 15, 2003         99.960938%          0.235%
Per Class A-3 Note...................  $ 208,000,000       7.20%      June 15, 2007           99.953125%          0.250%
Total................................  $ 600,000,000                                    $ 599,692,657.00   $1,320,200.00

                                         PROCEEDS TO
                                         SELLER(1)(2)
                                       ----------------
Per Class A-1 Note...................        99.752500%
Per Class A-2 Note...................        99.725938%
Per Class A-3 Note...................        99.703125%
Total................................  $ 598,372,457.00

(1) Plus accrued interest, if any, from September 22, 1999.

(2) Before deducting expenses, estimated to be $725,000.

    Delivery of the Notes, in book-entry form only, will be made through The Depository Trust Company against payment in immediately available funds and Cedelbank, societe anonyme and the Euroclear System on or about September 22, 1999.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is accurate or complete. Any representation to the contrary is a criminal offense.
CREDIT SUISSE FIRST BOSTON
               BANC OF AMERICA SECURITIES LLC
                              CHASE SECURITIES INC.
                                             J.P. MORGAN & CO.

          The date of this Prospectus Supplement is September 9, 1999

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
                                                PROSPECTUS SUPPLEMENT

Important Notice...........................................................................................        S-3
Reports to Noteholders.....................................................................................        S-3
Where You Can Find More Information........................................................................        S-3
Summary of the Terms of the Notes..........................................................................        S-5
Risk Factors...............................................................................................       S-11
Use of Proceeds............................................................................................       S-16
The Trust..................................................................................................       S-16
The Trust Property.........................................................................................       S-17
The Receivables Pool.......................................................................................       S-18
Arcadia Financial Ltd......................................................................................       S-27
The Note Insurer...........................................................................................       S-28
Description of the Notes...................................................................................       S-30
Description of the Purchase Agreements and the Trust Documents.............................................       S-33
The Note Policy............................................................................................       S-40
Federal Income Tax Consequences............................................................................       S-42
ERISA Considerations.......................................................................................       S-46
Underwriting...............................................................................................       S-47
Legal Matters..............................................................................................       S-48
Experts....................................................................................................       S-48

                                                      PROSPECTUS

Important Notice...........................................................................................          2
The Trusts.................................................................................................          2
The Seller.................................................................................................          3
Arcadia Financial Ltd......................................................................................          4
The Receivables............................................................................................          5
Yield and Prepayment Considerations........................................................................          8
Pool Factor................................................................................................          9
Use of Proceeds............................................................................................          9
The Certificates...........................................................................................          9
The Notes..................................................................................................         11
Information Regarding the Securities.......................................................................         16
Description of the Purchase Agreements and the Trust Documents.............................................         21
Legal Aspects of the Receivables...........................................................................         37
Federal Income Tax Consequences............................................................................         41
ERISA Considerations.......................................................................................         41
Where You Can Find More Information........................................................................         42
Plan of Distribution.......................................................................................         42
Legal Matters..............................................................................................         43
Annex I: Global Clearance, Settlement and Tax Documentation Procedures.....................................        I-1

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

    We tell you about the notes in two separate documents that progressively provide more detail: (a) the prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series; and (b) this prospectus supplement, which describes the specific terms of your series of notes.

    If the terms of your series of notes described in this prospectus supplement varies from the prospectus, you should rely on the information in this prospectus supplement.

    We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement provides the pages on which these captions are located.

    Dealers will deliver this prospectus supplement and the accompanying prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will deliver a prospectus supplement and accompanying prospectus until December 8, 1999.

    You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

                             REPORTS TO NOTEHOLDERS

    After the notes are issued, unaudited monthly and annual reports, which contain information concerning the trust prepared by Arcadia Financial Ltd., will be sent on behalf of the trust to Norwest Bank Minnesota, National Association, Wilmington Trust Company and Cede & Co. You can find a more detailed description of this in the accompanying prospectus under the heading "Description of the Purchase Agreements and the Trust Documents" and under the heading "Information Regarding the Securities--Statements to Securityholders."

    Owners of the notes may receive the reports by submitting a written request to Norwest Bank, National Association, Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0070, Attention: Corporate Trust Department. In the written request you must state that you are an owner of notes and you must include payment for expenses associated with the distribution of the reports. The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. Arcadia Receivables Finance Corp., Arcadia Financial Ltd. and Financial Security Assurance Inc. do not intend to send any of their financial reports to noteholders. The trust will file with the Securities and Exchange Commission periodic reports concerning the trust as required by law.

                      WHERE YOU CAN FIND MORE INFORMATION

    In addition to the documents of the trust filed with the SEC described in the accompanying prospectus under "Where You Can Find More Information," the financial statements of Financial Security Assurance Inc. included in, or as exhibits to, the following documents filed by Financial Security Holdings Ltd. with the SEC are hereby incorporated by reference:

    - Annual report on Form 10-K, as amended, for the fiscal year ended December 31, 1998, and

    - Quarterly Report on Form 10-Q, as amended, for the quarter ended March 31, 1999, and

    - Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

    All financial statements of Financial Security Assurance Inc. included in, or as exhibits to, documents filed by Financial Security Holdings Ltd. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the filing of this prospectus supplement and prior to the termination of the offering of the notes will be incorporated by reference into this prospectus supplement.

    This prospectus supplement and the accompanying prospectuses are part of a registration statement filed by the seller with the SEC (Registration No. 333-82281). You may request a free copy of any of the above filings by writing or calling:

                             Arcadia Financial Ltd.
                            Arcadia Financial Center
                          7825 Washington Avenue South
                             Minneapolis, MN 55439
                              Attention: Secretary
                                 (612) 942-9880

    The seller on behalf of the trust hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the trust's annual report and the financial statements of Financial Security Assurance Inc. pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement referenced above shall be deemed to be a new registration statement relating to the notes offered hereby, and the offering of such notes at that time shall be deemed to be the initial bona fide offering thereof.

    You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus.

                       SUMMARY OF THE TERMS OF THE NOTES

    This summary highlights selected information regarding the notes, and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the notes, you should read this entire prospectus supplement and the accompanying prospectus.

    This summary uses some capitalized terms. Some of these capitalized terms are defined in this summary, but some of them are merely described in this summary. If you want to see a complete definition of those capitalized terms, look in the section of the prospectus supplement or in the prospectus referred to in this prospectus supplement.

Trust or the Issuer............... Arcadia Automobile Receivables Trust, 1999-C will issue the notes and be liable for their payment. The trust's principal asset will be a pool of automobile loans.

Seller............................ Arcadia Receivables Finance Corp. is a wholly-owned special-purpose subsidiary of Arcadia Financial Ltd. Arcadia
                                   Receivables Finance Corp. will sell the automobile loans to the trust. The seller is located at Arcadia Financial Center, 7825
                                   Washington Avenue South, Minneapolis, MN 55439, telephone
                                   number (612) 942-9880.

Servicer.......................... Arcadia Financial Ltd. will service the automobile loans held by the trust.

The Indenture Trustee............. Norwest Bank Minnesota, National Association, will serve as the indenture trustee and indenture collateral agent.

The Owner Trustee................. Wilmington Trust Company.

The Backup Servicer............... Norwest Bank Minnesota, National Association. Arcadia Financial
                                   may be terminated as servicer under some circumstances, at which time the backup servicer will automatically become the servicer. See "Description of the Purchase Agreements and the
                                   Trust Documents--Servicer Termination Events" and "--The Backup
                                   Servicer" in the accompanying prospectus.

Administrator..................... Wilmington Trust Company.

The Notes......................... The trust will issue the following three classes of notes:

                                   -  6.25% $242,000,000 Class A-1 automobile receivables-backed notes;

                                   -  6.90% $150,000,000 Class A-2 automobile receivables-backed notes; and

                                   -  7.20% $208,000,000 Class A-3 automobile receivables-backed notes.

                                   The notes will be issued in minimum denominations of $1,000 and multiples of $1,000 for amounts greater than that. You may hold your notes through The Depository Trust Company in the United
                                   States, or through Cedelbank, societe anonyme or the Euroclear
                                   System in Europe.

Terms of the Notes

-  Distribution Date.............. The 15th day of each month, or the next following business day, beginning on October 15, 1999.

-  Record Date.................... The business day just before the related distribution date.
                                   Payments will be made to noteholders of record as of the
                                   business day preceding the distribution date.

-  Interest....................... Interest on the notes will accrue at the applicable interest rate from a distribution date to the day before the next
                                   distribution date. In the case of the first distribution date, interest begins to accrue on the day of the closing.

                                   Interest on the notes will be calculated on the basis of a
                                   360-day year of twelve 30-day months.

-  Principal...................... Principal will be paid on the notes on each distribution date.
                                   The notes will be sequential pay classes, and payments of
                                   principal on the notes will be allocated among the classes on each distribution date as follows:

                                   -  to the Class A-1 notes until the Class A-1 notes are paid in full;

                                   -  once the Class A-1 notes are paid in full, to the Class A-2 notes until they are paid in full; and

                                   -  once the Class A-2 notes are paid in full, to the Class A-3 notes until they are paid in full.

                                   In addition, the outstanding principal amount of any class, to the extent not previously paid, will be payable on such class's final scheduled distribution date.

-  Final Scheduled Distribution
     Dates........................ If they have not already been paid in full, the outstanding principal amount of each class of notes will be payable on the date specified for each class below:

                                   -  Class A-1 notes: September 2002 distribution date

                                   -  Class A-2 notes: December 2003 distribution date

                                   -  Class A-3 notes: June 2007 distribution date

-  Optional Redemption............ The Class A-3 notes, if they are still outstanding, may be redeemed on any distribution date on which the Seller or the servicer exercises its clean-up call option to purchase the automobile loans owned by the trust. This can only occur after the pool balance declines to 10% or less of its original
                                   balance after the funding period. The redemption price is equal to the unpaid principal amount of the notes plus any accrued and unpaid interest.

-  Mandatory Redemption........... IF THE PRE-FUNDING ACCOUNT IS NOT DEPLETED

                                   The trust will have a pre-funding period. On the distribution date on or just after the last day of the pre-funding period,

                                   the indenture trustee will use any funds remaining in the
                                   trust's pre-funding account to redeem the notes in the same sequence and proportions that would apply if these funds were a part of the principal distribution amount.

                                   If the amount to be redeemed is $100,000 or less, the indenture trustee will pay such amount to the notes in accordance with their sequential pay feature and not pro rata to each class of notes to reduce the outstanding principal balance of the class of notes then entitled to receive distributions of principal.

                                   If the amount to be redeemed is greater than $100,000, the indenture trustee will use the money to redeem each class of notes in an amount equal to that class's pro rata share, based on the respective current principal amount of each class of notes, of the redemption amount. If the redemption amount is greater than $100,000, you will also be entitled to a
                                   redemption premium.

                                   UPON EVENT OF DEFAULT

                                   If an event of default under the indenture occurs, the notes may be accelerated and subject to immediate payment at par.
                                   Only Financial Security Assurance Inc. can declare an event of default, except in unusual circumstances. The note policy
                                   issued by Financial Security Assurance Inc. does not guarantee payment of any amounts that become due on an accelerated basis, unless Financial Security Assurance Inc. elects, in its sole discretion, to pay such amounts in whole or in part. However, following an acceleration of the notes, the note policy will continue to cover payments of principal and interest in
                                   accordance with its terms. See "The Note Policy."

The Receivables................... The trust will own a pool of retail installment sales contracts and promissory notes purchased from motor vehicle dealers by
                                   Arcadia Financial in the ordinary course of business. These receivables are secured by new and used automobiles and light trucks.

-  Initial Receivables and
     Subsequent Receivables....... On the day of the closing, we will transfer an initial group of automobile loans to the trust. We expect these initial
                                   receivables to have an aggregate principal balance of
                                   approximately $435,000,000 as of September 7, 1999. We will also transfer one or more additional groups of subsequent
                                   automobile loans to the trust prior to the December 1999
                                   distribution date. We expect these subsequent receivables to have an aggregate principal balance of approximately
                                   $165,000,000.

-  Characteristics of Preliminary
     Initial Receivables.......... The initial receivables and the subsequent receivables will be selected from automobile loans in Arcadia Financial's

                                   portfolio based on the criteria described in this prospectus supplement under "The Receivables Pool." In this prospectus supplement, we are giving you information about the portion of the initial receivables that we had identified on August 24,
                                   1999. This group of automobile loans is called the preliminary initial receivables. Here is some information about the
                                   preliminary initial receivables, as of August 24, 1999:

                                   -  the weighted average annual percentage rate (the "APR") of the preliminary initial receivables was approximately
                                      17.13%;

                                   -  the weighted average remaining maturity of the preliminary initial receivables was approximately 66.72 months; and

                                   -  the weighted average original maturity of the preliminary initial receivables was approximately 67.15 months.

Pre-Funding Account............... Contingent upon the written consent of Financial Security
                                   Assurance Inc. and the satisfaction of other conditions, we will sell additional automobile loans to the trust during a period beginning on the closing date and ending not later than
                                   December 15, 1999. The indenture trustee will deposit about
                                   $165,000,000 of the proceeds from the sale of the notes into the pre-funding account. We expect to sell subsequent
                                   receivables to the trust with an aggregate principal amount approximately equal to $165,000,000. Arcadia Financial expects that the funds on deposit in the pre-funding account will be reduced to less than $100,000 by the December 1999 distribution date. Any pre-funded amount remaining at the end of the funding period will be distributed in the manner described under
                                   "Mandatory Redemption" above. Prior to being used to purchase subsequent receivables or paid to you, the pre-funded amount will be invested from time to time in eligible investments.

                                   Subsequent receivables may be originated using credit criteria different from the criteria applied with respect to the initial receivables and may be of a different credit quality and
                                   seasoning. In addition, following the transfer of subsequent receivables to the trust, the characteristics of the entire pool of receivables included in the trust may vary from those of the preliminary initial receivables. See "Risk Factors" and
                                   "The Receivables Pool."

Reserve Account................... As long as there is money in the pre-funding account, funds will be held in a reserve account. The money held in the
                                   pre-funding account probably will generate less interest than the amount of interest due on the same amount of notes, and the interest paid on the automobile loans owned by the trust may not be enough to make up the difference. As a result, the
                                   indenture trustee will establish a reserve account, and will use funds deposited there to cover any shortfall.

Note Policy....................... On the day of the closing, Financial Security Assurance Inc.
                                   will issue a note policy, which will unconditionally and
                                   irrevocably guarantee payments to you of timely principal and interest due on the notes, subject to the limitations described under the heading "The Note Policy."

Collection Account................ We will establish one or more accounts in the name of the indenture trustee for your benefit. Payments from obligors will be deposited in the collection account no later than two
                                   business days after receipt.

Priority of Distributions......... On each distribution date, the indenture trustee will withdraw the available funds from the collection account and apply the funds in the following order of priority:

                                   1.  to the servicer, the amount the servicer is entitled to be reimbursed for prior monthly advances,

                                   2.  to the owner trustee and the indenture trustee, unpaid trustee fees and other similar fees,

                                   3.  to the servicer, the servicing fee for the related monthly period and any overdue servicing fees,

                                   4.  into the note distribution account, the amount of interest to be paid on the notes,

                                   5.  into the note distribution account, the amount of principal to be paid on the notes,

                                   6.  to Financial Security Assurance Inc., amounts owing and not paid to Financial Security Assurance Inc., and

                                   7.  the remaining balance, if any, to a collateral agent for
                                      Financial Security Assurance Inc., the indenture trustee and the trustees for other trusts and warehousing facilities
                                      established by the Seller.

                                   See "Description of the Purchase Agreements and the Trust
                                   Documents--Distributions."

Tax Status........................ In the opinion of counsel to Arcadia Financial, for federal income tax purposes, the notes will be characterized as debt and the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation. By your acceptance of a note, you agree to treat the notes as debt.
                                   Alternative characterizations of the trust and the notes are possible. These characterizations could result in adverse tax consequences to you. See "Federal Income Tax Consequences."

ERISA Considerations.............. We expect that the notes will be eligible for purchase by employee benefit plans. See "ERISA Considerations."

Rating of the Notes............... The notes must receive at least the following ratings from
                                   Standard & Poor's Ratings Services, a division of the

                                   McGraw-Hill Companies, Inc., and Moody's Investors Service,
                                   Inc. in order to be issued:

                                                                                    RATING
                                                                            ----------------------
                                            CLASS                              S&P       MOODY'S
                                            ------------------------------  ---------  -----------
                                            A-1...........................        AAA         Aaa
                                            A-2...........................        AAA         Aaa
                                            A-3...........................        AAA         Aaa

                                   You must not assume that the ratings initially assigned to the notes will not subsequently be lowered or withdrawn by the rating agencies. See "Risk Factors."

                                  RISK FACTORS

    You should consider the following risk factors in deciding whether to purchase the notes.

WE MAY NOT BE ABLE TO SELL SUFFICIENT RECEIVABLES TO THE TRUST DURING THE
  FUNDING PERIOD.

    On the closing date, we will sell approximately $435,000,000 of initial receivables to the trust, and the trust will deposit approximately $165,000,000 in the pre-funding account. Our ability to convey the subsequent receivables is completely dependent upon Arcadia Financial's ability to generate additional receivables. We cannot assure you that Arcadia Financial will be able to continue to generate receivables that satisfy the criteria for subsequent receivables.

    If the principal amount of eligible receivables originated by Arcadia Financial prior to December 15, 1999 is less than $165,000,000, we will not have sufficient receivables to sell to the trust. Even if Arcadia Financial originates enough eligible receivables, we may not be able to transfer these loans to the trust, because each transfer must satisfy all of the following conditions:

    1. Financial Security Assurance Inc. ("Financial Security") must approve the transfer of the subsequent receivables to the trust;

    2. As of the applicable subsequent cutoff date, the receivables in the trust, together with the subsequent receivables being transferred, must meet the following criteria:

       - the weighted average APR of the receivables cannot be lower than one percentage point below the weighted average APR of the preliminary initial receivables on the preliminary cutoff date,

       - the weighted average remaining term of the receivables cannot be greater than 68 months nor less than 60 months,

       - not more than 90% of the aggregate principal balance of the receivables can be attributable to loans for the purchase of used financed vehicles,

       - not more than 4% of the aggregate principal balance of the receivables can be attributable to receivables with an APR in excess of 21%, and

       - the trust, the indenture trustee, the owner trustee and Financial Security will have received written confirmation from a firm of independent certified public accountants as to the satisfaction of the above criteria; and

    3. The rating agencies must notify Financial Security that the notes will each continue to be rated AAA by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Aaa by Moody's Investors Service, Inc. ("Moody's") (together, the "Rating Agencies").

    If we do not transfer receivables equal to the full amount in the pre-funding account by December 15, 1999, the remaining funds in the pre-funding account will be paid as principal on the notes, which will shorten the weighted average life of the notes. If you purchased your note at a premium, this prepayment would reduce the yield on your notes.

THE WEIGHTED AVERAGE LIFE OF YOUR NOTES MAY BE REDUCED, WHICH MAY ADVERSELY
  AFFECT THE YIELD ON YOUR NOTES.

    The weighted average life of the notes will be reduced by full or partial prepayments on the receivables. The receivables will generally be prepayable at any time without penalty. Prepayments may result from payments by obligors, liquidations due to default, the receipt of proceeds from physical damage or credit insurance, repurchases by Arcadia Financial as a result of uncured breaches of the warranties made by it about the receivables, purchases by the servicer as a result of certain uncured breaches of the covenants made by it with respect to the receivables in the related agreement, or if we, as seller, or the servicer exercises its option to purchase all of the remaining receivables. The amounts paid to noteholders of principal on any distribution date or payment date will include all prepayments on the receivables during the corresponding monthly periods. The noteholders will bear all reinvestment risk resulting from the timing of payments of principal on the notes.

THE FINAL SCHEDULED DISTRIBUTION DATE FOR YOUR NOTES MAY OCCUR SIGNIFICANTLY
  EARLIER THAN SCHEDULED.

    The final scheduled distribution date for each class of notes, which is specified on page S-6 of this prospectus supplement, is the date by which the principal is required to be fully paid. The final scheduled distribution date for each class of notes has been determined so that distributions on the underlying receivables will be sufficient to retire each class on or before its final scheduled distribution date without making claims on the financial guaranty insurance policy issued by Financial Security. However, the actual payment of any class of notes likely will occur earlier (and could occur significantly earlier) than a class's final scheduled distribution date for the following reasons:

    - some prepayments of the receivables are likely, and

    - some of the receivables have terms to maturity that are shorter than the term to maturity assumed in calculating each class's final scheduled distribution date.

As a result of the uncertainty of these factors, the final distribution of principal of any or all classes of notes may be earlier than such class's final scheduled distribution date.

THE TRUST'S LIMITED ASSETS MAY RESTRICT THE SOURCE OF FUNDS AVAILABLE FOR
  PAYMENTS ON YOUR NOTES.

    The trust's primary assets or sources of funds are the receivables, the pre-funding account, the reserve account and the note policy. For repayment, you must rely upon payments on the receivables and amounts on deposit in the pre-funding account and the reserve account and payments of claims under the note policy. The pre-funding account and reserve account will only be maintained until the first distribution date after the funding period. The money held in the pre-funding account will be used only to purchase subsequent receivables and is not available to cover losses on the receivables. The reserve account covers obligations of the trust relating to the portion of the trust's assets not invested in receivables and is not designed to provide protection against losses on the receivables. Similarly, although the note policy will be available to cover shortfalls in distributions each month, if Financial Security defaults in its obligations under the note policy, the trust will depend on current distributions on the receivables to make payments on the notes. See "The Note Insurer" and "The Note Policy."

CURRENT AND HISTORICAL DELINQUENCY AND DEFAULT RATES OF LOANS IN ARCADIA
  FINANCIAL'S SERVICING PORTFOLIO MAY UNDERSTATE FUTURE DELINQUENCY AND DEFAULT RATES.

    The incidence of delinquencies and defaults on automobile loans tends to vary with the age of the loan. For example, loans that are between six and 14 months old have a higher likelihood of being delinquent or defaulting than loans with similar credit characteristics that are three months old. Accordingly, to the extent that Arcadia Financial's historical portfolio growth has resulted in a servicing portfolio that contains disproportionately more loans originated within the prior six months, the current and historical delinquency and default rates of loans in the servicing portfolio may understate future delinquency and default rates. In addition, to the extent Arcadia Financial offers new loan products which involve different underwriting policies, the delinquency and default rates of Arcadia Financial's servicing portfolio may change. Over time, Arcadia Financial has consistently increased its purchases of higher risk loans. As a result of the increases in the proportion of higher risk loans in Arcadia Financial's receivables portfolio, there has been an increase in the rates of, and reserves for, delinquencies, repossessions and losses historically reported by Arcadia Financial. The continuation of purchases of higher risk loans and the seasoning of Arcadia Financial's existing servicing portfolio will likely continue to cause Arcadia Financial's loan performance statistics to show higher delinquencies, gross charge-offs and net losses when compared with historical performance, even if these loan performance statistics are consistent with Arcadia Financial's reserves for loan losses.

THIS PROSPECTUS SUPPLEMENT PROVIDES INFORMATION REGARDING ONLY A PORTION OF THE
  RECEIVABLES, AND ADDITIONAL RECEIVABLES ADDED TO THE RECEIVABLES POOL COULD HAVE DIFFERENT CHARACTERISTICS.

    This prospectus supplement describes only the characteristics of the preliminary initial receivables. The other initial receivables, and any subsequent receivables transferred to the trust during the funding period, will have characteristics that differ somewhat from the characteristics of the preliminary initial receivables described in this prospectus supplement. Each subsequent receivable must satisfy the eligibility criteria specified in the sale and servicing agreement. However, you should be aware that subsequent receivables may have been originated using credit criteria different from the criteria applied to the initial receivables and may be of a different credit quality and seasoning. If you purchase a note, you must not assume that the characteristics of the receivables pool will be identical to the characteristics of the preliminary initial receivables disclosed in this prospectus supplement. You should also consider that the ratings of the notes may depend on factors other than the characteristics of the subsequent receivables, including the delinquency, repossession and net loss experience of the receivables in the receivables pool.

THE RATINGS ON YOUR NOTES COULD CHANGE, WHICH MAY ADVERSELY AFFECT THE LIQUIDITY
  AND MARKET PRICE OF YOUR NOTES.

    The trust cannot issue the notes unless the notes are rated AAA by S&P and Aaa by Moody's. You should be aware that a rating is not a recommendation to purchase, hold or sell the notes. Instead, the ratings address the likelihood of the payment of principal and interest. The rating agencies do not evaluate the likelihood that the note prepayment amounts or the note prepayment premiums will be paid.

    The rating agencies can lower or entirely withdraw a rating. If a rating agency lowers a rating initially assigned to the notes, nothing obligates any person or entity to provide additional credit enhancement for the notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the notes.

NOTEHOLDERS MAY NOT DECLARE EVENTS OF DEFAULT UNDER THE INDENTURE OR DECIDE THE
  CONSEQUENCES OF AN EVENT OF DEFAULT.

    An event of default can occur only if Financial Security delivers to the indenture trustee a notice of the occurrence of certain events of default under the insurance agreement. If there is an event of default under the indenture, Financial Security will have the right to cause the liquidation of the trust property and cause the redemption of the notes. Following an event of default, the indenture trustee and the owner trustee will continue to submit claims under the note policy to enable the trust to make payment of your distributable amount each month. However, following an event of default, Financial Security may elect to pay all or any portion of the outstanding notes, plus accrued interest.

THE SALE OF THE RECEIVABLES TO THE TRUST WILL NOT BE NOTED ON THE RECEIVABLES
  FILES, WHICH IN SOME CASES COULD MAKE OUR SECURITY INTEREST INEFFECTIVE.

    The transfer of the receivables to the related trust will be subject to the requirements of the Uniform Commercial Code as in effect in Minnesota and New York. As seller, we will take or cause to be taken any action as is required to perfect the trust's rights in the receivables. The receivable files will not be stamped or otherwise marked to indicate their sale to the trust. Accordingly, there exists a risk that, through fraud or negligence, a purchaser could acquire an interest in the receivables superior to the interest of the trust or that the trust's security interest in the receivables could be released.

    Due to the administrative burden and expense, the certificates of title for the financed vehicles will not be amended to reflect the assignment of the security interests in the financed vehicles by Arcadia Financial to us or by us to the owner trustee. In the absence of this kind of amendment, the owner trustee may not have a perfected security interest in the financed vehicles. Moreover, statutory liens for repairs or unpaid taxes may have priority even over perfected security interests in the financed vehicles.

A SECONDARY MARKET FOR THE SECURITIES MAY NOT DEVELOP, WHICH MEANS YOU MAY HAVE
  DIFFICULTY SELLING YOUR SECURITIES.

    There is currently no market for the securities of any series. We cannot assure you that any market will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of the notes. The notes will not be listed on any securities exchange.

    The notes will be issued in book-entry, rather than physical, form. As a result, in some circumstances, the liquidity of the securities in the secondary market and the ability of the note owners to pledge them may be adversely affected.

THE NOTES COULD BE TREATED AS EQUITY RATHER THAN DEBT FOR FEDERAL INCOME TAX
  PURPOSES, WHICH COULD AFFECT THE TAXES YOU PAY.

    If, contrary to the opinion of Dorsey & Whitney LLP, the Internal Revenue Service successfully asserted that the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be taxable as a corporation with the adverse consequences described in "Federal Income Tax Consequences" (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of Dorsey & Whitney LLP, the trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in this kind of partnership could have adverse tax consequences to some holders. For example, income to foreign holders generally would be subject to federal tax and federal tax return filing and withholding requirements, which withholding requirements are not covered by the note policy, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. The servicer has agreed to indemnify the trust for any liability asserted against the trust for such withholding or other tax liability.

BANKRUPTCY PROCEEDINGS INVOLVING US AS SELLER OR ARCADIA FINANCIAL COULD DELAY
  DISTRIBUTIONS ON YOUR NOTES

    Arcadia Financial intends that any transfer of receivables to us, as seller, will constitute a sale, rather than a pledge of the receivables to secure indebtedness of Arcadia Financial. However, if Arcadia Financial were to become a debtor under the federal bankruptcy code or similar applicable state laws, a creditor or trustee in bankruptcy of Arcadia Financial or Arcadia Financial as debtor-in-possession might argue that the sale of receivables by Arcadia Financial was a pledge of the receivables rather than a sale. This position, if presented to or accepted by a court, could cause the related trust to experience a delay in or reduction of collections on the receivables.

    In addition, if Arcadia Financial were to become a debtor under any insolvency law, a creditor or trustee in bankruptcy of Arcadia Financial or Arcadia Financial as debtor-in-possession might argue that our assets and liabilities should be consolidated with the assets and liabilities of Arcadia Financial. We have taken and will take steps in structuring this transaction that are intended to make it unlikely that any attempt to consolidate us and Arcadia Financial would succeed. In addition, we intend that any transfer of receivables to a trust will constitute a sale, rather than a pledge of the receivables to secure indebtedness of us. Nevertheless, if these positions--that our assets and liabilities should be consolidated with those of Arcadia Financial, and that we treat the receivables that were transferred to a trust as having been pledged rather than sold--were presented to or accepted by a court, the trust could experience, among other things, a delay in or reduction of collections on the receivables.

    A case decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by an entity that subsequently became bankrupt remained property of the debtor's bankruptcy estate. Although the receivables constitute chattel paper rather than accounts under the UCC, sales of chattel paper, like sales of accounts, are governed by
Article 9 of the UCC. If Arcadia Financial were to become a debtor under any insolvency law and a court were to follow the reasoning of the Tenth Circuit Court of Appeals and apply this reasoning to chattel paper, a trust could experience a delay in or reduction of collections on the receivables.

                                USE OF PROCEEDS

    The net proceeds to be received by the Seller from the sale of the notes will be used to pay to Arcadia Financial or a warehouse facility the purchase price for the receivables (as defined herein), to make the deposits of the pre-funded amount into the pre-funding account and to make the deposit of the requisite reserve amount (as defined herein) into the reserve account (as defined herein). The net proceeds to be received by Arcadia Financial will be used to pay certain warehouse loans, and any additional proceeds will be added to Arcadia Financial's general funds and used for its general corporate purposes. See "Arcadia Financial Ltd." in the accompanying prospectus.

                                   THE TRUST

    The following information supplements the information contained in the accompanying prospectus. You should consider, in addition to the information below, the information under "The Trusts" in the accompanying prospectus.

GENERAL

    Arcadia Automobile Receivables Trust, 1999-C is a business trust formed under the laws of the State of Delaware under a trust agreement, dated as of September 1, 1999, for the transactions described in this prospectus supplement. After its formation, the trust will not engage in any activity other than:

    (1) acquiring, holding and managing the pool of retail installment sales contracts and promissory notes and the other assets of the trust and proceeds;

    (2) issuing the notes;

    (3) making payments on the notes; and

    (4) engaging in other activities that are necessary, suitable or convenient to accomplish the above or are incidental or connected to them.

The proceeds of the initial sale of the notes will be used by the trust to purchase the initial receivables from us under the sale and servicing agreement and to fund the deposits in the pre-funding account and the reserve account described under "Description of the Purchase Agreements and the Trust Documents--Accounts" in this prospectus supplement.

    The trust's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee, at the address listed below under "--The Owner Trustee."

CAPITALIZATION OF THE TRUST

    The following table illustrates the capitalization of the trust as of the initial cutoff date, as if the issuance and sale of the notes had taken place on that date:

Class A-1 notes.........................  $242,000,000
Class A-2 notes.........................  $150,000,000
Class A-3 notes.........................  $208,000,000
                                          ------------
    Total...............................  $600,000,000
                                          ------------
                                          ------------

THE OWNER TRUSTEE

    Wilmington Trust Company is the owner trustee under the trust agreement. Wilmington Trust Company's principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. We or our affiliates may maintain commercial banking relations with the owner trustee and its affiliates. The owner trustee will perform limited administrative functions under the trust agreement. The owner trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee outlined in the trust agreement and the sale and servicing agreement.

                               THE TRUST PROPERTY

    The trust's property will include, among other things:

    (1) a pool of receivables consisting of the initial receivables and the subsequent receivables;

    (2) all monies paid or payable under the initial receivables after September 7, 1999, and under the subsequent receivables after the respective dates designated by us as subsequent cutoff dates;

    (3) capital that from time to time may be held in the lockbox account, the collection account and other accounts established and maintained by the servicer under the sale and servicing agreement dated as of September 1, 1999, as described below (including all investments in the collection account and other accounts and all income from the investment of funds in those accounts and all subsequent proceeds);

    (4) monies on deposit in the pre-funding account and the reserve account, including all investments in these accounts and all income from the investment of the funds and all subsequent proceeds;

    (5) an assignment of the security interests of Arcadia Financial in the new and used automobiles and light trucks securing retail installment contracts and promissory notes relating to each receivable purchased from motor vehicle dealers by Arcadia Financial in the ordinary course of business;

    (6) an assignment of the right to receive proceeds from the exercise of rights against dealers under agreements between Arcadia Financial and dealers and the assignment of rights to each receivable from the applicable dealer to Arcadia Financial;

    (7) an assignment of the right to receive proceeds from claims on insurance policies covering the financed vehicles or persons who are obligated to make payments under those policies;

    (8) an assignment of our rights as seller under one or more purchase agreements between us and Arcadia Financial on or before the date of issuance of the notes and any one or more purchase agreements between us and Arcadia Financial on or before the dates specified as subsequent transfer dates, including rights against Arcadia Financial upon a breach of representations and warranties under those agreements; and

    (9) other rights under the trust documents.

See "The Receivables" and "Description of the Purchase Agreements and the Trust Documents-- Collections" in the accompanying prospectus.

    Under the indenture, the trust will grant a security interest in the trust property in favor of Norwest Bank Minnesota, National Association, as indenture collateral agent for the benefit of the indenture trustee on behalf of holders of record of the notes and for the benefit of Financial Security in support of the obligations owing to it under an insurance and indemnity agreement, among Financial Security, the trust, the seller and Arcadia Financial. Any proceeds of such security interest in the trust property would be distributed according to the indenture, as described below under "Description of the Purchase Agreements and the Trust Documents--Distributions." Financial Security would be entitled to these distributions only after payment of amounts owing to, among others, holders of the notes.

    Arcadia Financial, as custodian, will hold the original installment sales contract or promissory note as well as copies of documents and instruments relating to each receivable and evidencing the security interest in the financed vehicle securing each receivable. In order to protect the trust's ownership interest in the receivables, Arcadia Financial and we, as the seller, will each file a UCC-1 financing statement in Minnesota to give notice of the trust's ownership of the receivables and the related trust property.

                              THE RECEIVABLES POOL

GENERAL

    The receivables pool will include the initial receivables and all amounts due after the initial cutoff date, and any subsequent receivables and all amounts due after the applicable subsequent cutoff date. Information about the receivables is set forth under the heading "The Receivables" in the accompanying prospectus.

    All of the receivables are or will be retail installment sales contracts or promissory notes purchased in the ordinary course of business by Arcadia Financial from dealers who regularly originate and sell these contracts or notes to Arcadia Financial. In the prospectus supplement, retail installment sales contracts and promissory notes are referred to individually as a loan or collectively as loans. The initial receivables and the subsequent receivables were or will be selected from Arcadia Financial's portfolio for inclusion in the receivables pool in compliance with several criteria, some of which are described below under "--Selection Criteria." No selection procedures believed by Arcadia Financial or by us to be adverse to noteholders were used or will be used in selecting the receivables.

    The obligation of the trust to purchase the subsequent receivables on the dates specified by us will be subject to the receivables in the trust, together with the subsequent receivables to be conveyed to the trust on a subsequent transfer agreement, meeting the following criteria, computed based on the characteristics of the initial receivables on the initial cutoff date and any subsequent receivables as of the related subsequent cutoff date:

    (1) the weighted average APR of receivables will not be lower than one percentage point below the weighted average APR of the preliminary initial receivables on August 24, 1999;

    (2) the weighted average remaining term of receivables will not be greater than 68 months nor less than 60 months;

    (3) not more than 90% of the aggregate principal balance of receivables will be attributable to loans for the purchase of used financed vehicles; and

    (4) not more than 4% of the aggregate principal balance of receivables can be attributable to receivables with an APR in excess of 21%.

No receivable will have a scheduled maturity later than December 31, 2006.

    The aggregate principal balance of the receivables as of any determination date means the aggregate principal balance of the receivables at the end of the preceding calendar month, except for:

    (1) any receivable that became a liquidated receivable during a monthly period; and

    (2) any receivable that we, Arcadia Financial or the servicer has repurchased with respect to the next distribution date after giving effect to all payments received from obligors for a monthly period.

    The aggregate principal balance of the initial receivables is expected to equal approximately 72.5% of the aggregate initial principal balance of the notes. However, except for the criteria described in the preceding paragraphs, there will be no required characteristics of the subsequent receivables and the receivables included in the initial receivables originated after the preliminary cutoff date. Therefore, following the transfer of subsequent receivables to the trust, the aggregate characteristics of the entire receivables pool, including the composition of the receivables, the distribution by APR, the geographic distribution and the distribution by original maturity and remaining maturity described in the following tables, may vary from those of the preliminary initial receivables.

DELINQUENCY, CREDIT LOSS AND REPOSSESSION INFORMATION

    The following tables set forth information relating to Arcadia Financial's delinquency, credit loss and repossession experience for each period indicated with respect to all loans it has purchased and continues to service. This information includes the experience with all loans in Arcadia Financial's portfolio of loans serviced during each period, including loans which do not meet the criteria for selection as a receivable.

                           DELINQUENCY EXPERIENCE(1)
                             (DOLLARS IN THOUSANDS)

                                                           AT DECEMBER 31,
                                ----------------------------------------------------------------------
                                         1996                    1997                    1998
                                ----------------------  ----------------------  ----------------------
                                 NUMBER                  NUMBER                  NUMBER
                                   OF                      OF                      OF
                                  LOANS      BALANCES     LOANS      BALANCES     LOANS      BALANCES
                                ---------   ----------  ---------   ----------  ---------   ----------
Servicing Portfolio at End of
  Period......................   302,450    $3,791,857   411,429    $4,956,090   450,635    $5,096,222
Delinquencies:
  31-60 days..................     3,884    $   47,225     8,297    $  100,161    12,176    $  135,633
  61-90 days..................     1,255        15,877     3,635        45,485     4,161        47,599
  91 days or more.............     2,911        37,019     3,019        34,047     5,165        60,591
                                ---------   ----------  ---------   ----------  ---------   ----------
Total Automobile Loans
  Delinquent 31 or More
  Days........................     8,050    $  100,121    14,951    $  179,693    21,502    $  243,823
Delinquencies as a Percentage
  of Number of Loans and
  Amount Outstanding at end of
  Period (2)..................      2.66%         2.64%     3.63%         3.63%     4.77%         4.78%
Amount in Repossession (3)....     4,651    $   64,929     6,083    $   55,300     5,686    $   32,676
                                ---------   ----------  ---------   ----------  ---------   ----------
Total Delinquencies and Amount
  in Repossession (2).........    12,701    $  165,050    21,034    $  234,993    27,188    $  276,499
                                ---------   ----------  ---------   ----------  ---------   ----------
                                ---------   ----------  ---------   ----------  ---------   ----------


                                     AT JUNE 30,
                                         1999
                                ----------------------
                                 NUMBER
                                   OF
                                  LOANS      BALANCES
                                ---------   ----------
Servicing Portfolio at End of
  Period......................   469,664    $5,223,583
Delinquencies:
  31-60 days..................     9,062    $   99,211
  61-90 days..................     3,853        41,964
  91 days or more.............     5,005        52,438
                                ---------   ----------
Total Automobile Loans
  Delinquent 31 or More
  Days........................    17,920    $  193,613
Delinquencies as a Percentage
  of Number of Loans and
  Amount Outstanding at end of
  Period (2)..................      3.82%         3.71%
Amount in Repossession (3)....     4,977        27,818
                                ---------   ----------
Total Delinquencies and Amount
  in Repossession (2).........    22,897    $  221,431
                                ---------   ----------
                                ---------   ----------

------------

(1) All amounts and percentages are based on the principal amount scheduled to be paid on each loan. The information in the table includes previously sold loans which Arcadia Financial continues to service.

(2) Amounts shown do not include loans which are less than 31 days delinquent.

(3) Amount in Repossession represents financed vehicles which have been repossessed but not yet liquidated.

                   CREDIT LOSS AND REPOSSESSION EXPERIENCE(1)
                             (DOLLARS IN THOUSANDS)

                                                                              SIX MONTHS
                                         YEAR ENDED DECEMBER 31,                ENDED
                                ------------------------------------------     JUNE 30,
                                    1996           1997           1998         1999(4)
                                ------------   ------------   ------------   ------------
Average Servicing Portfolio
  Outstanding During the
  Period......................  $  3,015,411   $  4,458,977   $ 5,071,996    $ 5,148,176
Average Number of Loans
  Outstanding During the
  Period......................       242,419        362,626       435,712        459,828
Number of Charge-Offs.........        14,403         24,616        33,441         16,943
Gross Charge-Offs (2).........  $     35,642   $    165,233   $   255,853    $   123,835
Recoveries (3)................         5,653          9,855        21,614         15,079
                                ------------   ------------   ------------   ------------
Net Losses....................  $     29,989   $    155,378   $   234,239    $   108,756
                                ------------   ------------   ------------   ------------
                                ------------   ------------   ------------   ------------
Gross Charge-Offs as a
  Percentage of Average
  Servicing Portfolio.........          1.18%          3.71%         5.04%          4.81%
Net Loses as a Percentage of
  Average Servicing
  Portfolio...................          0.99%          3.48%         4.62%          4.23%

------------

(1) All amounts and percentages are based on the principal amount scheduled to be paid on each loan. The information in the table includes previously sold loans which Arcadia Financial continues to service.

(2) Gross charge-offs represent principal amounts which management estimated to be uncollectible after the consideration of anticipated proceeds from the disposition of repossessed assets and selling expenses.

(3) Includes post-disposition amounts received on previously charged off loans.

(4) Percentage calculations for the six months ended June 30, 1999 are annualized.

    As illustrated in the tables above, Arcadia Financial has experienced an increase in delinquency, gross charge-off and net loss rates during each of the three years in the period ended December 31, 1998. Management believes that these increases are primarily due to changes in Arcadia Financial's portfolio mix to the extent that it included a larger proportion of loans with higher credit risk characteristics, as well as the continued seasoning of Arcadia Financial's existing servicing portfolio to include a greater proportion of loans in the period of highest probability for delinquencies and defaults (generally six to 14 months from the date of origination). Arcadia Financial took the following measures to compensate for the expected increases in credit statistics resulting from the rise in the proportion of loans with higher credit risk characteristics:

    - implemented a risk-based pricing strategy during 1997 to improve the rate of return on loan originations;

    - increased its allowance for credit losses to 8.15% at December 31, 1998 from 4.75% and 2.51% at December 31, 1997 and 1996, respectively;

    - tightened its credit and underwriting standards; and

    - expanded its use of computerized credit scoring and behavioral analytics to better service its portfolio and identify improvements when necessary.

As a result of these analytic enhancements, management has discontinued the purchase of loans which score within certain risk tiers because the rate of return historically realized on these loans has not been commensurate with the related risk. Loans included in these discontinued tiers represented approximately 16% of Arcadia Financial's servicing portfolio at December 31, 1998 and approximately 13% at June 30, 1999 and accounted for approximately 20% of the delinquent loans outstanding at December 31, 1998 and approximately 16% of the delinquent loans outstanding at June 30, 1999 and 34% of net losses incurred during 1998.

    Arcadia Financial's delinquency rate at June 30, 1999 has declined compared to December 31, 1998, in part because of a recovery from the normal seasonal pressure on collection efforts which is generally highest in the fourth quarter of the year. Arcadia Financial also believes that the decrease in the delinquency rate reflects improvements in its collections and servicing functions implemented during 1998 and the first quarter of 1999.

    Net losses were also affected during 1997, 1998 and the first half of 1999 by changes in Arcadia Financial's repossession disposition strategy. Beginning in March 1997, Arcadia Financial modified its strategy to increase the utilization of wholesale disposition channels and made further modifications in June 1998 to discontinue its retail remarketing operations in its entirety. As a result, the percentage of repossessed vehicles liquidated through wholesale liquidation channels increased from 30% in 1996 to 54% in 1997 to 81% in 1998 to 100% in the six months ended June 30, 1999. Although recovery rates on the sale of vehicles through wholesale channels is generally lower than those realized through retail distribution channels, Arcadia Financial believes that its decision to discontinue its retail remarketing operations has enabled it to better manage its level of repossessed inventory and improve the timing of excess cash flows released to Arcadia Financial from securitization trusts as a result of an increase in the speed at which repossessed vehicles can be liquidated. At June 30, 1999, the average number of days that vehicles were held in inventory had fallen to approximately 37 days compared to 46 days at December 31, 1998, 105 days at December 31, 1997 and 119 days at December 31, 1996. The change in the number and net realizable value of repossessed vehicles at March 31, 1999, reflects the improvement in the average number of days in inventory and the lower anticipated recovery rates resulting from the change in Arcadia Financial's liquidation strategy.

    Annualized gross charge-offs and net losses during 1997, 1998 and the six months ended June 30, 1999, include non-recurring charges of 0.57%, 0.42% and 0.00%, respectively, primarily due to the impact of write-downs of repossessed inventory due to revisions to Arcadia Financial's inventory valuation policy.

    The loans in Arcadia Financial's servicing portfolio include loans other than the receivables, including loans which do not meet the criteria for selection as a receivable. We cannot assure you that the delinquency, loan loss or repossession experience of the trust with respect to the receivables will be better than, worse than or comparable to the experience described above.

SELECTION CRITERIA

    The preliminary initial receivables represent substantially all loans in Arcadia Financial's portfolio, owned and not serviced for others, that:

    (1) were not more than 30 days past due as of the preliminary cutoff date;

    (2) did not have a remaining principal balance as of the preliminary cutoff date less than $500.00;

    (3) did not have a final scheduled payment date before December 1, 1999; and

    (4) were otherwise eligible under criteria established by Arcadia Financial and Financial Security.

OTHER CHARACTERISTICS

    The preliminary initial receivables:

    (1) had a remaining maturity, as of the preliminary cutoff date, of at least 3 months, but not more than 84 months;

    (2) had an original maturity of at least 12 months, but not more than 84 months;

    (3) had an original principal balance of at least $3,999.00 and not more than $62,999.96;

    (4) had a remaining principal balance, as of the preliminary cutoff date, of at least $572.71 and not more than $62,999.96; and

    (5) had an APR of at least 8.00% and not more than 24.90%.

As of the preliminary cutoff date, approximately 14.79% of the aggregate principal balance of the preliminary initial receivables was attributable to loans for the purchase of new financed vehicles, and approximately 85.21% of the aggregate principal balance was attributable to loans for the purchase of used financed vehicles. The preliminary initial receivables were purchased from more than 4,400 dealers. Not more than 0.43% of the aggregate principal balance of the preliminary initial receivables as of the preliminary cutoff date was originated by any single dealer. The ten most significant dealers, collectively, originated approximately 3.08% of the aggregate principal balance as of the preliminary cutoff date, each of whom individually accounted for at least 0.26% of the aggregate principal balance as of the preliminary cutoff date. Approximately 99.74% of the preliminary initial receivables, by principal balance, are simple interest obligations, and interest on the remaining 0.26% of the preliminary initial receivables is computed on an actuarial basis, with prepayment rebates computed according to the Rule of 78's. Neither we, as seller, Arcadia Financial nor the servicer may substitute other loans for the receivables at any time during the term of the sale and servicing agreement.

    The composition and distribution by APR, the geographic concentration and the distribution by original maturity and remaining maturity of the receivables pool as of the preliminary cutoff date are set forth in the following tables:

               COMPOSITION OF THE PRELIMINARY INITIAL RECEIVABLES
                       AS OF THE PRELIMINARY CUTOFF DATE

 WEIGHTED
  AVERAGE          AGGREGATE          NUMBER OF       AVERAGE                         WEIGHTED AVERAGE
  APR OF           PRINCIPAL        RECEIVABLES IN   PRINCIPAL    WEIGHTED AVERAGE        ORIGINAL
RECEIVABLES         BALANCE              POOL         BALANCE    REMAINING TERM(1)   SCHEDULED TERM(1)
-----------   -------------------   --------------   ----------  ------------------  ------------------
  17.13%        $  355,817,158.41       24,673       $14,421.32     66.72 months        67.15 months

------------

(1) Based on scheduled payments due after the preliminary cutoff date (in the case of the weighted average remaining term) and assuming no prepayments on the preliminary initial receivables.

           DISTRIBUTION BY APR OF THE PRELIMINARY INITIAL RECEIVABLES
                       AS OF THE PRELIMINARY CUTOFF DATE

                                                                            PERCENT OF AGGREGATE
                                           NUMBER OF        AGGREGATE            PRINCIPAL
APR RANGE (%)                             RECEIVABLES   PRINCIPAL BALANCE        BALANCE(1)
----------------------------------------  -----------   -----------------   --------------------
 8.00 to  8.999.........................       113       $  1,802,642.71            0.51%
 9.00 to  9.999.........................       189          3,277,586.99            0.92%
10.00 to 10.999.........................       366          6,006,431.83            1.69%
11.00 to 11.999.........................       565          9,539,273.91            2.68%
12.00 to 12.999.........................       817         13,453,545.65            3.78%
13.00 to 13.999.........................     1,127         19,049,810.96            5.35%
14.00 to 14.999.........................     1,443         23,698,678.23            6.66%
15.00 to 15.999.........................     1,859         29,352,262.97            8.25%
16.00 to 16.999.........................     3,059         47,525,162.81           13.36%
17.00 to 17.999.........................     4,422         65,462,408.87           18.40%
18.00 to 18.999.........................     4,067         56,712,901.06           15.94%
19.00 to 19.999.........................     3,117         40,017,170.59           11.25%
20.00 to 20.999.........................     2,178         25,663,438.54            7.21%
21.00 to 21.999.........................       897          9,763,566.89            2.74%
22.00 to 24.999.........................       454          4,492,276.40            1.26%
                                          -----------   -----------------         ------
                                            24,673       $355,817,158.41          100.00%
                                          -----------   -----------------         ------
                                          -----------   -----------------         ------

------------

(1) The sum of the individual aggregate principal balance percentages may not total 100.00% due to rounding.

        GEOGRAPHIC CONCENTRATION OF THE PRELIMINARY INITIAL RECEIVABLES
                       AS OF THE PRELIMINARY CUTOFF DATE

                                                                            PERCENT OF AGGREGATE
                                           NUMBER OF        AGGREGATE            PRINCIPAL
STATE                                     RECEIVABLES   PRINCIPAL BALANCE        BALANCE(1)
----------------------------------------  -----------   -----------------   --------------------
Texas...................................     3,945       $  59,744,889.07          16.79%
California..............................     1,783          27,707,698.91           7.79%
Florida.................................     1,868          26,953,662.37           7.58%
Georgia.................................     1,276          18,992,488.09           5.34%
Tennessee...............................     1,110          15,851,611.67           4.45%
South Carolina..........................       989          14,247,056.87           4.00%
Oklahoma................................     1,037          14,176,261.76           3.98%
North Carolina..........................       933          13,630,812.41           3.83%
Missouri................................       821          11,241,531.56           3.16%
Colorado................................       711          10,419,889.86           2.93%
Arizona.................................       632          10,230,293.19           2.88%
Oregon..................................       636           8,972,503.45           2.52%
Massachusetts...........................       602           7,621,861.10           2.14%
Virginia................................       483           7,459,451.35           2.10%
Illinois................................       507           7,054,886.32           1.98%
New York................................       543           6,934,000.79           1.95%
Kentucky................................       506           6,862,858.01           1.93%
Nevada..................................       412           6,585,375.40           1.85%
Washington..............................       470           6,487,175.53           1.82%
Ohio....................................       487           6,471,668.85           1.82%
New Mexico..............................       382           5,964,445.54           1.68%
Utah....................................       380           5,738,898.02           1.61%
Minnesota...............................       393           5,215,322.65           1.47%
Pennsylvania............................       308           4,688,110.35           1.32%
Indiana.................................       326           4,499,454.17           1.26%
Michigan................................       359           4,240,979.00           1.19%
Wisconsin...............................       319           4,195,377.30           1.18%
Maryland................................       257           4,044,146.39           1.14%
Nebraska................................       274           3,662,339.16           1.03%
All other states(2).....................     1,924          25,922,109.27           7.28%
                                          -----------   -----------------         ------
                                            24,673       $ 355,817,158.41         100.00%
                                          -----------   -----------------         ------
                                          -----------   -----------------         ------

---------

(1) The sum of the individual aggregate principal balance percentages may not total 100.00% due to rounding.

(2) No other state comprised more than 1.00% of the Total Aggregate Principal Balance.

    DISTRIBUTION OF THE PRELIMINARY INITIAL RECEIVABLES BY ORIGINAL MATURITY
                       AS OF THE PRELIMINARY CUTOFF DATE

                                                                                                   PERCENT OF
                                                                                                    AGGREGATE
                   ORIGINAL MATURITY RANGE                      NUMBER OF       AGGREGATE           PRINCIPAL
                         (IN MONTHS)                           RECEIVABLES  PRINCIPAL BALANCE      BALANCE(1)
-------------------------------------------------------------  -----------  -----------------  -------------------
      13-24..................................................          38   $      249,230.47            0.07%
      25-36..................................................         410        2,996,802.98            0.84%
      37-48..................................................       2,039       18,738,090.83            5.27%
      49-60..................................................       7,000       85,910,020.87           24.14%
      61-66..................................................       1,030       14,796,086.82            4.16%
      67-72..................................................      14,152      233,030,327.56           65.49%
      73-78..................................................           0                0.00            0.00%
      79-84..................................................           4           96,598.88            0.03%
      Over 84................................................           0                0.00            0.00%
                                                               -----------  -----------------          ------
                                                                   24,673   $  355,817,158.41          100.00%
                                                               -----------  -----------------          ------
                                                               -----------  -----------------          ------

---------

(1) The sum of the individual aggregate principal balance percentages may not total 100.00% due to rounding.

   DISTRIBUTION OF THE PRELIMINARY INITIAL RECEIVABLES BY REMAINING MATURITY
                       AS OF THE PRELIMINARY CUTOFF DATE

                                                                                                   PERCENT OF
                                                                                                    AGGREGATE
                  REMAINING MATURITY RANGE                      NUMBER OF       AGGREGATE           PRINCIPAL
                         (IN MONTHS)                           RECEIVABLES  PRINCIPAL BALANCE      BALANCE(1)
-------------------------------------------------------------  -----------  -----------------  -------------------
      13-24..................................................          38   $      249,230.47            0.07%
      25-36..................................................         410        2,996,802.98            0.84%
      37-48..................................................       2,040       18,747,630.58            5.27%
      49-60..................................................       7,001       85,925,259.86           24.15%
      61-66..................................................       1,030       14,805,320.62            4.16%
      67-72..................................................      14,150      232,996,315.02           65.48%
      73-78..................................................           0                0.00            0.00%
      79-84..................................................           4           96,598.88            0.03%
      Over 84................................................           0                0.00            0.00%
                                                               -----------  -----------------          ------
                                                                   24,673   $  355,817,158.41          100.00%
                                                               -----------  -----------------          ------
                                                               -----------  -----------------          ------

---------

(1) The sum of the individual aggregate principal balance percentages may not total 100.00% due to rounding.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

    Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables in a pool are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay in full each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the receivables owned by the trust.

    As the rate of payment of principal of each class of notes will depend on the rate of payment, including prepayments, of the principal balance of the receivables, final payment of any class of notes could occur significantly earlier than the respective final scheduled distribution dates. Reinvestment risk associated with early payment of the notes will be borne exclusively by the noteholders.

    The table captioned "Percent of Initial Note Principal Amount at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the assumed characteristics of the receivables as described below. The ABS Table assumes that:

    (1) the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses, delinquencies or repurchases;

    (2) each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days;

    (3) prepayments are received on the last day of the month and include 30 days of interest;

    (4) payments on the notes are made on each distribution date and each of these dates is assumed to be the fifteenth day of each applicable month; and

    (5) the servicer does not exercise its option to purchase the receivables.

The ABS Table indicates the projected weighted average life of each class of notes and shows the percent of the initial principal amount of each class of notes that is projected to be outstanding after each of the distribution dates shown at various constant ABS percentages.

    The ABS Table also assumes that the receivables have been aggregated into hypothetical pools with all of the receivables within each pool having the following characteristics and that the level scheduled monthly payment for each of the pools, which is based on its aggregate principal balance, APR, original term to maturity and remaining term to maturity as of the cutoff date, will be such that each pool will be fully amortized by the end of its remaining term to maturity. Pool 1 has been modeled with a cutoff date of September 1, 1999, and Pool 2 is assumed to be delivered one month later.

                                       AGGREGATE                   ORIGINAL TERM       REMAINING TERM
                                       PRINCIPAL                    TO MATURITY          TO MATURITY
POOL                                    BALANCE          APR        (IN MONTHS)          (IN MONTHS)
----------------------------------  ----------------  ---------  -----------------  ---------------------
1.................................   $  435,000,000       17.13%            67                   67
2.................................   $  165,000,000       17.13%            67                   67

    The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the weighted average original and remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of notes.

                    PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT
                           AT VARIOUS ABS PERCENTAGES

                                  CLASS A-1 NOTES                 CLASS A-2 NOTES                 CLASS A-3 NOTES
                           ------------------------------  ------------------------------  ------------------------------
    DISTRIBUTION DATE      0.00%   1.20%   1.60%   2.00%   0.00%   1.20%   1.60%   2.00%   0.00%   1.20%   1.60%   2.00%
-------------------------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Closing Date.............     100     100     100     100     100     100     100     100     100     100     100     100
10/15/99.................      98      96      96      95     100     100     100     100     100     100     100     100
11/15/99.................      96      91      89      88     100     100     100     100     100     100     100     100
12/15/99.................      94      86      83      81     100     100     100     100     100     100     100     100
01/15/00.................      92      81      77      74     100     100     100     100     100     100     100     100
02/15/00.................      89      76      71      67     100     100     100     100     100     100     100     100
03/15/00.................      87      71      65      60     100     100     100     100     100     100     100     100
04/15/00.................      84      66      59      53     100     100     100     100     100     100     100     100
05/15/00.................      82      61      53      46     100     100     100     100     100     100     100     100
06/15/00.................      79      56      48      40     100     100     100     100     100     100     100     100
07/15/00.................      77      51      42      33     100     100     100     100     100     100     100     100
08/15/00.................      74      46      36      27     100     100     100     100     100     100     100     100
09/15/00.................      72      41      31      20     100     100     100     100     100     100     100     100
10/15/00.................      69      36      25      14     100     100     100     100     100     100     100     100
11/15/00.................      66      31      19       8     100     100     100     100     100     100     100     100
12/15/00.................      64      26      14       1     100     100     100     100     100     100     100     100
01/15/01.................      61      22       8       0     100     100     100      92     100     100     100     100
02/15/01.................      58      17       3       0     100     100     100      83     100     100     100     100
03/15/01.................      55      12       0       0     100     100      96      73     100     100     100     100
04/15/01.................      52       7       0       0     100     100      88      64     100     100     100     100
05/15/01.................      50       3       0       0     100     100      79      54     100     100     100     100
06/15/01.................      47       0       0       0     100      97      71      45     100     100     100     100
07/15/01.................      44       0       0       0     100      90      63      36     100     100     100     100
08/15/01.................      41       0       0       0     100      82      55      27     100     100     100     100
09/15/01.................      37       0       0       0     100      75      47      19     100     100     100     100
10/15/01.................      34       0       0       0     100      68      39      10     100     100     100     100
11/15/01.................      31       0       0       0     100      61      31       2     100     100     100     100
12/15/01.................      28       0       0       0     100      54      24       0     100     100     100      95
01/15/02.................      25       0       0       0     100      47      16       0     100     100     100      89
02/15/02.................      21       0       0       0     100      40       9       0     100     100     100      84
03/15/02.................      18       0       0       0     100      34       2       0     100     100     100      78
04/15/02.................      15       0       0       0     100      27       0       0     100     100      96      73
05/15/02.................      11       0       0       0     100      20       0       0     100     100      91      68
06/15/02.................       8       0       0       0     100      14       0       0     100     100      86      63
07/15/02.................       4       0       0       0     100       7       0       0     100     100      81      58
08/15/02.................       1       0       0       0     100       1       0       0     100     100      77      53
09/15/02.................       0       0       0       0      95       0       0       0     100      96      72      48
10/15/02.................       0       0       0       0      89       0       0       0     100      92      68      44
11/15/02.................       0       0       0       0      83       0       0       0     100      87      63      39
12/15/02.................       0       0       0       0      77       0       0       0     100      83      59      35
01/15/03.................       0       0       0       0      71       0       0       0     100      79      55      31
02/15/03.................       0       0       0       0      64       0       0       0     100      75      51      27
03/15/03.................       0       0       0       0      58       0       0       0     100      71      47      23
04/15/03.................       0       0       0       0      51       0       0       0     100      67      43      20
05/15/03.................       0       0       0       0      45       0       0       0     100      63      40      17
06/15/03.................       0       0       0       0      38       0       0       0     100      59      36      13
07/15/03.................       0       0       0       0      31       0       0       0     100      55      33      10
08/15/03.................       0       0       0       0      24       0       0       0     100      52      30       8
09/15/03.................       0       0       0       0      17       0       0       0     100      48      27       5
10/15/03.................       0       0       0       0      10       0       0       0     100      45      24       3
11/15/03.................       0       0       0       0       3       0       0       0     100      41      21       1
12/15/03.................       0       0       0       0       0       0       0       0      97      38      18       0
01/15/04.................       0       0       0       0       0       0       0       0      92      35      16       0
02/15/04.................       0       0       0       0       0       0       0       0      86      32      13       0
03/15/04.................       0       0       0       0       0       0       0       0      81      29      11       0
04/15/04.................       0       0       0       0       0       0       0       0      75      26       9       0
05/15/04.................       0       0       0       0       0       0       0       0      69      23       8       0
06/15/04.................       0       0       0       0       0       0       0       0      64      20       6       0
07/15/04.................       0       0       0       0       0       0       0       0      58      18       4       0
08/15/04.................       0       0       0       0       0       0       0       0      52      15       3       0
09/15/04.................       0       0       0       0       0       0       0       0      46      13       2       0
10/15/04.................       0       0       0       0       0       0       0       0      40      11       1       0
11/15/04.................       0       0       0       0       0       0       0       0      34       9       0       0
12/15/04.................       0       0       0       0       0       0       0       0      28       7       0       0
01/15/05.................       0       0       0       0       0       0       0       0      21       5       0       0
02/15/05.................       0       0       0       0       0       0       0       0      15       3       0       0
03/15/05.................       0       0       0       0       0       0       0       0       8       2       0       0
04/15/05.................       0       0       0       0       0       0       0       0       2       0       0       0
05/15/05.................       0       0       0       0       0       0       0       0       0       0       0       0
06/15/05.................       0       0       0       0       0       0       0       0       0       0       0       0
07/15/05.................       0       0       0       0       0       0       0       0       0       0       0       0
08/15/05.................       0       0       0       0       0       0       0       0       0       0       0       0
Weighted Average Life
  (years)(1).............    1.62    0.88    0.75    0.65    3.61    2.33    2.00    1.73    4.95    4.06    3.56    3.05

-------------
(1) The weighted average life of a note is determined by
    (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related distribution date;
    (b) adding the results; and
    (c) dividing the sum by the related initial principal amount of the note.

  THIS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCES) AND SHOULD BE READ IN CONJUNCTION WITH THOSE ASSUMPTIONS.

                             ARCADIA FINANCIAL LTD.

    Arcadia Financial acquired loans totaling approximately $743.3 million, $2,052.4 million, $2,750.6 million, $2,862.8 million and $2,193.4 million for the calendar years ended December 31, 1994, 1995, 1996, 1997, and 1998, respectively, and $1,212.2 million for the six months ended June 30, 1999, and maintained, as of June 30, 1999, a servicing portfolio of approximately $5,223.6 million, consisting of approximately $209.1 million of loans owned and held for sale and approximately $5,014.5 million of loans serviced in connection with securitization transactions. As of June 30, 1999, approximately 82.12% of Arcadia Financial's servicing portfolio consisted of loans secured by used vehicles, of which approximately 29.11% were current model year at the time of origination. As of June 30, 1999, Arcadia Financial had total assets of approximately $842.5 million and shareholders' equity of approximately $228.1 million.

RECENT DEVELOPMENTS

    On June 25, 1997, the United States District Court for the District of Minnesota issued an order consolidating five separate shareholder suits against Arcadia Financial and certain named directors and officers of Arcadia Financial into one action, In re Olympic Financial Ltd. Securities Litigation. Each action contains substantially the same allegations. Plaintiffs in the consolidated action allege that during the period from July 20, 1995 through March 3, 1997 the defendants, in violation of federal securities laws, engaged in a scheme that had the effect of artificially inflating, maintaining and otherwise manipulating the value of Arcadia Financial's Common Stock by, among other things, making baseless, false and misleading statements about the current state and future prospects of Arcadia Financial, particularly with respect to the Classic program and the refinancing of repossessed automobiles. Plaintiffs allege that this scheme included making false and misleading statements and/or concealing material adverse facts. Arcadia Financial has reviewed the complaint in the consolidated action and believes that the consolidated action is without merit and intends to defend it vigorously. There can be no assurance that Arcadia Financial will prevail in this litigation or that any order, judgment, settlement or decree arising out of this litigation will not have a material adverse effect on Arcadia Financial's financial condition, results of operations or liquidity.

    On March 1, 1999, Arcadia Financial dismissed Ernst & Young LLP as Arcadia Financial's independent auditors effective immediately following the filing of Arcadia Financial's Quarterly Report on Form 10-Q for the quarter ending March 31, 1999. Ernst & Young's reports on Arcadia Financial's consolidated balance sheets as of December 31, 1998 and 1997 and related consolidated statements of operations and comprehensive income, shareholders' equity and cash flows for each of the three years ended December 31, 1998 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During these fiscal years and all subsequent periods preceding the decision to dismiss Ernst & Young, there have been no disagreements between Arcadia Financial and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make a reference to the subject matter of the disagreements in connection with any of its reports.

    On May 21, 1999, Arcadia Financial engaged new independent accountants, Deloitte & Touche LLP, to audit Arcadia Financial's financial statements as of and for the year ending, December 31, 1999. The decision to appoint Deloitte & Touche was approved by the Audit Committee of the Board of Directors of Arcadia Financial.

                                THE NOTE INSURER

    The information set forth in this section has been provided by Financial Security. No representation is made by us, the underwriter or any of their affiliates as to the accuracy or completeness of this information or any information related to Financial Security incorporated by reference herein.

GENERAL

    Financial Security is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

    Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payment of an issuer's securities--thereby enhancing the credit rating of those securities--in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/ leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.

    Financial Security is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include White Mountains Insurance Group, Inc., MediaOne Capital Corporation, The Tokio Marine and Fire Insurance Co., Ltd. and XL Capital Ltd. No shareholder of Holdings is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

    The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

REINSURANCE

    Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.

RATINGS

    Financial Security's insurance financial strength is rated "Aaa" by Moody's; Financial Security's insurer financial strength is rated "AAA" by S&P and Standard & Poor's (Australia) Pty. Ltd.; and Financial Security's claims paying ability is rated "AAA" by Fitch IBCA, Inc. and Japan Rating and Investment Information, Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

CAPITALIZATION

    The following table sets forth the capitalization of Financial Security and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of June 30, 1999:

                                                                                JUNE 30, 1999
                                                                                --------------
                                                                                 (UNAUDITED)
                                                                                (IN THOUSANDS)
Deferred Premium Revenue
  (net of prepaid reinsurance premiums).......................................   $    520,986
                                                                                --------------
Surplus Notes.................................................................        120,000
                                                                                --------------
Minority Interest.............................................................         21,429
                                                                                --------------
Shareholder's Equity:
  Common Stock................................................................         15,000
  Additional Paid-In Capital..................................................        706,117
  Accumulated Other Comprehensive Loss (net of deferred income taxes).........         (1,937)
  Accumulated Earnings........................................................        418,772
Total Shareholder's Equity....................................................      1,137,952
                                                                                --------------
Total Deferred Premium Revenue, Surplus Notes, Minority Interest and
  Shareholder's Equity........................................................   $  1,800,367
                                                                                --------------
                                                                                --------------

    For further information concerning Financial Security, see the Consolidated Financial Statements of Financial Security and Subsidiaries, and the notes thereto, incorporated by reference herein. Financial Security's financial statements are included as exhibits to the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission by Holdings and may be reviewed at the EDGAR website maintained by the Securities and Exchange Commission and at Holdings' website, http://www.FSA.com. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

INSURANCE REGULATION

    Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and insurance of liability for borrowings.

                            DESCRIPTION OF THE NOTES

GENERAL

    The trust will issue:

    - $242,000,000 aggregate principal amount of Class A-1 automobile receivables-backed notes,

    - $150,000,000 aggregate principal amount of Class A-2 automobile receivables-backed notes, and

    - $208,000,000 aggregate principal amount of Class A-3 automobile receivables-backed notes,

under the terms of an indenture, a form of which has been filed as an exhibit to the registration statement on Form S-3, filed by us with the SEC on July 2, 1999. A copy of the indenture will be filed with the SEC following the issuance of the notes. The following summary describes various terms of the notes and the indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the accompanying prospectus. Norwest Bank Minnesota, National Association, a national banking association headquartered in Minneapolis, Minnesota, will be the indenture trustee.

PAYMENTS OF INTEREST

    Interest on the principal balance of each class of notes will accrue at the following rates:

    - 6.25% per year for the Class A-1 notes,

    - 6.90% per year for the Class A-2 notes, and

    - 7.20% per year for the Class A-3 notes.

Interest will be payable to the noteholders on the fifteenth day of each month or, if the fifteenth day is not a business day, on the next following business day, commencing October 15, 1999. Interest will accrue from and including September 22, 1999, to but excluding October 15, 1999 (in the case of the first distribution date) or from and including the most recent distribution date on which interest has been paid to but excluding the following distribution date. Interest on the notes for each interest period will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued as of any distribution date but not paid on a distribution date will be due on the next distribution date, together with interest on the amount at the applicable interest rate to the extent lawful. Interest payments on the notes will be made from available funds after reimbursement of the servicer for any amounts that the servicer is required to advance on any receivables under the terms of the sale and servicing agreement, payment of accrued and unpaid trustees' fees and other administrative fees of the trust and payment of the fees payable to the servicer for services rendered during prior monthly periods. See "Description of the Purchase Agreements and the Trust Documents--Distributions" described in this prospectus supplement.

PAYMENTS OF PRINCIPAL

    Principal payments will be made to the noteholders on each distribution date in an amount equal to the sum of the following amounts for the related monthly period:

    (1) that portion of all collections on receivables (other than liquidated receivables and purchased receivables) allocable to principal, including full and partial principal prepayments, received during the monthly period;

    (2) the principal balance of each receivable that became a liquidated receivable during the monthly period;

    (3) the principal balance of each receivable that was repurchased by Arcadia Financial or the servicer as of the last day of the monthly period, and, at the option of Financial Security, the principal balance of each receivable that was required to be, but was not repurchased;

    (4) the aggregate amount of any reduction of the principal balance of a receivable as a result of a court order in an insolvency proceeding; and

    (5) any unpaid portion of the amounts included in clauses (1), (2), (3) and
       (4) above with respect to a prior distribution date.

Principal payments on the notes will be made from available funds after reimbursement of the servicer for prior monthly advances, payment of accrued and unpaid trustees' fees and other administrative fees of the trust, payment of the servicing fee and after distribution of the noteholders' interest distributable amount. See "Description of the Purchase Agreements and the Trust
Documents--Distributions" described in this prospectus supplement.

    The notes will be sequential pay classes, and principal payments on the notes will be applied on each distribution date as follows:

    - first, to the principal balance of the Class A-1 notes until the principal balance is reduced to zero,

    - then to the Class A-2 notes until the principal balance is reduced to zero and

    - then to the Class A-3 notes until such principal balance is reduced to zero.

The principal balance of the Class A-1 notes, to the extent not previously paid, will be due on September 15, 2002, the principal balance of the Class A-2 notes, to the extent not previously paid, will be due on December 15, 2003, and the principal balance of the Class A-3 notes, to the extent not previously paid, will be due on June 15, 2007. The actual date on which the aggregate outstanding principal amount of any class of notes is paid may be earlier than the final scheduled distribution date for a class, depending on a variety of factors.

MANDATORY REDEMPTION

    Each class of notes will be redeemed in part on the distribution date on or immediately following the last day of the funding period in the event that any portion of the pre-funded amount remains on deposit in the pre-funding account after giving effect to the purchase of all subsequent receivables, including a purchase on a distribution date. If the amount to be redeemed is greater than $100,000, the aggregate principal amount of each class of notes to be redeemed will be an amount equal to a class's pro rata share, based on the current principal balance of each class of notes, of the remaining pre-funded amount on a distribution date.

    A limited recourse mandatory prepayment premium will be payable by the trust to the noteholders of each class if the pre-funded amount at the end of the funding period exceeds $100,000. The note prepayment premium for a class of notes will equal the excess, if any, discounted as described below, of:

    (1) the amount of interest that would have accrued on a class's note prepayment amount at the interest rate borne by a class of notes during the period commencing on and including the distribution date on which a class's note prepayment amount is required to be distributed to the noteholders of such class to but excluding June 30, 2000 in the case of the Class A-1 notes, September 30, 2001 in the case of the Class A-2 notes and March 31, 2003 in the case of the Class A-3 notes, over

    (2) the amount of interest that would have accrued on a class's note prepayment amount over the same period at an annual rate of interest equal to the bond equivalent yield to maturity on the determination date preceding a distribution date at 0.75 year Eurodollar Synthetic Forward ("EDSF"), in the case of the Class A-1 notes, on the 6.375% United States Treasury Note due September 30, 2001, in the case of the Class A-2 notes, and on the 5.50% United States Treasury Note due February 28, 2003, in the case of the Class A-3 notes.

This excess will be discounted to present value to such distribution date at the applicable yield described in clause (2) above. The trust's obligation to pay the note prepayment premiums shall be limited to funds which are received from us, as seller, under the sale and servicing agreement as liquidated damages for the failure to deliver subsequent receivables. No other assets of the trust will be available for the purpose of making this payment. The note policy does not guarantee payment of the note prepayment premiums or the note prepayment amount, although the note policy does guarantee payment of the noteholders' interest distributable amount and the noteholders' principal distributable amount for each class of notes on its respective final scheduled distribution date. In addition, the ratings assigned to the notes by the rating agencies do not address the likelihood that the note prepayment amount or the note prepayment premiums will be paid.

OPTIONAL REDEMPTION

    The Class A-3 notes, if still outstanding, may be redeemed in whole, but not in part, on any distribution date on which we or the servicer exercises its option to purchase the receivables. We or the servicer may purchase the receivables when the aggregate principal balance has declined to 10% or less of the original pool balance, as more fully described in the accompanying prospectus under "Description of the Purchase Agreements and the Trust Documents--Termination." The original pool balance will equal the sum of:

    (1) the aggregate principal balance of the initial receivables as of the initial cutoff date; plus

    (2) the aggregate principal balances of all subsequent receivables added to the trust as of their respective subsequent cutoff dates.

Any optional redemption will effect early retirement of the Class A-3 notes. The redemption price will be equal to the unpaid principal amount of the Class A-3 notes, plus accrued and unpaid interest.

EVENTS OF DEFAULT

    Unless Financial Security shall be in continuing default on its obligations under the note policy or certain bankruptcy events shall have occurred with respect to Financial Security, events of default under the indenture will consist of those events defined in the insurance agreement as insurance agreement indenture cross defaults, and will constitute an event of default under the indenture only if Financial Security shall have delivered to the trust and the indenture trustee, and not rescinded, a written notice specifying that any insurance agreement indenture cross default constitutes an event of default under the indenture. "Insurance agreement indenture cross defaults" consist of:

    (1) a demand for payment being made under the note policy;

    (2) events of bankruptcy, insolvency, receivership or liquidation of the trust;

    (3) the trust becoming taxable as an association, or publicly traded partnership, taxable as a corporation for federal or state income tax purposes;

    (4) on any distribution date, the sum of the available funds with respect to the distribution date plus the amount, if any, on deposit in the related spread account and some funds held by the collateral agent being less than the sum of the amounts described in clauses 1-6 under the description of the distribution of available funds under "Description of the Purchase Agreements and the Trust Documents--Distributions" in this prospectus supplement; and

    (5) any failure to observe or perform any other covenants or agreements in the indenture, or any representation or warranty of the trust made in the indenture or in any certificate or other writing delivered under or in connection with the indenture proving to have been incorrect in any material respect when made, and the failure continuing or not being cured, or the circumstance or condition in respect of which the misrepresentation or warranty was incorrect not having been eliminated or otherwise cured, for 30 days after the giving of written notice of the failure or incorrect representation or warranty to the trust and the indenture trustee by Financial Security.

    Upon the occurrence of an event of default, so long as an insurer default shall not have occurred and be continuing, Financial Security shall have the right, but not the obligation, to cause the indenture collateral agent to liquidate the trust property in whole or in part, on any date or dates following the acceleration of the notes due to an event of default as Financial Security, in its sole discretion, shall elect, and to deliver the proceeds of the liquidation to the indenture trustee for distribution in accordance with the terms of the indenture. Financial Security may not, however, cause the indenture collateral agent to liquidate the trust property in whole or in part if the proceeds of the liquidation would not be sufficient to pay all outstanding principal of and accrued interest on the notes, unless the event of default arose from a claim being made on the note policy or from various events of bankruptcy, insolvency, receivership or liquidation of the trust. Following the occurrence of any event of default, the indenture trustee and the owner trustee will continue to submit claims under the note policy for any shortfalls in the scheduled payments on the notes. Following any event of default under the indenture, Financial Security may elect to pay all or any portion of the outstanding amount of the notes, plus accrued interest. See "The Note Policy" described in this prospectus supplement.

    If an insurer default has occurred and is continuing, events of default under the indenture will consist of the events of default described in the accompanying prospectus under "The Notes--The Indenture," and the indenture trustee and the noteholders will have the rights under the indenture described therein.

         DESCRIPTION OF THE PURCHASE AGREEMENTS AND THE TRUST DOCUMENTS

    The following summary describes various terms of the purchase agreements and any subsequent purchase agreement (together, the "purchase agreements"), and the sale and servicing agreement, any subsequent transfer agreement and the trust agreement (together, the "trust documents"). Forms of the purchase agreements and the trust documents have been filed as exhibits to the registration statement. A copy of the purchase agreements and the trust documents will be filed with the SEC following the issuance of the notes. The summary is not complete and is subject to, and qualified in its entirety by reference to, all the provisions of the purchase agreements and the trust documents. The following summary supplements the description of the general terms and provisions of the purchase agreements and the trust documents described in the accompanying prospectus.

    The sale and servicing agreement will not permit modifications of receivables to avoid prepayments by obligors. See "Description of the Purchase Agreements and the Trust Documents--Servicing Procedures" in the accompanying prospectus.

SALE AND ASSIGNMENT OF RECEIVABLES; SUBSEQUENT RECEIVABLES

    Some of the information about the sale of the initial receivables by Arcadia Financial to us, as the seller, under the purchase agreements and the conveyance of the initial receivables from us to the trust on the closing date under the sale and servicing agreement is described under "Description of the Purchase Agreements and the Trust Documents--Sale and Assignment of the Receivables" in the accompanying prospectus. In addition, during the funding period, under the sale and servicing agreement, we will be obligated to sell to the trust subsequent receivables having an aggregate principal balance equal to approximately $165,000,000, this amount being equal to the initial pre-funded amount, to the extent that subsequent receivables are available.

    During the funding period, on each subsequent transfer date, subject to the conditions described below, we will sell and assign to the trust, without recourse, our entire interest in the subsequent receivables designated by us as of the related subsequent cutoff date and identified in a schedule attached to an agreement relating to such subsequent receivables executed on that date by us. Upon the conveyance of subsequent receivables to the trust on a subsequent transfer date:

    (1) the aggregate principal balance will increase in an amount equal to the aggregate principal balances of the subsequent receivables; and

    (2) an amount equal to the aggregate principal balances of subsequent receivables will be withdrawn from the pre-funding account and will be paid either to us or upon our order.

The funding period is the period from and including the closing date until the earliest of

    (1) the determination date on which (a) the pre-funded amount is less than $100,000, (b) an event of default has occurred under the sale and servicing agreement, or (c) certain events of insolvency have occurred with respect to us or the servicer or

    (2) the close of business on the December 1999 distribution date.

    Any conveyance of subsequent receivables is subject to the satisfaction, on or before the related subsequent transfer date, of the following conditions, among others:

    (1) each such subsequent receivable satisfies the eligibility criteria specified in the sale and servicing agreement;

    (2) Financial Security (so long as no insurer default shall have occurred and be continuing) shall in its absolute and sole discretion have approved the transfer of subsequent receivables to the trust;

    (3) as of each applicable subsequent cutoff date, the receivables in the trust together with the subsequent receivables to be conveyed by us as of the subsequent cutoff date, meet the following criteria (computed based on the characteristics of the initial receivables on the initial cutoff date and any subsequent receivables on the related subsequent cutoff date):

       (a) the weighted average APR of the receivables will not be lower than one percentage point below the weighted average APR of the preliminary initial receivables on the preliminary cutoff date,

       (b) the weighted average remaining term of the receivables cannot be greater than 68 months nor less than 60 months,

       (c) not more than 90% of the aggregate principal balance of the receivables can be attributable to loans for the purchase of used financed vehicles,

       (d) not more than 4% of the aggregate principal balance of the receivables can be attributable to receivables with an APR in excess of 21%, and

       (e) the trust, the indenture trustee, the owner trustee and Financial Security shall have received written confirmation from a firm of independent certified public accountants as to the satisfaction of the criteria in clauses (a) through (d) above;

    (4) we shall have executed and delivered to the trust, with a copy to the indenture trustee, a subsequent transfer agreement conveying the subsequent receivables to the trust, including a schedule identifying the subsequent receivables;

    (5) we shall have delivered opinions of counsel to the indenture trustee, the owner trustee, Financial Security and the rating agencies about the validity of the conveyance of the subsequent receivables; and

    (6) the Rating Agencies shall have each notified Financial Security that, following the addition of all the subsequent receivables, the notes will each continue to be rated AAA by S&P and Aaa by Moody's.

    Subsequent receivables may have been originated by Arcadia Financial at a later date using credit criteria different from the criteria applied with respect to the initial receivables. See "Risk Factors" and "The Receivables Pool" in this prospectus supplement.

ACCOUNTS

    The servicer will establish and maintain one or more collection accounts, in the name of the indenture trustee on behalf of the noteholders, into which all payments made on or with respect to the receivables will be deposited. The servicer will also establish and maintain an account, in the name of the indenture trustee on behalf of the noteholders, in which amounts released from the collection account for distribution to noteholders will be deposited and from which all distributions to noteholders will be made. The collection account and the note distribution account are collectively referred to in this prospectus supplement as the designated accounts. See "Description of the Purchase Agreements and the Trust Documents--Collections" in the accompanying prospectus.

    In addition to the designated accounts, the servicer will also establish and will maintain the pre-funding account in the name of the indenture trustee on behalf of the noteholders.

    The servicer will also establish and maintain a reserve account in the name of the indenture trustee on behalf of the noteholders. On the closing date, we will deposit an amount equal to the requisite reserve amount as of the closing date in the reserve account. On each draw date during the funding period, if the available funds are insufficient to distribute the amounts described in clauses 1-6 of the paragraph describing the distribution of available funds under "--Distributions" below, the indenture trustee will withdraw from the reserve account the amount of this shortfall (but in no event more than the difference between (1) the amount on deposit in the reserve account and (2) the requisite reserve amount for the related distribution date), and deposit this amount in the collection account.

On each subsequent transfer date, the servicer will recalculate the requisite reserve amount, and any funds in the reserve account in excess of this amount will be distributed to us. If the amount in the reserve account on the subsequent transfer date is less than the requisite reserve amount, this amount will be transferred to the reserve account from the funds that would otherwise be paid to us from the pre-funding account.

    The requisite reserve amount as of any date during the funding period will equal the product of

    (1) the difference between (A) the weighted average of the interest rates for each class of notes (based on the outstanding principal amount of each class of notes on that date) and (B) the assumed yield (2.5% per year) of investments of funds in the pre-funding account, divided by 360;

    (2) the pre-funded amount on such date; and

    (3) the number of days remaining until the distribution date in December
       1999.

    Funds in the designated accounts, the pre-funding account and the reserve account will be invested in eligible investments, and investment earnings will be added to available funds on each distribution date.

DISTRIBUTIONS

    On or before the sixth business day prior to each distribution date, the servicer will deliver to the indenture trustee, the owner trustee, Financial Security and each rating agency a certificate setting forth, among other things, the following amounts with respect to the preceding monthly period and the related distribution date:

    (1) the amount of funds in the collection account allocable to collections on the receivables in the preceding monthly period, excluding any monthly advances and any purchase amounts;

    (2) the purchase amount of all receivables repurchased by Arcadia Financial or the servicer as of the related deposit date;

    (3) the monthly advances made by the servicer and the amounts which the servicer is entitled to be reimbursed for prior monthly advances;

    (4) the amount of available funds;

    (5) the noteholders' interest distributable amount;

    (6) the noteholders' principal distributable amount; and

    (7) the servicing fee.

    On each distribution date, the servicer shall instruct the indenture trustee to distribute the available funds in the following order of priority:

    (1) To the servicer, the amount the servicer is entitled to be reimbursed for prior monthly advances;

    (2) To the indenture trustee and the owner trustee, any accrued and unpaid trustees' fees and any accrued and unpaid fees of the separate lockbox bank, custodian, backup servicer, indenture collateral agent, administrator or collateral agent (in each case, to the extent fees have not been previously paid by the servicer or Arcadia Financial);

    (3) To the servicer, the servicing fee for the related monthly period;

    (4) To the note distribution account, the noteholders' interest distributable amount;

    (5) To the note distribution account, the noteholders' principal distributable amount, to be distributed:

       - first to the Class A-1 noteholders in reduction of principal until the principal balance of the Class A-1 notes has been reduced to zero,

       - then to the Class A-2 noteholders in reduction of principal until the principal balance of the Class A-2 notes has been reduced to zero and

       - then to the Class A-3 noteholders in reduction of principal until the principal balance of the Class A-3 notes has been reduced to zero;

    (6) To Financial Security, any amounts owing to Financial Security under the insurance agreement and not paid; and

    (7) Any available funds remaining in the collection account after distributing the amounts described above will be payable to us as compensation for obtaining the note policy, paying the premiums and maintaining all necessary related arrangements for the benefit of Financial Security (this compensation, including amounts paid to Financial Security described above, will be referred to as the credit enhancement fee), but shall be transferred to a financial institution acting as collateral agent on behalf of Financial Security, the indenture trustee and the owner trustee and the trustees for other trusts and warehousing facilities established and to be established by us. Unless an insurer default has occurred and is continuing, Financial Security will control the disposition of any funds held by the collateral agent.

    If the notes are accelerated following an event of default under the indenture, amounts collected will be distributed in the order described above.

    The following sets forth an example of the application of the foregoing to a hypothetical monthly distribution:

September 1--September 30.....  MONTHLY PERIOD.  Scheduled payments and any prepayments and other collections on the
                                receivables are received and deposited into
                                the collection account.
October 6.....................  DEPOSIT DATE.  On or before this date,
                                Arcadia Financial and the servicer will make
                                required payments of purchase amounts to the
                                collection account.
October 7.....................  DETERMINATION DATE.  On or before this date the servicer will deposit all monthly
                                advances and notify the indenture trustee of,
                                among other things, the amounts available in
                                the collection account and the amounts
                                required to be distributed on the
                                distribution date.
October 12....................  DRAW DATE.  On this date, the indenture trustee will withdraw funds, if necessary,
                                from the reserve account (during the funding
                                period and subject to the limitation
                                described under "--Accounts") and deposit
                                these funds in the collection account. In
                                addition, the indenture trustee will make any
                                required claims under the note policy if the
                                funds in the note distribution account (plus
                                any amounts deposited therein by the
                                collateral agent) are insufficient to pay in
                                full the noteholders' distributable amount.
October 14....................  RECORD DATE.  Distributions on the
                                distribution date will be made to noteholders
                                of record at the close of business on this
                                date.
October 15....................  DISTRIBUTION DATE.  The indenture trustee will reimburse the servicer for prior monthly
                                advances, pay all accrued and unpaid
                                trustees' fees and other administrative fees
                                of the trust, pay the servicing fee and
                                distribute to noteholders all amounts in the
                                note distribution account. The indenture
                                trustee will pay any amounts owing to
                                Financial Security and will transfer the
                                credit enhancement fee to the collateral
                                agent.

    For the purposes outlined above, the following terms shall have the following meanings:

    "AVAILABLE FUNDS" means, with respect to any distribution date, the sum of the collected funds, any purchase amounts, all monthly advances and all earnings from the investment of funds in the collection account, the pre-funding account and the reserve account during the monthly period.

    "LIQUIDATED RECEIVABLE" means a receivable as to which:

    (1) 91 days have elapsed since the servicer repossessed the related financed vehicle;

    (2) the servicer has determined in good faith that all amounts it expects to recover have been received; or

    (3) all or some portion of a scheduled payment has become more than 180 days past due.

    "NOTEHOLDERS' DISTRIBUTABLE AMOUNT" means, with respect to any distribution date, the sum of the noteholders' principal distributable amount and the noteholders' interest distributable amount.

    "NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, with respect to any distribution date and a class of notes, the excess of the noteholders' interest distributable amount for that class for the preceding distribution date, over the amount in respect of interest that was actually deposited in the note distribution account with respect to that class on the preceding distribution date, plus interest on the amount of interest due but not paid to noteholders of the class on the preceding distribution date, to the extent permitted by law, at the interest rate borne by that class of notes from the preceding distribution date to but excluding the current distribution date.

    "NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any distribution date, the sum of the noteholders' monthly interest distributable amount for each class of notes for that distribution date and the noteholders' interest carryover shortfall for each class of notes for that distribution date.

    "NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any distribution date, the sum of the interest amounts payable on each class of notes. The interest amounts payable with respect to the notes shall equal the product of the outstanding principal balance of such class and the interest rate on the class multiplied by a fraction whose numerator is the number of days in the interest period (assuming each month is composed of 30 days) and whose denominator is 360. The outstanding principal balance for each interest period is measured as of the preceding distribution date (after giving effect to all payments of principal to the noteholders on or prior to such distribution date) or, in the case of the initial interest period, as of the closing date.

    "NOTEHOLDERS' MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any distribution date, 100% of the principal distribution amount.

    "NOTEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL" means, as of the close of any distribution date, the excess of the noteholders' principal distributable amount for the preceding distribution date over the amount in respect of principal that was actually deposited in the note distribution account on such distribution date.

    "NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any distribution date (other than the final scheduled distribution date for any class of notes), the sum of the noteholders' monthly principal distributable amount for such distribution date and the noteholders' principal carryover shortfall as of the close of the preceding distribution date. The noteholders' principal distributable amount on the final scheduled distribution date for any class of notes will equal the sum of

    (1) the noteholders' monthly principal distributable amount for such distribution date;

    (2) the noteholders' principal carryover shortfall as of the close of the preceding distribution date; and

    (3) the excess of the outstanding principal balance of such class of notes, if any, over the amounts described in clauses (1) and (2).

    "PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any distribution date, the amount equal to the sum of the following amounts with respect to the related monthly period:

    (1) that portion of all collections on receivables (other than liquidated receivables and purchased receivables) allocable to principal, including all full and partial prepayments received during such monthly period;

    (2) the aggregate unpaid principal balance of all receivables (other than the purchased receivables) that became liquidated receivables during the monthly period;

    (3) the aggregate principal balances of all receivables that became purchased receivables as of the last day of the prior monthly period, and, at the option of Financial Security, the principal balance of each receivable that was required to be, but was not, so repurchased; and

    (4) the aggregate amount of any reductions in the principal balance of receivables as a result of a court order in an insolvency proceeding.

    "PURCHASED RECEIVABLE" means a receivable:

    (1) (A) that Arcadia Financial or the seller has become obligated to repurchase (or, under certain circumstances, has elected to repurchase) as a result of an uncured breach by Arcadia Financial or us of a representation or warranty made by Arcadia Financial or us with respect to such receivable or (B) that the servicer has become obligated to repurchase (or, under certain circumstances, has elected to repurchase) as a result of an uncured breach of the covenants made by it with respect to such receivable; and

    (2) as to which the related purchase amount has been deposited in the collection account by Arcadia Financial, us or the servicer, as the case may be, on or before the related deposit date.

STATEMENTS TO NOTEHOLDERS

    On or prior to each distribution date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to the noteholders on the distribution date. This statement will be based on the information in the related servicer's certificate setting forth certain information required under the trust documents. Each statement to be delivered to noteholders will include the following information as to the notes, with respect to the distribution date or the period since the previous distribution date, as applicable:

    (1) the amount of the distribution allocable to interest on or with respect to the notes;

    (2) the amount of the distribution allocable to principal on or with respect to the notes;

    (3) the amount of the distribution payable pursuant to a claim on the note policy or out of amounts on deposit with the collateral agent;

    (4) the aggregate outstanding principal balance and the note pool factor for each class of notes after giving effect to all payments reported under
       (2) above on the distribution date;

    (5) the noteholders' interest carryover shortfall and the noteholders' principal carryover shortfall, if any, and the change in these amounts from the preceding statement;

    (6) the amount of the servicing fee paid to the servicer with respect to the related monthly period or periods, as the case may be;

    (7) for each distribution date during the funding period, the remaining pre-funded amount, the amount in the pre-funding account and the amount remaining in the reserve account, and all investment earnings on such funds; and

    (8) for the first distribution date that is on or immediately following the end of the funding period, the amount of any remaining pre-funded amount that has not been used to fund the purchase of subsequent receivables and is being passed through as payments of principal on the notes.

    Each amount set forth pursuant to subclauses (1) through (6) with respect to the notes will be expressed as a dollar amount per $1,000 of the initial principal amount of the notes.

    Unless and until definitive notes are issued, these reports will be sent on behalf of the trust to Cede & Co., as registered holder of the notes and the nominee of The Depository Trust Company ("DTC"). Note owners may receive copies of these reports upon written request, together with a certification that they are note owners and payment of any expenses associated with the distribution of these reports, from the indenture trustee. See "Reports to Noteholders" in this prospectus supplement and "Information Regarding the Securities" in the accompanying prospectus.

    Within the required period of time after the end of each calendar year, the indenture trustee will furnish to each person who at any time during the calendar year was a noteholder, a statement as to the aggregate amounts of interest and principal paid to the noteholder, information regarding the amount of servicing compensation received by the servicer and other information as we deem necessary to enable the noteholder to prepare its tax returns. See "Federal Income Tax Consequences" in this prospectus supplement.

                                THE NOTE POLICY

    The following paragraphs summarize the material terms of the financial guaranty insurance policy issued by Financial Security. This summary is qualified by reference to the provisions of the note policy, a form of which has been filed as an exhibit to the registration statement of which this prospectus supplement is a part.

    Simultaneously with the issuance of the notes, Financial Security will deliver the note policy to the indenture trustee for the benefit of each noteholder. Under the note policy, Financial Security will unconditionally and irrevocably guarantee to the indenture trustee for the benefit of each noteholder the full and complete payment of

    (1) scheduled payments on the notes; and

    (2) the amount of any scheduled payment which subsequently is avoided in whole or in part as a preference payment under applicable law.

In the event the indenture trustee fails to make a claim under the note policy, noteholders do not have the right to make a claim directly under the note policy, but may sue to compel the indenture trustee to do so.

    Scheduled payments means payments which are scheduled to be made on the notes during the term of the note policy in accordance with the original terms of the notes when issued and without regard to any subsequent amendment or modification of the notes or the indenture that has not been consented to by Financial Security, which payments are

    (1) the noteholders' interest distributable amount; and

    (2) the noteholders' principal distributable amount; scheduled payments do not include payments which become due on an accelerated basis as a result of (a) a default by the trust, (b) an election by the trust to pay principal on an accelerated basis, (c) the occurrence of an event of default under the indenture or (d) any other cause, unless Financial Security elects, in its sole discretion, to pay in whole or in part the principal due upon acceleration, together with any accrued interest to the date of acceleration.

In the event Financial Security does not so elect, the note policy will continue to guarantee scheduled payments due on the notes in accordance with their original terms. Scheduled payments shall not include (a) any portion of a noteholders' interest distributable amount due to noteholders because the appropriate notice and certificate for payment in proper form was not timely received by Financial Security, (b) any portion of a noteholders' interest distributable amount due to noteholders representing interest on any noteholders' interest carryover shortfall accrued from and including the date of payment of the amount a noteholders' interest carryover shortfall pursuant to the note policy, or (c) any note prepayment amounts or any note prepayment premium, unless, in each case, Financial Security elects, in its sole discretion, to pay the amount in whole or in part. Scheduled payments shall not include any amounts due in respect of the notes attributable to any increase in interest rates, penalties or other sums payable by the trust by reason of a default or event of default in respect of the notes, or by reason of a deterioration of the creditworthiness of the trust, nor shall scheduled payments include, nor shall coverage be provided under the note policy in respect of, any taxes, withholding or other charges with respect to any noteholder imposed by any governmental authority due in connection with the payment of any scheduled payments to a noteholder.

    Payment of claims on the note policy made in respect of scheduled payments will be made by Financial Security following receipt by Financial Security of the appropriate notice for payment on the later to occur of:

    (1) 12:00 noon, New York City time, on the third business day following receipt of such notice for payment; and

    (2) 12:00 noon, New York City time, on the date on which payment was due on the notes.

    If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the note policy, Financial Security shall cause payment to be made no earlier than the first to occur of

    (1) the fourth business day following receipt by Financial Security from the indenture trustee of:

       (a) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that the noteholder is required to return principal or interest paid on the notes during the term of the note policy because payments were avoidable as preference payments under applicable bankruptcy law;

       (b) a certificate of the noteholder that the order has been entered and is not subject to any stay; and

       (c) an assignment duly executed and delivered by the noteholder, in a form as is reasonably required by Financial Security and provided to the noteholder by Financial Security, irrevocably assigning to Financial Security all rights and claims of the noteholder relating to or arising under the notes against the trust or otherwise with respect to a preference payment; or

    (2) the date of receipt by Financial Security from the indenture trustee of the items referred to in clauses (a), (b) and (c) above if, at least four business days before the date of receipt, Financial Security shall have received written notice from the indenture trustee that these items were to be delivered on that date and that date was specified in that notice.

This payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order and not to the indenture trustee or any noteholder directly, unless a noteholder has previously paid this amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order, in which case the payment shall be disbursed to the indenture trustee for distribution to the noteholder upon proof of such payment reasonably satisfactory to Financial Security. In connection with this, Financial Security shall have the rights provided in the indenture.

OTHER PROVISIONS OF THE NOTE POLICY

    The terms receipt and received, with respect to the note policy, shall mean actual delivery to Financial Security and to its fiscal agent, if any, before 12:00 noon, New York City time, on a business day; delivery either on a day that is not a business day or after 12:00 noon, New York City time, shall be deemed to be received on the next succeeding business day. If any notice or certificate given under the note policy by the indenture trustee or the owner trustee, as the case may be, is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been received, and Financial Security or its fiscal agent shall promptly so advise the indenture trustee or the owner trustee and the indenture trustee or the owner trustee may submit an amended notice.

    Under the note policy, "business day" means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in the City of New York or Minneapolis, Minnesota or any other location of any successor servicer, successor owner trustee or successor collateral agent are authorized or obligated by law, executive order or governmental decree to be closed.

    Financial Security's obligations under the note policy in respect of scheduled payments shall be discharged to the extent funds are transferred to the indenture trustee as provided in the note policy whether or not funds are properly applied by the indenture trustee or the owner trustee.

    Financial Security shall be subrogated to the rights of each noteholder to receive payments of principal and interest to the extent of any payment by Financial Security under the note policy.

    Claims under the note policy constitute direct, unsecured and unsubordinated obligations of Financial Security ranking not less than on par with other unsecured and unsubordinated indebtedness of Financial Security for borrowed money. Claims against Financial Security under each other financial guaranty insurance policy ranking on par with claims against the general assets of Financial Security. The terms of the note policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the trust. The note policy may not be canceled or revoked prior to distribution in full of all scheduled payments. The note policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. The note policy is governed by the laws of the State of New York.

                        FEDERAL INCOME TAX CONSEQUENCES

    The following is a general discussion of certain federal income tax consequences relating to the purchase, ownership, and disposition of the notes. The discussion is based upon the current provisions of the Internal Revenue Code, the treasury regulations promulgated under the Internal Revenue Code and judicial or ruling authority, all of which are subject to change, which under the Internal Revenue Code may be retroactive. The discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Moreover, there are no cases or Internal Revenue service rulings on similar transactions involving a trust issuing debt with terms similar to those of the notes. As a result, the service may disagree with all or a part of the discussion below. Investors should consult their own tax advisors to determine the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the notes.

    The trust will be provided with an opinion of Dorsey & Whitney LLP, our counsel, regarding certain federal income tax matters discussed below. Such an opinion, however, is not binding on the service or the courts. No ruling on any of the issues discussed below will be sought from the service.

TAX CHARACTERIZATION OF THE TRUST

    Dorsey & Whitney LLP will deliver its opinion that the trust will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes, with the result that the trust itself will not be subject to federal income tax. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

    If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income on the receivables, possibly reduced by its interest expense on the notes. This sort of corporate income tax could materially reduce cash available to make payments on the notes.

TAX CONSEQUENCES TO NOTEHOLDERS

    TREATMENT OF THE NOTES AS INDEBTEDNESS. The owner trustee, on behalf of the trust, will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Dorsey & Whitney LLP will deliver its opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

    INTEREST INCOME ON THE NOTES. As a general rule, interest paid or accrued on the notes, as well as market discount and original issue discount, if any, will be treated as ordinary income to the noteholders. A noteholder using the accrual method of accounting for federal income tax purposes is required to include interest paid or accrued on the notes in ordinary income as this interest accrues, while a noteholder using the cash receipts and disbursements method of accounting for federal income tax purposes must include this interest in ordinary income when payments are received, or made available for receipt, by the noteholder. It is anticipated that the notes will not be issued with original issue discount within the meaning of section 1273 of the Internal Revenue Code, and that the trust will not take any original issue discount deduction with respect to the notes.

    MARKET DISCOUNT. The notes, whether or not issued with original issue discount, will be subject to the market discount rules of section 1276 of the Internal Revenue Code. In general, these rules provide that if a noteholder purchases the note at a market discount, such as a discount from its original issue price plus any accrued original issue discount, that exceeds a de minimis amount specified in the Internal Revenue Code, and after that recognizes gain upon a disposition, the lesser of such gain or the accrued market discount will be taxed as ordinary interest income.

    Generally, the accrued market discount will be the total market discount on the note multiplied by a fraction, the numerator of which is the number of days the noteholder held the note and the denominator of which is the number of days after the date the noteholder acquired the note until and including its maturity date. The noteholder may elect, however, to determine accrued market discount under the constant-yield method, which election shall not be revoked without the consent of the service.

    Limitations imposed by the Internal Revenue Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A noteholder may elect to include market discount in gross income as it accrues and, if the noteholder makes this an election, is exempt from this rule. The adjusted basis of a note subject to this election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition. Any such election to include market discount in gross income as it accrues shall apply to all debt instruments held by the noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the Internal Revenue Service.

    AMORTIZABLE BOND PREMIUM. In general, if a noteholder purchases a note at a premium, for example, an amount in excess of the amount payable upon the maturity, the noteholder will be considered to have purchased the note with amortizable bond premium equal to the excess amount. The noteholder may elect to deduct the amortizable bond premium as it accrues under a constant-yield method over the remaining term of the note. The noteholder's tax basis in the note will be reduced by the amount of the amortizable bond premium deducted. Any election shall apply to all debt instruments, other than instruments the interest on which is excludible from gross income, held by the noteholder at the beginning of the first taxable year to which the election applies or after that acquired and is irrevocable without the consent of the service. Bond premium on a note held by a noteholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the note.

    SALE OR OTHER DISPOSITION. If a noteholder sells a note, the noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the noteholder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder generally will equal the noteholder's cost for the note, increased by any market discount, original issue discount and gain previously included by the noteholder in income with respect to the note and decreased by principal payments previously received by the noteholder and the amount of bond premium previously amortized with respect to the note. Any such gain or loss will be a capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any such capital gain would be taxed at long-term rates if the note is held for more than 12 months and at short-term rates if held for not more than 12 months. Capital losses generally may be used only to offset capital gains.

    FOREIGN HOLDERS. Generally, interest paid to a noteholder who is a nonresident alien individual or a foreign corporation and who does not hold the note in connection with a United States trade or business will be treated as portfolio interest and therefore will be exempt from the 30% withholding tax. This noteholder will be entitled to receive interest payments on the notes free of United States federal income tax, provided that the noteholder periodically provides the indenture trustee, or other person who would otherwise be required to withhold tax, with a statement certifying under penalty of perjury that the noteholder is not a United States person and providing the name and address of the noteholder and will not be subject to federal income tax on gain from the disposition of a note unless the noteholder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other requirements are met.

    TAX ADMINISTRATION AND REPORTING. The indenture trustee will furnish to each noteholder with each distribution a statement setting forth the amount of the distribution allocable to principal and to interest. Reports will be made annually to the Internal Revenue Service and to holders of record that are not excepted from the reporting requirements regarding the information as may be required with respect to interest and original issue discount, if any, with respect to the notes.

    BACKUP WITHHOLDING. Under certain circumstances, a noteholder may be subject to backup withholding at a 31% rate. Backup withholding may apply to a noteholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the indenture trustee. Backup withholding may apply, under some circumstances, to a noteholder who is a foreign person if the noteholder fails to provide the indenture trustee or the noteholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the note. Backup withholding, however, does not apply to payments on a note made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. You should consult your tax advisors for additional information concerning the potential application of backup withholding to payments received by you on a note.

    POSSIBLE ALTERNATIVE TREATMENT OF THE NOTES. If, contrary to the opinion of Dorsey & Whitney LLP, the IRS successfully asserted that the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be taxable as a corporation with the adverse consequences described above, and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of Dorsey & Whitney LLP, the trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a partnership could have adverse tax consequences to some holders. For example, income to foreign holders generally would be subject to federal tax and federal tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. The servicer has indemnified the trust for any liability asserted against the trust for any withholding or other tax liability.

    The federal tax discussion above is included for general information only and may not be applicable depending upon your particular tax situation. Prospective purchasers should consult their tax advisors about the tax consequences to them of the purchase, ownership and disposition of notes, including the tax consequences under state, local, foreign, and other tax laws and the possible effects of changes in federal or other tax laws.

                              ERISA CONSIDERATIONS

    Section 406 of ERISA, and/or Section 4975 of the Internal Revenue Code, prohibits a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and some types of Keogh plans from engaging in some transactions with persons that are parties in interest under ERISA or disqualified persons under the Internal Revenue Code with respect to a benefit plan. A violation of these prohibited transaction rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for these persons. Title I of ERISA also requires that fiduciaries of a benefit plan subject to ERISA make investments that are prudent, diversified, except if prudent not to do so, and in accordance with governing plan documents.

    Some transactions involving the purchase, holding or transfer of the securities might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code if assets of the trust were deemed to be assets of a benefit plan. Under a regulation issued by the United States Department of Labor (the "plan assets regulation"), the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Internal Revenue Code only if the benefit plan acquires an equity interest in the trust and none of the exceptions contained in the plan assets regulation is applicable. An equity interest is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, we believe that, at the time of their issuance, the notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the trust incurred losses. However, without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the trust, the owner trustee or the indenture trustee, the owner of collateral, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to a benefit plan. In this case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are:

    - prohibited transaction class exemption 90-1, regarding investments by insurance company pooled separate accounts;

    - prohibited transaction class exemption 95-60 regarding investments by insurance company general accounts;

    - prohibited transaction class exemption 91-38 regarding investments by bank collective investment funds;

    - prohibited transaction class exemption 84-14, regarding transactions effected by qualified professional asset managers; and

    - prohibited transaction class exemption 96-23 regarding transactions effected by in-house asset managers.

    Employee benefit plans that are governmental plans and some church plans are not subject to ERISA requirements; however, these plans may be subject to comparable state law restrictions.

    If you are a plan fiduciary considering the purchase of notes, you should consult your tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING

    The underwriters named below have agreed, severally and not jointly, and subject to the terms and conditions in the underwriting agreement dated September 9, 1999 to purchase from the trust the respective principal amounts of the notes shown opposite their names below:

                                                               PRINCIPAL AMOUNT   PRINCIPAL AMOUNT   PRINCIPAL AMOUNT
                                                                 OF CLASS A-1       OF CLASS A-2       OF CLASS A-3
                                                                     NOTES              NOTES              NOTES
                                                               -----------------  -----------------  -----------------

Credit Suisse First Boston Corporation.......................    $  88,000,000      $  55,000,000      $  76,000,000
Banc of America Securities LLC...............................    $  33,000,000      $  20,000,000      $  28,000,000
Chase Securities Inc.........................................    $  33,000,000      $  20,000,000      $  28,000,000
J.P. Morgan Securities Inc...................................    $  88,000,000      $  55,000,000      $  76,000,000
                                                               -----------------  -----------------  -----------------
    Total....................................................    $ 242,000,000      $ 150,000,000      $ 208,000,000
                                                               -----------------  -----------------  -----------------
                                                               -----------------  -----------------  -----------------

    The underwriters have advised us, as seller, that the underwriters propose to offer the notes to the public initially at the public offering prices shown on the cover page of this prospectus supplement and to some dealers at those prices less a concession not in excess of:

    - 0.10% per Class A-1 note,

    - 0.13% per Class A-2 note, and

    - 0.15% per Class A-3 note.

The underwriters may allow, and those dealers may reallow, a discount not in excess of:

    - 0.075% per Class A-1 note,

    - 0.100% per Class A-2 note, and

    - 0.125% per Class A-3 note.

After the initial public offering, the public offering prices of the notes and concessions and discounts may be changed by the underwriters.

    The underwriting agreement provides that the obligations of the underwriters are subject to various conditions precedent and that the underwriters will be obligated to purchase all of the notes, if any are purchased. The underwriting agreement provides that, in the event of a default by an underwriter, in some circumstances the purchase commitments of the non-defaulting underwriter may be increased or the underwriting agreement may be terminated.

    The underwriters have advised us that discretionary sales are not expected to exceed 5% of the principal amount of the securities being offered.

    Each of the underwriters severally represents and agrees that:

    (1) it has not offered or sold and before the date six months after the date of issue of the notes will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

    (2) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom; and

    (3) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements)

       (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

    The notes are new issues of securities with no established trading market. The underwriters have advised us that they intend to act as market makers for the notes. However, the underwriters are not obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for the notes.

    Together with Arcadia Financial, we have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make with respect to those liabilities.

    The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

    - Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

    - Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

    - Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions.

    - Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the notes to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

    Banc of America Securities LLC or its affiliates, Chase Securities Inc. or its affiliates, Credit Suisse First Boston Corporation or its affiliates and J.P. Morgan Securities Inc. or its affiliates provide warehousing facilities or provide liquidity for warehouse facilities to Arcadia Financial and an affiliate of Chase Securities Inc. acts as indenture trustee under some of Arcadia Financial's other securitization transactions. Each underwriter may perform other customary investment banking services for Arcadia Financial.

                                 LEGAL MATTERS

    There are some matters concerning the validity of the notes and about the federal income tax matters discussed under "Federal Income Tax Consequences" in this prospectus supplement that will be passed upon for us by Dorsey & Whitney LLP, Minneapolis, Minnesota. The validity of the notes will be passed upon for the underwriters by Mayer, Brown & Platt, New York, New York. Some legal matters relating to the note policy will be passed upon for Financial Security by the office of its General Counsel. Financial Security is represented by Dewey Ballantine LLP, New York, New York.

                                    EXPERTS

    The consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this prospectus supplement, have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

PROSPECTUS

                     ARCADIA AUTOMOBILE RECEIVABLES TRUSTS
                   AUTOMOBILE RECEIVABLES-BACKED CERTIFICATES
                      AUTOMOBILE RECEIVABLES-BACKED NOTES

                            ------------------------

                       ARCADIA RECEIVABLES FINANCE CORP.
                                    (SELLER)

                            ------------------------

                             ARCADIA FINANCIAL LTD.
                                   (SERVICER)

                            ------------------------

    We are offering automobile receivables-backed certificates and automobile receivables-backed notes under this prospectus and a prospectus supplement. We, Arcadia Receivables Finance Corp., a wholly owned subsidiary of Arcadia Financial Ltd., will form a new trust to issue each new series of securities, and each trust will issue the securities of that series. The securities of any series may be composed of several different classes.

    The assets of each trust will include a pool of retail installment sales contracts and promissory notes purchased by Arcadia Financial from motor vehicle dealers. The trust property will be secured by new and used automobiles and light trucks, monies paid or payable after a cutoff date, an assignment of Arcadia Financial's security interests in the financed vehicles, and other property, as more fully described in this prospectus and in the prospectus supplement. The trust property will also include monies in accounts to be established with an indenture trustee or an owner trustee. Arcadia Financial will use these monies to purchase subsequent receivables from time to time during a pre-funding period specified in the prospectus supplement.

    Each class of securities of any series will represent the right to payments in the amounts and at the times described in the prospectus supplement. The right of each class of securities to receive payments may be senior or subordinate to the rights of one or more other classes in that series. Payments on certificates will be subordinated in priority to payments on notes as described in this prospectus and in the prospectus supplement.

                            ------------------------

THE SECURITIES WILL REPRESENT OBLIGATIONS OF THE RELATED TRUST AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF ARCADIA RECEIVABLES FINANCE CORP., ARCADIA FINANCIAL OR ANY AFFILIATE OF EITHER ENTITY.

                            ------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATIONS TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the securities unless accompanied by a Prospectus Supplement.

                            ------------------------

               The date of this Prospectus is September 9, 1999.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

    We tell you about the securities in two separate documents that progressively provide more detail:

    (1) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and

    (2) the prospectus supplement for the particular terms of your series of securities.

    You should rely only on the information contained in this document or information to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

                                   THE TRUSTS

    For each series of securities, we will establish a trust under the related trust documents. Before the sale and assignment of the receivables under the related trust documents, the trust will have no assets or obligations. The trust will not engage in any business activity other than acquiring and holding the trust property, issuing the certificates and the notes of a series and distributing payments.

    Each certificate will represent a fractional undivided interest in, and each note will represent an obligation of, the related trust. The trust property of each trust will include, among other things,

    (1) a receivables pool,

    (2) all monies paid or payable after the cutoff date (as specified in the prospectus supplement),

    (3) any amounts as from time to time may be held in the lockbox account, the collection account (including all investments in the collection account and all income from the investment of funds and all proceeds) and certain other accounts (including all proceeds),

    (4) an assignment of the security interests of Arcadia Financial in the financed vehicles securing the related receivables,

    (5) an assignment of the right to receive proceeds from the exercise of rights against dealers under dealer agreements between Arcadia Financial and various dealers and the assignment of rights in respect of each related receivable from the applicable dealer to Arcadia Financial,

    (6) an assignment of the right to receive proceeds from claims on some insurance policies covering the related financed vehicles or obligors,

    (7) an assignment of our rights, as the seller, under the related purchase agreement, and

    (8) other rights as specified under related trust documents. See "The Receivables" and "Description of the Purchase Agreements and the Trust Documents--Collections" in this prospectus.

The trust property will also include, if so specified in the prospectus supplement, monies on deposit in a pre-funding account to be established with the indenture trustee or the owner trustee, which Arcadia Financial will use to purchase subsequent receivables from us from time to time during the pre-funding period specified in the prospectus supplement. Any subsequent receivables so purchased will be included in the related receivables pool forming part of the trust property, subject to the prior rights of the related indenture trustee and noteholders. In addition, to the extent specified in the prospectus supplement, a financial guaranty insurance policy or some other form of credit enhancement may be issued to or held by the owner trustee or the indenture trustee for the benefit of holders of one or more classes of securities.

    Arcadia Financial, as the servicer, will service the receivables held by each trust and will receive fees for their services. See "Description of the Purchase Agreements and the Trust Documents--Servicing Compensation" in this prospectus. Unless otherwise specified in the prospectus supplement, Arcadia

Financial, on behalf of each trust, will hold the original installment sales contract or promissory note as well as copies of documents and instruments relating to each receivable and evidencing the security interest in the financed vehicle securing each receivable. In order to protect the trust's ownership interest in the receivables, Arcadia Financial and the seller will each file a UCC-1 financing statement in Minnesota to give notice of the trust's ownership of the related receivables and the related trust property.

THE OWNER TRUSTEE

    The owner trustee for each trust will be specified in the prospectus supplement. The owner trustee's liability in connection with the issuance and sale of the securities of a series will be limited solely to the express obligations of the owner trustee set forth in the related trust documents. An owner trustee may resign at any time, in which event the general partner, if any, specified in the prospectus supplement, or if no general partner is specified, the servicer or its successor, will be obligated to appoint a successor trustee acceptable to the security insurer. The general partner or the servicer, with the consent of the security insurer, if any (prior to an insurer default), may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the related trust documents or if the owner trustee becomes insolvent. In those circumstances, the general partner or the servicer will be obligated to appoint a successor trustee acceptable to the security insurer. Any resignation or removal of an owner trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the prospectus supplement and will not become effective until acceptance of the appointment by the successor trustee.

                                   THE SELLER

    We, Arcadia Receivables Financial Corp., are a wholly owned subsidiary of Arcadia Financial Ltd., incorporated in the State of Delaware on February 3, 1993. We have been organized for the limited purposes of purchasing receivables from Arcadia Financial and transferring the receivables to trusts. Our principal executive offices are located at 7825 Washington Avenue South, Suite 410, Minneapolis, Minnesota 55439-2435, and our telephone number is (612) 942-9880.

    We have taken and will take steps in structuring the transactions to make it unlikely that a voluntary or involuntary application for relief by Arcadia Financial under any insolvency law will result in consolidation of our assets and liabilities with those of Arcadia Financial. First, we are a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing limitations (including restrictions on the nature of our business and a restriction on our ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of our directors and the holders of at least 66 2/3% of our outstanding common stock). Our certificate of incorporation requires that we have at least one director who is considered an independent director. We have no intention of filing a voluntary petition under insolvency laws unless our financial affairs merit such action.

                             ARCADIA FINANCIAL LTD.

    Arcadia Financial purchases, securitizes and services consumer automobile loans originated primarily by car dealers affiliated with major foreign and domestic manufacturers. It purchases consumer automobile loans through 18 regional buying centers located in 15 states. These buying centers are supplemented by a network of dealer development representatives who develop and maintain relationships with car dealers operating within each buying center's immediate market area or in surrounding market areas. Credit approval and loan processing are generally performed at the regional buying center or at the company's headquarters in Minneapolis, Minnesota. Arcadia Financial acts as the servicer of all loans it has originated and securitized in return for a monthly servicing fee. To perform its servicing responsibilities, Arcadia Financial operates a national customer service center in Minneapolis, Minnesota, and four regional collection centers located in Charlotte, North Carolina; Dallas, Texas; Denver, Colorado; and Minneapolis, Minnesota.

    Arcadia Financial's lending programs are designed to serve consumers who have limited access to traditional automobile financing, and its typical borrower has prior credit difficulties or a limited credit history. Because it serves consumers who are unable to meet the credit standards imposed by most traditional automobile financing sources, it generally charges interest at rates higher than those charged by traditional sources. Arcadia Financial also expects to sustain a higher level of credit losses than traditional sources because it provides financing to relatively high-risk borrowers. However, it considers substantially all of the loans it purchases to be in the "prime" or "non-prime" loan categories, not the "sub-prime" category.

    Arcadia Financial employs a risk-based pricing strategy for determining which loans to purchase. Its goal is to maximize the difference between the borrowers' interest rates and the level of net losses expected on the loans purchased. This strategy is based on comparing the terms the borrower wishes to obtain with the results of an evaluation of that borrower's credit characteristics according to underwriting and credit scoring criteria. Underwriting procedures focus on a borrower's credit characteristics and collateral value and do not distinguish between new and used vehicles. In the past, its products were marketed using two programs called Premier and Classic. However, in connection with enhancements to pricing strategy during 1998, Arcadia Financial determined that it was more appropriate to segregate loans into a multi-tiered risk-based pricing matrix. Arcadia Financial believes that this additional segmentation provides a higher level of precision in estimating future default rates and loan profitability. Analysis of loan loss reserves is based in part on the credit performance expected from each risk tier and on the proportion of loan portfolio in each of the tiers.

    Arcadia Financial funds initial purchases of loans primarily with money borrowed under "warehouse" facilities, which are arrangements that allow Arcadia Financial to borrow cash secured by the loans purchased with the cash. Arcadia Financial then "securitizes" the purchased loans, generally on a quarterly or more frequent basis. To "securitize" loans, Arcadia Financial transfers them through a special purpose subsidiary to a "securitization trust" that has been newly created for the transaction. The securitization trust issues one or more classes of debt securities called "asset-backed" securities and sells them to investors. When the sale of the securities is completed, Arcadia Financial recognizes an accounting gain on the sale of the loans.

    Each month, collections of principal and interest on the loans in each securitization trust are used by the trustee of that trust to pay the holders of the trust's asset-backed securities, to establish and maintain "spread accounts" as a source of cash to cover possible shortfalls in collections on the loans in the trust and to pay expenses associated with the securitization and the servicing of the loans. Any funds that remain are generally distributed to Arcadia Financial, subject to agreements with the security insurer for the securitization trusts.

    Arcadia Financial is a Minnesota corporation that was incorporated on March 8, 1990. Its principal executive offices are located at 7825 Washington Avenue South, Minneapolis, Minnesota 55439-2435, and its telephone number is (612) 942-9880.

                                THE RECEIVABLES

GENERAL

    Arcadia Financial purchases retail installment sales contracts and promissory notes secured by new and used motor vehicles from dealers who regularly originate and sell these kinds of contracts and notes. Arcadia Financial generally acquires these contracts or notes under dealer agreements and dealer assignments which obligate the dealer to repurchase the contract or note in the event of a breach by the dealer of its representations and warranties. These representations and warranties typically relate to the origination of a loan and the security interest in the related financed vehicle. The dealers' representations and warranties do not relate to the creditworthiness of the obligor under the loan or the collectibility of the loan and as a result, Arcadia Financial does not have recourse to dealers for credit losses on any loans.

UNDERWRITING

    Each applicant for a loan is required to complete and sign an application which lists the applicant's assets, liabilities, income, credit and employment history as well as other personal information. Upon receipt of the completed loan application, Arcadia Financial's administrative personnel enter pertinent information into Arcadia Financial's application processing system and a minimum of one credit bureau report is ordered. The credit bureau also provides Arcadia Financial with a credit score for each application, which is then utilized to determine in which risk tier the loan should be placed. In connection with Arcadia Financial's efforts to enhance its loan pricing process and risk management capabilities, management has engaged a nationally recognized credit source consulting company to assist in the development and implementation of a new proprietary credit scoring system which Arcadia Financial expects to begin using during 1999. During the development of the new scoring system, management has elected to outsource credit scoring to alleviate the need for system maintenance and allow its information systems personnel more time to assist in the score card development. Prior to 1998, Arcadia Financial utilized its own internally-developed credit scoring system.

    The credit scoring process assesses the quality of credit applicant profiles resulting in a statistical assessment of performance characteristics. Factors considered in the scoring process include the applicant's residential and employment stability, financial history, current financial capacity and historical record of meeting financial obligations, as well as terms of the loan being requested and other credit bureau information. Credit scoring is utilized by Arcadia Financial to differentiate credit applicants by credit risk in terms of expected default rates, thereby enabling Arcadia Financial to decide if the risk is acceptable and to determine the appropriate loan pricing and structure to compensate for the risk. Credit scoring further improves credit decision efficiencies since applications with high credit scores can generally be processed rapidly and credit decisions quickly communicated back to the dealer, while applications with credit scores below standards established by Arcadia Financial can be rejected without further processing and review by Arcadia Financial's personnel. This prioritization of applications allows for a more effective allocation of resources to applications which require more in-depth investigation.

    Arcadia Financial's underwriting and collateral guidelines as well as its credit scoring parameters provide the basis for lending decisions. However, qualitative judgement by Arcadia Financial's personnel with respect to an applicant's credit quality is a significant factor in the final credit decision. Approval of loans outside Arcadia Financial's credit scoring standard or with terms inconsistent with the risk-based pricing guidelines are generally subject to additional management review before approval. Arcadia Financial conducts internal compliance reviews on a monthly basis and also reviews the quality of the loans it purchases on a monthly basis with an eye to validating its credit strategies by comparing actual versus forecasted performance by risk tier.

    Upon completion of the underwriting process, Arcadia Financial decides whether it will approve, conditionally approve or deny the loan application as submitted. Conditioning approval of the application involves amending the dealer's proposed terms of the loan to qualify the application within acceptable risk parameters established by Arcadia Financial. Typical conditions include, but are not limited to, requiring a co-applicant, amending the length of the proposed term, requiring additional down payment, substantiating certain credit information, or requiring proof of resolution of certain credit deficiencies as noted on the applicant's credit history. Approved, declined or conditioned application decisions are promptly communicated to the dealer by phone or facsimile. Additionally, the applicant is informed by Arcadia Financial of any credit denial or other adverse action by mail, in compliance with applicable statutory requirements.

    Arcadia Financial regularly reviews the quality of the loans it purchases and conducts internal compliance reviews on a monthly basis.

SERVICING

    Arcadia Financial, as the initial servicer, will be responsible for managing, administering, servicing and making collections on the receivables held by each trust. In response to the rapid growth of its servicing portfolio and increase in the proportion of loans with higher risk characteristics included in the portfolio, Arcadia Financial substantially increased its servicing and collection staff and, in October 1996, implemented a strategy to regionalize its servicing and collection activities into four new locations:
Charlotte, North Carolina; Dallas, Texas; Denver, Colorado and Minneapolis, Minnesota. At December 31, 1998, Arcadia Financial employed over 844 service representatives and collection associates who are responsible for various aspects of the collection and repossession procedures, compared with 800 and 510 at December 31, 1997 and 1996, respectively. Arcadia Financial also substantially expanded the capacity of its highly automated telephone dialing systems (the "autodialer") in connection with its establishment of four regional servicing and collection centers and continues to use a computerized collection system to aid its service and collection employees. Arcadia Financial regularly evaluates its servicing staffing needs based on anticipated growth in its servicing portfolio and estimated delinquency and repossession rates.

    Arcadia Financial generally utilizes the autodialer initially to contact delinquent obligors. Based on parameters established by Arcadia Financial for each of its risk tiers, the autodialer will phone the obligor within five to ten days after the scheduled due date. Once the call is answered, the autodialer will immediately transfer the call to an available customer service representative located in one of Arcadia Financial's four regional collection centers and will automatically display the obligor's loan information on the representative's computer screen. The autodialer will continue to follow up with obligors at various times throughout the first 30 days after a scheduled due date (typically every third day) if previous efforts do not result in the account deficiency being cured. In addition to telephone inquiries, Arcadia Financial's computerized collection system generates past due notices which are typically mailed to the obligor at various intervals during the first 30 days after a past due date. The first correspondence is generally sent approximately 13 days after a past due date.

    If the collection effort during the first 20 days after a past due date does not result in a satisfactory resolution of the delinquent account, then the account is forwarded to collection specialists. These collection specialists will typically send a final demand letter to the delinquent obligor allowing the obligor a specified number of days to bring the account current. During this period, the collection specialist generally will make a recommendation as to whether the automobile should be repossessed or whether other action, such as a contract extension, should be taken.

    Arcadia Financial follows specific procedures with respect to contract extensions. Generally, an extension requires special circumstances, is based on a re-evaluation of the obligor's creditworthiness, and requires approval by a collection department manager. When an extension is granted, the maturity date of the receivable does not change and the interest for the delinquent period is added to the receivable balance. Under the trust documents, unless otherwise specified in the prospectus supplement, the servicer will not be permitted to extend the monthly payments of a receivable more than a maximum of two times in any twelve-month period, six months in the aggregate, and in no event later than the month preceding the final scheduled distribution date (as specified in the prospectus supplement). Subject to certain limited exceptions set forth in the trust documents, the servicer cannot, without the consent of any security insurer (prior to an insurer default), unless otherwise specified in the trust documents, otherwise agree to amend or modify any receivable. If an insurer default occurs, subject to certain limited exceptions, amendments and modifications of the receivables will not be permitted. See "Description of the Purchase Agreements and the Trust Documents--Servicing Procedures."

    Arcadia Financial uses unaffiliated independent contractors to perform repossessions. Once a Financed Vehicle is repossessed, a letter is sent giving the obligor a specified number of days to reinstate or redeem the financed vehicle in accordance with state law. At the expiration of the time period, Arcadia Financial will determine the method of sale and will repair (if necessary) and prepare the financed vehicle for sale. Arcadia Financial has historically sold repossessed financed vehicles through wholesale auto auctions and retail consignment lots. Although Arcadia Financial has historically liquidated a substantial portion of its repossessed inventory through retail consignment lots, Arcadia Financial determined in 1997 that its retail distribution channels were not sufficient to liquidate vehicles at a satisfactory pace and therefore decided to sell an increased proportion of repossessed vehicles through wholesale auctions. In 1998, Arcadia Financial discontinued its use of retail disposition channels. As a result, Arcadia Financial currently disposes of repossessed vehicles solely through wholesale auctions. Proceeds from the sale of the repossessed vehicle and other recoveries are usually not sufficient to cover the outstanding balance of the receivables, and the resulting deficiency is charged-off. Arcadia Financial may pursue collections of deficiencies when it deems these efforts to be appropriate.

    The present policy of Arcadia Financial is to charge off a Loan on the earlier of the date on which

    (1) the loan becomes 90 days delinquent, or

    (2) the related financed vehicle is repossessed and sold.

    Notwithstanding this policy, Arcadia Financial may elect not to charge off a loan that is 90 days delinquent if Arcadia Financial determines that it is likely to recover on a later date all or a portion of the outstanding loan balance upon repossession and sale, in which case the loan will be charged off when the related financed vehicle has been repossessed and sold.

Unless otherwise specified in the prospectus supplement, the related trust documents will define a "Liquidated Receivable" as a receivable as to which

    (1) the servicer has repossessed the financed vehicle and all applicable redemption periods have expired,

    (2) the servicer has determined in good faith that all amounts it expects to recover have been received, or

    (3) any scheduled payment thereon or any portion thereof has become more than 180 days past due.

INSURANCE

    Arcadia Financial requires each obligor to obtain a physical damage insurance policy naming Arcadia Financial as loss payee with respect to the financed vehicle. If any obligor is in default in the payment of a premium on its insurance policy, Arcadia Financial may obtain a replacement policy, paying the premium out of its own funds, and may require the obligor to pay the premium under an obligation separate from the contract or note evidencing the related loan.

DELINQUENCY, LOAN LOSS AND REPOSSESSION INFORMATION

    Certain information relating to Arcadia Financial's delinquency, loan loss and repossession experience with respect to all loans it has purchased and continues to service will be set forth in each prospectus supplement. This information will include the experience with respect to all loans in Arcadia Financial's portfolio of loans serviced, including loans which do not meet the criteria for selection as a receivable for any particular receivables pool. There can be no assurance that the delinquency, loan loss and repossession experience on any receivables pool will be comparable to prior experience.

SELECTION CRITERIA AND CERTAIN OTHER CHARACTERISTICS

    Information with respect to each receivables pool will be set forth in the prospectus supplement, including the criteria used to select the receivables, the composition of the receivables, the distribution of the receivables by annual percentage rate ("APR"), and the geographic concentration of the receivables in the pool.

                      YIELD AND PREPAYMENT CONSIDERATIONS

    Unless otherwise specified in the prospectus supplement, the receivables will be simple interest retail installment sales contracts and promissory notes. Payments on simple interest obligations are applied first to interest accrued through the payment date, and the remainder is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays an installment before its due date, the portion of the payment allocable to interest for the period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled. Conversely, if an obligor pays an installment after its due date, the portion of the payment allocable to interest will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized slower than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date. Any interest shortfalls resulting from early payment or prepayment of a receivable will be funded by collections on other receivables or, to the extent collections are insufficient, by payments under the policy issued by any security issuer or any other applicable form of credit enhancement described in the prospectus supplement.

    A substantial portion of the receivables will be prepayable, without premium or penalty, by obligors at any time. Prepayments also may result from liquidations due to default, receipt of proceeds from insurance policies, repurchases by Arcadia Financial of receivables, purchases by the servicer of receivables as a result of uncured breaches of covenants or as a result of us or the servicer exercising an option to purchase the receivables pool. See "Description of the Purchase Agreements and the Trust Documents." The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors. While Arcadia Financial does not maintain specific records for this purpose, it estimates that, based on its experience over the past four years, the monthly prepayment rate on the outstanding principal amount of the motor vehicle installment sales contracts it has originated and serviced, for itself and others, has been approximately 1.5%. However, no assurance can be given that the receivables included in any receivables pool will experience this rate of prepayment or any greater or lesser rate. No assurance can be given that prepayments on the receivables will conform to any estimated or actual historical experience, and no prediction can be made as to the actual prepayment rates which will be experienced on the receivables. Certificateholders and noteholders will bear all reinvestment risk resulting from the timing of payments of principal on the certificates or the notes.

    If specified in the prospectus supplement, some of the receivables included in a receivables pool may provide for level monthly payments during the scheduled term of the receivable but a substantially larger final payment at the scheduled maturity of the receivable (each a "balloon payment receivable"). Although it is likely that the inclusion of balloon payment receivables in a receivables pool would affect the weighted average lives of the related securities, no prediction can be made as to the nature or magnitude of this effect.

                                  POOL FACTOR

    The certificate pool factor for each class of certificates will be an eight-digit decimal which the servicer will compute indicating the certificate balance with respect to certificates on each distribution date, after giving effect to all distributions of principal made on the distribution date, as a fraction of the cutoff date certificate principal balance. The note pool factor for each class of notes, if any, will be an eight-digit decimal which the servicer will compute indicating the remaining outstanding principal balance with respect to the notes on each payment date, after giving effect to all distributions of principal on such payment date, as a fraction of the initial outstanding principal balance of such class of notes. Each certificate pool factor and each note pool factor will initially be 1.00000000; after that, the certificate pool factor and the note pool factor will decline to reflect reductions in the certificate balance of the applicable class of certificates or reductions in the outstanding principal balance of the applicable class of notes. The amount of a certificateholder's pro rata share of the certificate balance for the related class of certificates can be determined by multiplying the original denomination of the certificate by the then applicable certificate pool factor. The amount of a noteholder's pro rata share of the aggregate outstanding principal balance of the applicable class of notes can be determined by multiplying the original denomination of the note by the then applicable note pool factor.

    For each trust and under the related trust documents, the certificateholders and the noteholders will receive periodic reports from the owner trustee on each distribution date or payment date specifying the certificate pool factor or the note pool factor and containing various other items of information. Unless and until definitive certificates or definitive notes are issued, these reports will be sent on behalf of the trust to the owner trustee and the indenture trustee and Cede & Co., as registered holder of the certificates and the notes and the nominee of The Depository Trust Company ("DTC"). Certificateholders and noteholders may receive reports, upon written request, together with a certification that they are certificateholders or noteholders, and payment of any expenses associated with the distribution of the reports, from the owner trustee and the indenture trustee at the addresses specified in the prospectus supplement. See "Information Regarding the Securities--Statements to Securityholders" in this prospectus.

                                USE OF PROCEEDS

    Unless we specify otherwise in the prospectus supplement, the net proceeds to be received by us from the sale of each series of securities will be used to pay to Arcadia Financial the purchase price for the receivables and to make the deposit of the pre-funded amount into the pre-funding account, if any, to repay warehouse lenders and/or to provide for other forms of credit enhancement specified in the prospectus supplement. The net proceeds to be received by Arcadia Financial will be used to pay its warehouse loans, and any additional proceeds will be added to Arcadia Financial's general funds and used for its general corporate purposes. See "Arcadia Financial Ltd" in this prospectus.

                                THE CERTIFICATES

GENERAL

    A series of securities may include one or more classes of certificates issued under trust documents to be entered into among us, as seller, Arcadia Financial, as servicer, and the owner trustee, forms of which have been filed as exhibits to the registration statement of which this prospectus forms a part. The following summary does not claim to be complete and is subject to, and is qualified in its entirety by reference to, all of the material provisions of the trust documents. Where particular provisions or terms used in the trust documents are referred to, the actual provisions are incorporated by reference as part of this summary.

    If the certificates of a series are issued in more than one class, the certificates of all or less than all of those classes may be sold under this prospectus, and there may be separate prospectus supplements relating to one or more of the classes sold. Any reference in this prospectus to the prospectus supplement relating to a series composed of more than one class should be understood as a reference to each of the prospectus supplements relating to the classes sold under this prospectus. Any reference in this prospectus to the certificates of a class should be understood to refer to the certificates of a class within a series or all of the certificates of a single-class series, as the context may require. For convenience of description, any reference in this prospectus to a "class" of certificates includes a reference to any subclasses of that class.

    Unless we specify otherwise in the prospectus supplement, each class of certificates will initially be represented by a single certificate registered in the name of the nominee of the depository. See "Information Regarding the Securities--Book-Entry Registration." Unless otherwise specified in the related prospectus supplement, the certificates evidencing interests in a trust will be available for purchase in denominations of $1,000 and integral multiples of $1,000, except that one certificate evidencing an interest in the trust may be issued in a denomination that is less than $1,000 initial principal amount. Certificates may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. Unless otherwise specified in the related prospectus supplement, the owner trustee will initially be designated as the registrar for the certificates.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL

    The timing and priority of distributions, seniority, allocations of loss, pass-through rate and amount of or method of determining distributions with respect to principal and interest on the certificates of any series will be described in the prospectus supplement. Distributions of interest on the certificates will be made on the dates specified in the prospectus supplement (each, a "distribution date") and, unless otherwise specified in the prospectus supplement, will be made prior to distributions on principal. A series may include one or more classes of strip certificates entitled to

    (1) principal distributions with disproportionate, nominal or no interest distributions, or

    (2) interest distributions, with disproportionate, nominal or no distributions in respect of principal.

    Each class of certificates may have a different pass-through rate, which may be fixed, variable or adjustable (and which may be zero for certain classes of strip certificates). The prospectus supplement will specify the pass-through rate for each class of certificate, or the initial pass-through rate and the method for determining the pass-through rate. Unless otherwise specified in the prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Unless otherwise specified in the prospectus supplement, distributions on the certificates will be subordinate to payments on the notes, if any, as more fully described in the prospectus supplement. Distributions on any class of certificates will be made on a pro rata basis among all of the certificateholders of a class.

    In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of principal distributions on each class shall be as set forth in the prospectus supplement.

                                   THE NOTES

GENERAL

    For each series of securities, one or more classes of notes will be issued under the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. Unless otherwise specified in the prospectus supplement, no notes will be issued as a part of any series. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the notes and the indenture, and the following summary may be supplemented or superseded in whole or in part by the prospectus supplement. Where particular provisions of or terms used in the indenture are referred to, the actual provisions (including definition of terms) are incorporated by reference as part of this summary.

    Unless otherwise specified in the prospectus supplement, each class of notes will initially be represented by a single note registered in the name of the nominee of the depository. See "Information Regarding the Securities--Book-Entry Registration." Unless otherwise specified in the prospectus supplement, notes will be available for purchase in denominations of $1,000 and in integral multiples of $1,000. Notes may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with the transfer or exchange. Unless otherwise provided in the prospectus supplement, the indenture trustee will initially be designated as the registrar for the notes.

PRINCIPAL AND INTEREST ON THE NOTES

    The timing and priority of payment, seniority, allocations of loss, interest rate and amount of or method of determining payments of principal and interest on the notes will be described in the prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any class or classes of notes of the series, or any class of certificates, as described in the prospectus supplement. Unless otherwise provided in the prospectus supplement, payments of interest on the notes will be made prior to payments of principal thereon. A series may include one or more classes of strip notes entitled to

    (1) principal payments with disproportionate, nominal or no interest payment; or

    (2) interest payments with disproportionate, nominal or no principal payments.

    Each class of notes may have a different interest rate, which may be fixed, variable or adjustable (and which may be zero for certain classes of strip notes). The prospectus supplement will specify the interest rate for each class of notes, or the initial interest rate and the method for determining the interest rate. One or more classes of notes of a series may be redeemable under the circumstances specified in the prospectus supplement.

    Unless otherwise specified in the prospectus supplement, payments of interest to noteholders of all classes within a series will have the same priority. Under some circumstances, the amount available for payments could be less than the amount of interest payable on the notes on any of the dates specified for payments in the prospectus supplement (each, a "payment date"), in which case each class of noteholders will receive their ratable share (based upon the aggregate amount of interest due to the class of noteholders) of the aggregate amount of interest available to be distributed on the notes.

    In the case of a series of securities which includes two or more classes of notes, the sequential order and priority of payment of principal and interest of each class will be set forth in the prospectus supplement. Unless otherwise specified in the prospectus supplement, payments of principal and interest of any class of notes will be made on a pro rata basis among all of the notes of a class.

THE INDENTURE

    A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We will provide a copy of the applicable indenture (without exhibits) upon request to a holder of notes issued thereunder.

    MODIFICATION OF INDENTURE WITHOUT NOTEHOLDER CONSENT. Each trust and related indenture trustee (on behalf of the trust) may, with the consent of any security insurer (prior to an insurer default), but without consent of the related noteholders, enter into one or more supplemental indentures for any of the following purposes:

    (1) to correct or amplify the description of the collateral or add additional collateral;

    (2) to provide for the assumption of the note and the indenture obligations by a permitted successor to the trust;

    (3) to add additional covenants for the benefit of the related noteholders, or to surrender any rights or power conferred upon the trust;

    (4) to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

    (5) to cure any ambiguity or correct or supplement any provision in the indenture or in any supplemental indenture;

    (6) to provide for the acceptance of the appointment of a successor indenture trustee or to add to or change any of the provisions of the indenture or in any supplemental indenture which may be inconsistent with any other provision of the indenture as shall be necessary and permitted to facilitate the administration by more than one trustee;

    (7) to modify, eliminate or add to the provisions of the indenture in order to comply with the Trust Indenture Act of 1939, as amended; and

    (8) to add any provisions to, change in any manner, or eliminate any of the provisions of, the indenture or modify in any manner the rights of noteholders under the indenture; provided that any action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any related noteholder unless noteholder consent is otherwise obtained as described below.

    MODIFICATIONS OF INDENTURE WITH NOTEHOLDER CONSENT. With respect to each trust, with the consent of any security insurer (prior to an insurer default), and the holders representing a majority of the principal balance of the outstanding related notes (a "note majority"), the owner trustee and the indenture trustee may execute a supplemental indenture to add provisions to change in any manner or eliminate any provisions of, the related indenture, or modify in any manner the rights of the related noteholders.

    Without the consent of any security insurer (prior to an insurer default), and the holder of each outstanding related note affected, however, no supplemental indenture may:

    (1) change the due date of any installment of principal of or interest on any note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change the manner of calculating any payment or any place of payment where the coin or currency in which any note or any interest thereon is payable;

    (2) impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payment;

    (3) reduce the percentage of the aggregate amount of the outstanding notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

    (4) modify or alter the provisions of the indenture regarding the voting of notes held by the related trust, any other obligor on the notes, the seller, or an affiliate of any of them;

    (5) reduce the percentage of the aggregate outstanding amount of the notes the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the receivables if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes;

    (6) decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or certain other related agreements; or

    (7) permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any such collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

    EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to each trust, unless otherwise specified in the prospectus supplement, "events of default" under the indenture will consist of:

    (1) a default for five days or more in the payment of any interest on any note;

    (2) a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

    (3) a default in the observance or performance in any material respect of any covenant or agreement of the trust made in the indenture, or any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding; or

    (4) certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

However, the amount of principal due and payable on any class of notes on any payment date before the final scheduled payment date, if any, for that class will generally be determined by amounts available to be deposited in the note distribution account for a payment date. As a result, unless otherwise specified in the prospectus supplement, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default unless the class of notes has a final scheduled payment date, and then not until the final scheduled payment date for the class of notes.

    Unless we otherwise specify in the prospectus supplement, if an event of default should occur and be continuing with respect to the notes of any series, the related indenture trustee or a note majority may declare the principal of the notes to be immediately due and payable. This declaration may, under certain circumstances, be rescinded by a note majority.

    Unless we otherwise specify in the prospectus supplement, if the notes of any series have been declared due and payable following an event of default, the related indenture trustee may and, at the direction of the note majority, shall institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party, sell the related receivables or elect to have the trust maintain possession of the receivables and continue to apply collections on the receivables as if there had been no declaration of acceleration. Unless otherwise specified in the prospectus supplement, the indenture trustee, however, will be prohibited from selling the related receivables following an event of default, unless:

    (1) the holders of all the outstanding related notes consent to the sale;

    (2) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of the sale; or

    (3) the indenture trustee determines that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the notes.

Unless otherwise specified in the prospectus supplement, following a declaration upon an event of default that the notes are immediately due and payable,

    (1) noteholders will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances; and

    (2) repayment in full of the accrued interest on and unpaid principal balances of the notes will be made prior to any further payment of interest or principal on the certificates.

    Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and certain limitations contained in the indenture, a note majority in a series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and a note majority may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding notes.

    No holder of a note of any series will have the right to institute any proceeding with respect to the related indenture, unless:

    (1) the holder previously has given to the indenture trustee written notice of a continuing event of default;

    (2) the holders of not less than 25% in principal amount of the outstanding notes of the series have made written request of the indenture trustee to institute the proceeding in its own name as indenture trustee;

    (3) the holder or holders have offered and, if requested, provided to the indenture trustee reasonable indemnity;

    (4) the indenture trustee has for 60 days failed to institute the proceeding;

    (5) no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the outstanding notes; and

    (6) in the case of a series of securities with respect to which a policy is issued, an insurer default shall have occurred and be continuing.

    If an event of default occurs and is continuing and if it is actually known to a responsible officer of the indenture trustee, the indenture trustee will mail to each noteholder notice of the event of default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any note, the indenture trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the noteholders.

    In addition, each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against us or the related trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

    Neither the indenture trustee nor the owner trustee in its individual capacity, nor any holder of a certificate including, without limitation, the seller, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the related notes or for any agreement or covenant of the related trust contained in the indenture.

    CERTAIN COVENANTS. Each indenture will provide that the related trust may not consolidate with or merge into any other entity, unless:

    (1) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

    (2) the entity expressly assumes the trust's obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the trust under the indenture;

    (3) no event of default shall have occurred and be continuing immediately after the merger or consolidation;

    (4) the owner trustee has been advised that the current rating of the related notes or certificates in effect would not be reduced or withdrawn by the rating agencies as a result of the merger or consolidation;

    (5) the security insurer, if any (prior to an insurer default), has consented to the merger or consolidation; and

    (6) the owner trustee has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any related noteholder or certificateholder.

    Each trust will not, among other things,

    (1) sell, transfer, exchange or otherwise dispose of any of the assets of the trust except as expressly permitted by the indenture, the purchase agreement, the trust documents or the related documents for the trust;

    (2) claim any credit on or make any deduction from the principal and interest payable in respect of the related notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust;

    (3) dissolve or liquidate in whole or in part;

    (4) permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related notes under the indenture except as may be expressly permitted thereby; or

    (5) except as expressly permitted by the related documents, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest therein or proceeds thereof.

    No trust may engage in any activity other than as specified under the section of the prospectus supplement entitled "The Trust." No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and the related indenture or otherwise in accordance with the related documents.

    ANNUAL COMPLIANCE STATEMENT. Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

    INDENTURE TRUSTEE'S ANNUAL REPORT. The indenture trustee will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the notes and that has not been previously reported.

    SATISFACTION AND DISCHARGE OF INDENTURE. The indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

THE INDENTURE TRUSTEE

    The indenture trustee for a series of notes will be specified in the prospectus supplement. The indenture trustee may resign at any time, in which event the seller will be obligated to appoint a successor trustee acceptable to any security insurer (prior to an insurer default). We may also remove the indenture trustee, with the consent of any security insurer (prior to an insurer default), if the indenture trustee is no longer eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent. In any of those circumstances, we will be obligated to appoint a successor trustee acceptable to any security insurer (prior to an insurer default). Any resignation or removal of the indenture trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the prospectus supplement and will not become effective until acceptance of the appointment by a successor trustee.

                      INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION

    Unless we provide otherwise in the prospectus supplement, the securities of each series will be registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the securities will be represented by book entries on the records of the participating members of DTC. Definitive securities will be available only under limited circumstances. Holders of the securities may hold through DTC (in the United States) or Cedelbank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear") (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in those systems.

    Cedel and Euroclear will hold omnibus positions in the securities on behalf of the Cedel participants and the Euroclear participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositories, which in turn will hold such positions in customers' securities accounts in Cedel's or Euroclear's names on the books of DTC.

    DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations and facilitates the clearance and settlement of securities transactions between participants in the securities through electronic book-entry changes in accounts of participants, eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

    Certificate owners and note owners who are not participants but want to purchase, sell or otherwise transfer ownership of securities may do so only through participants unless definitive certificates or definitive notes are issued. In addition, certificate owners and note owners will receive all distributions of principal of, and interest on, the securities from the owner trustee or the indenture trustee, as applicable, through DTC and participants. Certificate owners and note owners will not receive or be entitled to receive certificates representing their respective interests in the securities, except under the limited circumstances described below and other circumstances as may be specified in the prospectus supplement.

    Unless and until definitive securities are issued, it is anticipated that the only certificateholder of the certificates and the only noteholder of the notes, if any, will be Cede & Co., as nominee of DTC. Certificate owners and note owners will not be recognized by the owner trustee as certificateholders or by the indenture trustee as noteholders as those terms are used in the related trust documents or indenture. Certificate owners and note owners will be permitted to exercise the rights of certificateholders or noteholders, as the case may be, only indirectly through DTC participants and DTC.

    For any series of securities, while the securities are outstanding, except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants with whom certificate owners or note owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective certificate owners and note owners. Accordingly, although certificate owners and note owners will not possess securities, the rules provide a mechanism by which certificate owners and note owners will receive distributions and will be able to transfer their interests.

    For any series of securities, unless otherwise specified in the prospectus supplement, certificates, if any, and notes, if any, will be issued in registered form to certificate owners and note owners, or their nominees, rather than to DTC, only if:

    (1) DTC, the seller or the servicer advises the owner trustee or the indenture trustee, as the case may be, in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the certificates or the notes, and the seller, the servicer, the owner trustee or the indenture trustee, as the case may be, is unable to locate a qualified successor;

    (2) The seller or the administrator, if any, at its sole option has advised the owner trustee or the indenture trustee, as the case may be, in writing that it elects to terminate the book-entry system through DTC; and

    (3) After the occurrence of a servicer termination event, the holders representing a majority of the certificate balance or a note majority advises the owner trustee or the indenture trustee through DTC, that continuation of a book-entry system is no longer in their best interests.

Upon issuance of definitive certificates or definitive notes to certificate owners or note owners, the certificates or notes will be transferable directly, and not exclusively on a book-entry basis, and registered holders will deal directly with the owner trustee or the indenture trustee with respect to transfers, notices and distributions.

    DTC has advised us that, unless and until definitive certificates or definitive notes are issued, DTC will take any action permitted to be taken by a certificateholder or a noteholder under the trust documents or indenture only at the direction of one or more participants to whose DTC accounts the certificates or notes are credited. DTC has advised us that DTC will take that action for any fractional interest of the certificates or the notes only at the direction of and on behalf of participants beneficially owning a corresponding fractional interest of the certificates or the notes. DTC may take actions, at the direction of the participants, for some certificates or notes which conflict with actions taken for other certificates or notes.

    Issuance of certificates and notes in book-entry form rather than as physical certificates or notes may adversely affect the liquidity of certificates or notes in the secondary market and the ability of the certificate owners or note owners to pledge them. In addition, since distributions on the certificates and the notes will be made by the owner trustee or the indenture trustee to DTC and DTC will credit those distributions to the accounts of its participants, with the participants further crediting those distributions to the accounts of indirect participants or certificate owners or note owners, certificate owners and note owners may experience delays in the receipt of distributions.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel participants and Euroclear participants may not deliver instructions directly to the depositories.

    Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and credits or any transactions in those securities settled during such processing will be reported to the relevant Cedel participant or Euroclear participant on that business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel participant or a Euroclear participant to a participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

    Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedel participants through electronic book-entry changes in accounts of Cedel participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters of this offering. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, which eliminates the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in Euroclear in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in Annex I. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Belgian cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the offering described in the prospectus supplement. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

    The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash with Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

STATEMENTS TO SECURITYHOLDERS

    On or before each payment date, the servicer will prepare and provide to the owner trustee a statement to be delivered to the related certificateholders on that payment date. On or before each payment date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to the noteholders on that payment date. Those statements will be based on the information in a servicer's certificate setting forth certain information required under the trust documents. Unless we specify otherwise in the prospectus supplement, each statement to be delivered to certificateholders will include the following information as to the certificates for such payment date or the period since the previous payment date, as applicable, and each statement to be delivered to noteholders will include the following information as to the notes that payment date or the period since the previous payment date, as applicable:

    (1) the amount of the distribution allocable to interest on or for each class of securities;

    (2) the amount of the distribution allocable to principal on or for each class of securities;

    (3) the certificate balance and the certificate pool factor for each class of certificates and the aggregate outstanding principal balance and the note pool factor for each class of notes, after giving effect to all payments reported under (2) above on such date;

    (4) the amount of the servicing fee paid to the servicer for the related monthly period or periods, as the case may be;

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
    (5) the pass-through rate or interest rate for the next period for any class of certificates or notes with variable or adjustable rates;

    (6) the amount, if any, distributed to certificateholders and noteholders applicable to payments under any financial guaranty insurance policy or other form of credit enhancement; and

    (7) other information as may be specified in the prospectus supplement.

    Each amount described above in subclauses (1), (2), (4), (6) and (7) will be expressed as a dollar amount per $1,000 of the initial certificate balance or the initial principal balance of the notes.

    Unless and until definitive certificates or definitive notes are issued, the reports with respect to a series of securities will be sent on behalf of the trust to the owner trustee, the indenture trustee and Cede & Co., as registered holder of the certificates and the notes and the nominee of DTC. Certificate owners and note owners may receive copies of such reports upon written request, together with a certification that they are certificate owners or note owners, as the case may be, and payment of any expenses associated with the distribution of the reports, from the owner trustee or the indenture trustee, as applicable. See "Information Regarding the Securities--Statements to Securityholders" and "--Book-Entry Registration" in this prospectus.

    Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of a trust, the owner trustee and the indenture trustee will mail to each holder of a class of securities who at any time during such calendar year has been a securityholder, and received any payment, a statement containing information for the purposes of securityholder's preparation of federal income tax returns. See "Federal Income Tax Consequences" in this prospectus.

LISTS OF SECURITYHOLDERS

    Unless we provide otherwise in the prospectus supplement, for each series of certificates, at such time, if any, as definitive certificates have been issued, the owner trustee will, upon written request by three or more certificateholders or one or more holders of certificates evidencing not less than 25% of the certificate balance, within five business days after provision to the owner trustee of a statement of the applicants' desire to communicate with other certificateholders about their rights under the trust documents or the certificates and a copy of the communication that the applicants propose to transmit, afford such certificateholders access during business hours to the current list of certificateholders for purposes of communicating with other certificateholders with respect to their rights under the trust documents. Unless otherwise specified in the prospectus supplement, the trust documents will not provide for holding any annual or other meetings of certificateholders.

    Unless we provide otherwise in the prospectus supplement, for each series of notes at such time, if any, as definitive notes have been issued, the indenture trustee will, upon written request by three or more noteholders or one or more holders of notes evidencing not less than 25% of the aggregate principal balance of the notes, within five business days after provision to the indenture trustee of a statement of the applicants' desire to communicate with other noteholders about their rights under the indenture or the notes and a copy of the communication that the applicants propose to transmit, afford such noteholders access during business hours to the current list of noteholders for purposes of communicating with other noteholders with respect to their rights under the indenture. Unless otherwise specified in the prospectus supplement, the indenture will not provide for holding any annual or other meetings of noteholders.

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
                 DESCRIPTION OF THE PURCHASE AGREEMENTS AND THE
                                TRUST DOCUMENTS

    Except as we specify otherwise in the prospectus supplement, the following summary describes terms of the purchase agreements pursuant to which we will purchase receivables from Arcadia Financial, and terms of either (1) the pooling and servicing agreements or (2) the sale and servicing agreements and the trust agreements, pursuant to which we will sell and assign receivables to a trust and the servicer will agree to service those receivables on behalf of the trust, and pursuant to which the trust will be created and any certificates will be issued. Forms of the purchase agreement and the trust documents have been filed as exhibits to the registration statement of which this prospectus forms a part. We will provide a copy of those agreements (without exhibits) upon request to a holder of securities. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the purchase agreement and the trust documents. Where particular provisions or terms used in the purchase agreement and the trust documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

SALE AND ASSIGNMENT OF THE RECEIVABLES

    On the closing date with respect to a series of securities specified in the prospectus supplement, Arcadia Financial will enter into one or more purchase agreements with us pursuant to which Arcadia Financial will sell and assign to us, without recourse, its entire interest in and to the receivables, including its security interest in the financed vehicles securing the receivables and its rights to receive all payments or proceeds on such receivables to the extent paid or payable after the applicable cutoff date. In connection with its warehouse financing arrangements, Arcadia Financial may also enter into purchase agreements with other special-purpose subsidiaries of Arcadia Financial. These warehousing subsidiaries would obtain warehouse financing for some or all of the receivables prior to the closing date for a series of securities; on the closing date for the series of securities, the warehousing subsidiary would assign to us its entire interest in the receivables, together with its rights against Arcadia Financial under the purchase agreement with respect to those receivables. Pursuant to each purchase agreement, Arcadia Financial will agree that, upon the occurrence of a repurchase event under the trust documents for any of the receivables of a trust, the owner trustee on behalf of the security insurer, if any, and the certificateholders, if any, will be entitled to require Arcadia Financial to repurchase such receivables from the trust. Those rights of the trust under each purchase agreement will constitute part of the property of the trust and may be enforced directly by the owner trustee on behalf of the security insurer, if any, and the certificateholders, if any. In addition, the owner trustee will pledge those rights to the indenture trustee as collateral for any notes.

    On the closing date, we will sell and assign to the owner trustee, without recourse, our entire interest in the receivables, including all principal and interest, and also including our security interests in the financed vehicles. Each receivable that we transfer to the trust will be identified in a schedule appearing as an exhibit to the trust documents. Concurrently with the sale and assignment, the owner trustee will execute and deliver the certificates representing the certificates to or upon our order, and the owner trustee will execute and the indenture trustee will authenticate and deliver the notes, if any, to or upon our order.

    Except as we specify otherwise in the prospectus supplement, in each purchase agreement, Arcadia Financial will warrant to us and the owner trustee, and in the trust documents, we will warrant to the owner trustee, among other things, that (except as otherwise specified in the prospectus supplement):

     (1) each receivable has created or will create a valid, binding and enforceable first priority security interest in favor of Arcadia Financial in the financed vehicle (and, within 180 days after the closing date, all title documents to the financed vehicles will show Arcadia Financial as first lienholder), which security interest has been validly assigned by Arcadia Financial to us and by us to the owner trustee;

     (2) each receivable was originated by a dealer for the retail sale of a financed vehicle in the ordinary course of such dealer's business, was fully and properly executed by the parties thereto, was purchased by Arcadia Financial from such dealer under an existing dealer agreement with Arcadia Financial and was validly assigned by such dealer to Arcadia Financial;

     (3) each receivable contains customary and enforceable provisions adequate to enable realization against the collateral security;

     (4) except for any balloon payment receivables, each receivable is a fully amortizing simple interest receivable which provides for level monthly payments (other than with respect to the first and the final payments) which, if made when due, will fully amortize the amount financed over the original term;

     (5) no selection procedures adverse to the securityholders were utilized in selecting the receivables from those receivables owned by Arcadia Financial which meet the selection criteria contained in the trust documents;

     (6) all requirements of applicable federal, state and local laws and regulations, in respect of all of the receivables and each and every sale of the financed vehicles have been complied with in all material respects;

     (7) each receivable represents the genuine, legal, valid and binding payment obligation of the obligor, enforceable in accordance with its terms, except as may be limited by laws affecting creditors' rights generally or as may be modified by the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended;

     (8)
       (A) immediately before the conveyance of each receivable to the trust, that receivable will be secured by an enforceable and validly perfected first priority security interest in the financed vehicle in favor of the seller as secured party,

       (B) immediately after the conveyance of each receivable to the trust, that receivable will be secured by an enforceable and validly perfected first priority security interest in the financed vehicle in favor of the trust as secured party or, in each case, all necessary and appropriate action has been commenced and will be completed within 180 days that would result in such a security interest and

       (C) as of the cutoff date there were no security interests, liens, charges, pledges, preferences, equities or encumbrances of any kind, claims or rights of others or claims for taxes, work, labor or materials affecting a financed vehicle which are or may be liens prior or equal to the lien of the receivable;

     (9) there has been no default, breach, violation or event permitting acceleration under the terms of any receivable (other than payment delinquencies of not more than 30 days), and there has been no waiver of any of the foregoing; and as of the cutoff date, no financed vehicle had been repossessed;

    (10) immediately prior to the conveyance of the receivables to us, Arcadia Financial had good and indefeasible title to and was the sole owner of the receivables, free of any lien; immediately prior to the conveyance of the receivables to the trust, we had good and indefeasible title to and were the sole owner of the receivables, free of any lien; and upon conveyance of the receivables by us to the trust pursuant to the trust documents, the trust will have good and indefeasible title to and will be the sole owner of the receivables, free of any lien;

    (11) no dealer has a participation in or other right to receive proceeds of any receivable, and neither Arcadia Financial nor the seller has taken any action to convey any right to any person that would result in such person having a right to payments received for any receivable;

    (12) neither Arcadia Financial nor the seller has done anything to convey any right to any person that would impair the rights of the trust, the certificateholders or the noteholders in any receivable or the proceeds;

    (13) each receivable was originated by a dealer and was sold by the dealer to Arcadia Financial without any fraud or misrepresentation on the part of the dealer;

    (14) no obligor is the United States of America or any state or any agency, department, subdivision or instrumentality thereof;

    (15) no receivable is assumable by another person in a manner that would release the obligor from the obligor's obligations to Arcadia Financial with respect to that receivable;

    (16) no receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of that receivable under the purchase agreement or the trust documents or pursuant to transfers of the securities;

    (17) all filings and other actions required to be made, taken or performed by any person in any jurisdiction to give the trust a first priority perfected lien or ownership interest in the receivables will have been made, taken or performed;

    (18) there exists a receivable file pertaining to each receivable, and such receivable file contains

       (A) the fully executed original of the receivable,

       (B) the original or a copy of a certificate of insurance or application form for insurance signed by the obligor,

       (C) the original lien certificate or application and

       (D) the original or a copy of a credit application signed by the obligor, and each of these documents required to be signed by the obligor has been signed by the obligor in the appropriate spaces, all blanks have been properly filled in and each form has otherwise been correctly prepared; and the complete receivable file for each receivable is in the possession of a custodian;

    (19) there is only one original executed copy of each receivable;

    (20) the receivables constitute chattel paper within the meaning of the UCC as in effect in the States of New York and Minnesota;

    (21) each receivable was entered into by an obligor who at the cutoff date had not been identified on the records of Arcadia Financial as being the subject of a current bankruptcy proceeding;

    (22) the computer tape containing information with respect to the receivables that was made available by the seller to the owner trustee on the closing date and was used to select the receivables was complete and accurate as of the cutoff date and includes a description of the same receivables that are described in the schedule of receivables;

    (23) by the closing date, the portions of the electronic master record of retail installment sale contracts and promissory notes of Arcadia Financial (the "electronic ledger") relating to the receivables will have been clearly and unambiguously marked to show that the receivables constitute part of the trust property and are owned by the trust in accordance with the terms of the trust documents;

    (24) the information set forth in the schedule of receivables was produced from the electronic ledger and was true and correct in all material respects as of the close of business on the cutoff date;

    (25) as of the closing date, each financed vehicle was covered by a comprehensive and collision insurance policy

       (A) in an amount at least equal to the lesser of:

           (1) its maximum insurable value or

           (2) the principal amount due from the obligor under the receivable,

       (B) naming Arcadia Financial as loss payee and

       (C) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision insurance coverage; and no financed vehicle was or had previously been insured under a policy of force-placed insurance;

    (26) no receivable has been satisfied, subordinated or rescinded; the financed vehicle securing each receivable has not been released from the lien of the receivable in whole or in part; and no provision of a receivable has been waived, altered or modified in any respect, except by instruments or documents contained in the receivable file;

    (27) no receivable is subject to any right of rescission, set-off, counterclaim or defense;

    (28) no receivable was more than 30 days past due as of the cutoff date and

    (29) each receivable had a remaining principal balance as of the cutoff date equal to or greater than $500.00.

    Our warranties and Arcadia Financial's warranties will be made as of the execution and delivery of each purchase agreement and the trust documents and will survive the sale, transfer and assignment of the receivables and other trust property to the trust but will speak only as of the date made.

    Upon a breach by Arcadia Financial of any representation or warranty made in a purchase agreement with respect to a receivable that materially and adversely affects the interests of the securityholders, the security insurer, if any, or the trust in that receivable, Arcadia Financial will be obligated to repurchase the receivable from the trust unless it cures the breach by the second accounting date after the date on which Arcadia Financial becomes aware of or receives written notice from the owner trustee, the indenture trustee, the security insurer, if any, or the servicer of that breach. Any repurchase shall be made on the deposit date immediately following that second accounting date at a price equal to the purchase amount as of the second accounting date. The purchase amount of any receivable means, for any accounting date, the outstanding principal balance of the receivable as of that accounting date, plus accrued and unpaid interest thereon. The deposit date for any payment date is the business day immediately preceding the determination date for that payment date. An accounting date is the last day (whether or not a business day) of any calendar month.

    The repurchase obligation described above may be enforced by the security insurer, if any, or by the owner trustee or the indenture trustee on behalf of the certificateholders and the noteholders, respectively, and will constitute the sole remedy available to the certificateholders, the noteholders, any security insurer unless otherwise specified in the prospectus supplement, the owner trustee or the indenture trustee against Arcadia Financial or us for any such uncured breach, except that pursuant to the trust documents, Arcadia Financial will indemnify the owner trustee, the indenture trustee, the trust, the backup servicer, the collateral agent, the security insurer, if any, and the certificateholders and noteholders against losses, damages, liabilities and claims which may be asserted against any of them as a result of third-party claims arising out of the facts giving rise to the breach.

    Upon the purchase by Arcadia Financial of a receivable due to a breach of a representation or warranty, the owner trustee will convey that receivable and the trust property to Arcadia Financial.

CUSTODY OF RECEIVABLE FILES

    Unless otherwise specified in the prospectus supplement, Arcadia Financial initially will be appointed to act as custodian for the receivable files of each trust. Prior to any appointment, the trust and Arcadia Financial or other institution specified in the prospectus supplement shall enter into a custodian agreement pursuant to which Arcadia Financial or another institution will agree to hold the receivable files on behalf of the trust. The custodian agreement may be terminated by the trust and, if Arcadia Financial is custodian, by the security insurer, on 30 days' notice to Arcadia Financial or the other institution or, in the case of termination by the security insurer of Arcadia Financial as custodian, immediately. If Arcadia Financial resigns or is terminated as the servicer, any custodian agreement with Arcadia Financial shall terminate at the same time.

    The receivable files, if held by Arcadia Financial as custodian, will be stamped or otherwise marked to indicate that such receivables have been sold to the trust. The receivable files will also be physically segregated. Despite these precautions, if, through inadvertence or otherwise, any of the receivables were sold to another party or a security interest therein were granted to another party that purchased or took a security interest in any of the receivables in the ordinary course of its business and took possession of the receivables, the purchaser or secured party would acquire an interest in the receivables superior to the interest of the trust if the purchaser or secured party acquired or took a security interest in the receivables for new value and without actual knowledge of the applicable trust's interest. See "Legal Aspects of the Receivables--Rights in the Receivables" in this prospectus.

COLLECTIONS

    With respect to each trust, the servicer will establish one or more collection accounts in the name of the owner trustee or, in the case of any series including one or more classes of notes, in the name of the indenture trustee for the benefit of the securityholders. If so specified in the prospectus supplement, the owner trustee will establish and maintain for each series an account, in the name of the owner trustee on behalf of the certificateholders, in which amounts released from the collection account and any pre-funding account and any amounts received from any source of credit enhancement for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made. For any series including one or more classes of notes, the indenture trustee will establish and maintain for each series an account, in the name of the indenture trustee on behalf of the noteholders, in which amounts released from the collection account and any pre-funding account and any amounts received from any source of credit enhancement for payment to the noteholders will be deposited and from which all distributions to such noteholders will be made. The collection account, the certificate distribution account, if any, and the note distribution account, if any, are referred to herein collectively as the "designated accounts." Any other accounts to be established with respect to a trust will be described in the prospectus supplement.

    Each designated account will be an eligible account maintained with the owner trustee, the indenture trustee and/or other depository institutions. An "eligible account" is:

    (1) a segregated trust account that is maintained with the corporate trust department of a depository institution that is acceptable to the security insurer, if any, unless otherwise specified in the prospectus supplement or

    (2) a segregated demand deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the states thereof, or the District of Columbia, that has a certificate of deposit, short-term deposit or commercial paper rating of at least A-1+ by S&P and P-1 by Moody's, and that is acceptable to the security insurer, if any (prior to an insurer default, unless otherwise specified in the prospectus supplement).

On the closing date specified in the prospectus supplement, the servicer will cause to be deposited in the collection account all payments on the receivables received by the servicer after the cutoff date and on or prior to the second business day preceding the closing date (plus amounts on deposit in the lockbox account described below on the second business day).

    Unless we specify otherwise in the prospectus supplement, Arcadia Financial will take (or will have taken) steps to cause all payments by obligors on the receivables held by any trust to be made by check mailed to a bank (initially Harris Trust and Savings Bank, unless otherwise provided in the prospectus supplement) acting as agent for the owner trustee and for other owners of automobile receivables serviced by Arcadia Financial. Unless otherwise specified in the prospectus supplement, the identity of the lockbox bank may be changed at any time by the security insurer, if any (prior to an insurer default). Unless we specify otherwise in the prospectus supplement, all payments by check on the receivables and all payments made by automatic deduction from obligors' checking accounts will be deposited in a segregated account maintained by the lockbox bank called a lockbox account and will be transferred by the lockbox bank into the collection account within two business days of receipt. If the servicer continues to receive payments from any obligor other than to the lockbox account, the servicer will take reasonable action to cause the obligor to make those payments to the lockbox account, including sending additional instruction letters to the obligor.

    Unless we specify otherwise in the prospectus supplement, the servicer will deposit all payments on the receivables held by any trust received directly by the servicer from obligors and all proceeds of receivables collected directly by the servicer during each monthly period into the collection account not later than the business day after receipt. Alternatively, if we so provide in the prospectus supplement, the servicer may utilize an alternative remittance schedule acceptable to the servicer and the security insurer, if any (prior to an insurer default), if the servicer provides to the owner trustee and the indenture trustee written confirmation from each rating agency that such alternative remittance schedule will not result in the downgrading or withdrawal by any rating agency of the rating(s) then assigned to the securities. Arcadia Financial and the servicer will also deposit into the collection account on or before the deposit date the purchase amount of each receivable that Arcadia Financial is repurchasing as of the accounting date due to any uncured breaches of warranties or covenants.

    For any series of securities, funds in the designated accounts and any other accounts identified in the prospectus supplement will be invested, as provided in the trust documents, at the direction of the servicer in eligible investments, consisting (unless otherwise specified in the prospectus supplement) of:

    (1) interest-bearing obligations issued or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States;

    (2) interest-bearing obligations issued or guaranteed by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation as long as such obligations are assigned the highest credit rating by S&P and Moody's;

    (3) demand or time deposits, certificates of deposit of and certain other obligations of domestic depository institutions with short-term unsecured debt obligations assigned the highest credit rating by S&P and Moody's;

    (4) repurchase obligations with respect to the government securities described above and entered into with a domestic depository institution or trust company, the deposits of which are rated at least A-1+ by S&P and P-1 by Moody's;

    (5) corporate debt securities assigned the highest credit rating by S&P and Moody's;

    (6) commercial paper rated in the highest rating category by S&P and Moody's; and

    (7) other securities meeting the criteria specified in the related trust documents.

Investments in the above eligible investments will be made in the name of the owner trustee or the indenture trustee and these investments will not be sold or disposed of prior to their maturity.

    Unless we specify otherwise in the prospectus supplement, collections or recoveries on a receivable (other than late fees or certain other similar fees or charges) received during a monthly period and purchase amounts deposited with the owner trustee prior to a payment date will be applied first to any outstanding monthly advances made by the servicer with respect to the recovered receivable, and then to interest and principal on the recovered receivable in accordance with the terms of the recovered receivable.

    As an administrative convenience and subject to conditions we specify in the trust documents, the servicer will be permitted to make deposits of amounts actually collected by it in a monthly period net of distributions to be made to it with respect to such monthly period, and those amounts may be netted prior to any remittance for the monthly period. The servicer will account, however, to the owner trustee, the indenture trustee, the security insurer, if any, the certificateholders and the noteholders as if all such deposits and distributions were made individually. The servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into, or on deposit in, the collection account with respect to a monthly period, amounts previously deposited in the collection account but later determined to have resulted from mistaken deposits or postings or checks returned for insufficient funds.

SERVICING PROCEDURES

    The servicer will make reasonable efforts, consistent with the customary servicing procedures employed by the servicer with respect to receivables owned or serviced by it, to collect all payments due with respect to the receivables held by any trust and, in a manner consistent with the trust documents, will follow its customary collection procedures with respect to motor vehicle loans that it services for itself and others.

    Unless we specify otherwise in the prospectus supplement, the servicer will covenant in the trust documents that it will not extend the monthly payments under a receivable more than a maximum of two times in any twelve-month period, six months in the aggregate, and that the cumulative extensions with respect to any receivable will not cause the term of that receivable to extend beyond the last day of the monthly period immediately preceding the final scheduled payment date that we specify in the prospectus supplement. Except for the extensions described above and except for changes in the day of the month on which the due date of a receivable occurs or the reamortization of scheduled payments following a partial principal prepayment, the servicer cannot agree to amend or modify any receivable unless it has the consent of the security insurer, if any (prior to an insurer default) and, subject to any exceptions specified in the prospectus supplement. Unless we specify otherwise in the prospectus supplement, the servicer may, with the consent of the security insurer, if any (prior to an insurer default) and subject to certain other conditions, agree to modify a receivable to avoid a prepayment by the obligor, but only if that modification does not cause the APR on that receivable to be below a rate equal to the highest interest rate or pass-through rate on the securities plus 1.5%. Also, this type of modification may not cause the term of the modified receivable to extend beyond the last day of the monthly period immediately preceding the final scheduled payment date specified in the prospectus supplement. Under current Treasury Department Regulations, depending on the characterization of the trust for federal income tax purposes, no such modification of a receivable may change the APR by more than .25% or, if greater, 5% of the unmodified APR of that receivable. The servicer will also covenant that it will not release a financed vehicle from the security interest granted by the receivable except when the receivable has been paid in full or as otherwise contemplated by the trust documents.

    Unless we specify otherwise in the prospectus supplement, upon the discovery by any of the servicer, the security insurer, if any, the owner trustee or the indenture trustee, or upon receipt of written notice by the servicer of any breach by the servicer of certain of its covenants that materially and adversely affects the interests of a trust, the security insurer, if any, or the securityholders in a receivable, unless this breach shall have been cured by the second accounting date following the servicer's discovery or receipt of written notice of the breach, the servicer will be required to purchase the receivable for the purchase amount on the deposit date. The purchase obligation will constitute the only remedy available to the security insurer, if any, the certificateholders, the owner trustee on behalf of certificateholders, the noteholders or the indenture trustee on behalf of the noteholders against the servicer for any uncured breach, except with respect to certain indemnities of the servicer under the trust documents.

    Under the trust documents, the servicer will be required to use its best efforts to repossess or otherwise convert the ownership of any financed vehicle securing a receivable if the servicer has determined there is a low likelihood of payment for the vehicle being resumed after any default on a receivable. Repossession or other action is required no later than the day any scheduled payment has become 91 days delinquent. The servicer is authorized to follow its normal collection practices and procedures to realize upon any receivable. The servicer may repossess and sell the financed vehicle securing any receivable at judicial sale, or take any other action permitted by applicable law. For further information, see "Legal Aspects of the Receivables" in this prospectus. The servicer will be entitled to recover all reasonable expenses incurred by it in connection with any repossession or sale. The proceeds will be deposited in the collection account at the time and in the manner described above under "--Collections" in this prospectus.

    The trust documents will provide that the servicer will indemnify and defend the owner trustee, the indenture trustee, the backup servicer, the trust, the security insurer, if any, and the securityholders against, among other things, any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from the use, ownership or operation by the servicer or any affiliate thereof of any financed vehicle or in respect of any action taken or failed to be taken by the servicer for any portion of the trust property in violation of the provisions of the trust documents. The servicer's obligations to indemnify the owner trustee, the indenture trustee, the backup servicer, the trust, the security insurer, if any, and the securityholders for the servicer's actions or omissions will survive the removal of the servicer but will not apply to any action or omission of a successor servicer.

SERVICING COMPENSATION

    Unless we specify otherwise in the prospectus supplement, for each series of securities, the servicer will be entitled to receive the servicing fee for each monthly period in an amount equal to the product of one-twelfth of the servicing rate and the aggregate principal balance as of the first day of the monthly period. The servicer also will be entitled to collect and retain any late fees or other administrative fees or similar charges allowed by the terms of the receivables or applicable law. Unless otherwise provided in the prospectus supplement, the servicing rate will equal 1.25% per year calculated on the basis of a 360-day year consisting of twelve 30-day months. The servicing fee and any additional servicing compensation will be paid out of collections on or with respect to the receivables prior to distributions to certificateholders and noteholders. Unless we specify otherwise in the prospectus supplement, a monthly period for any payment date is the calendar month immediately preceding the month in which the payment date occurs.

    Arcadia Financial, as servicer, will be required to pay all expenses incurred by it in connection with its servicing activities (including fees, expenses and disbursements of the owner trustee, the indenture trustee, the lockbox bank, the custodian and independent accountants, taxes imposed on the servicer and expenses incurred in connection with distributions and reports to certificateholders and noteholders and the security insurer (if any), except some expenses incurred in connection with realizing upon the receivables.

MONTHLY ADVANCES

    Unless otherwise provided in the prospectus supplement, if the amount deposited in the collection account allocable to interest for any receivable in any monthly period is less than the full amount of interest accrued on the receivable for the number of calendar days in the monthly period (calculated according to the method specified in the retail installment sale contract or promissory note at the APR on the principal balance of the receivable as of the accounting date preceding the payment date), the servicer will make a monthly advance equal to the amount of the shortfall; provided, however, that the servicer shall not be required to make a monthly advance with respect to a receivable extended for any monthly period during which no scheduled payment is due according to the terms of the extension; and provided further, that the servicer shall not be required to make a monthly advance with respect to a receivable that is less than 31 days delinquent. The servicer will be reimbursed for any monthly advances from subsequent payments or collections relating to the receivable or from the purchase amount of the receivable, or in the case of a liquidated receivable, from liquidation proceeds of the receivable. If the receivable becomes a liquidated receivable and the liquidation proceeds are insufficient fully to reimburse the servicer, the servicer will be entitled to be reimbursed from collections on other receivables. If, by reason of reimbursement of the servicer for monthly advances, there is a deficiency in a scheduled payment, the servicer will be obligated to advance the deficiency, subject to the limitations described above.

DISTRIBUTIONS

    With respect to each trust, beginning on the distribution date or payment date, as applicable, specified in the prospectus supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of securities entitled thereto will be made by the owner trustee or the indenture trustee, as applicable, to the certificateholders and the noteholders. The timing, calculation, allocation, order, source, priorities of and requirements for all distributions to each class of certificateholders and all payments to each class of noteholders will be set forth in the prospectus supplement.

CREDIT ENHANCEMENT

    The amounts and types of credit enhancement arrangements and the provider of these arrangements, if applicable, for each class of securities will be set forth in the prospectus supplement. If and to the extent provided in the prospectus supplement, credit enhancement may be in the form of a financial guaranty insurance policy, subordination of one or more classes of securities, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, repurchase obligations, third party payments or other support, cash deposits or other arrangements as may be described in the prospectus supplement or any combination of two or more of the foregoing. If specified in the applicable prospectus supplement, credit enhancement for a series of securities may cover one or more other series of securities.

    The presence of credit enhancement is intended to enhance the likelihood of receipt by the certificateholders and the noteholders of the full amount of principal and interest due and to decrease the likelihood that the certificateholders and the noteholders will experience losses. Unless we specify otherwise in the prospectus supplement, the credit enhancement for a class of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal and interest. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of that series will be subject to the risk that credit enhancement will be exhausted by the claims of securityholders of other series.

EVIDENCE AS TO COMPLIANCE

    The trust documents will require the servicer to cause a firm of independent certified public accountants to furnish to the owner trustee and the indenture trustee, the security insurer, if any, and each rating agency, on or before March 31 of each year (or, if the servicer's fiscal year ends on a date other than December 31, the date 90 days after the end of the servicer's fiscal year), beginning on the first March 31 after the closing date, for the twelve months ended the immediately preceding December 31 or other fiscal year-end (or any other period as shall have elapsed from the closing date to the date of the certificate), a statement addressed to the Board of Directors of the servicer, to the owner trustee, the indenture trustee, the backup servicer and the security insurer, if any, as to compliance by the servicer during the period with certain standards relating to the servicing of the receivables set forth in the trust documents. A copy of the statement may be obtained by any certificate owner or note owner upon compliance with the requirements described above. See "Information Regarding the Securities--Statements to Securityholders" above.

    The trust documents will also provide for delivery to the owner trustee, the indenture trustee, the security insurer, if any, and each rating agency, if any, and the backup servicer, on or before March 31 (or, if the servicer's fiscal year ends on a date other than December 31, the date 90 days after the end of the servicer's fiscal year) of each year, beginning on the first March 31 following the closing date, of an officers' certificate signed by any two of the president, any vice-president or assistant vice president, or the controller of the servicer, dated as of December 31 of that year (or any other date on which the servicer's fiscal year ends), stating that:

    (1) a review of the activities of the servicer during the preceding 12-month period (or any other period as shall have elapsed from the closing date to the date of the first certificate) and of its performance under the trust documents has been made under the officer's supervision, and

    (2) to the officer's knowledge, based on a review, the servicer has fulfilled all its obligations under the trust documents throughout the period, or, if there has been a default in the fulfillment of any obligation, specifying each default known to the officer and the nature and status of each default.

A copy of the certificate may be obtained by any certificate owner or note owner upon compliance with the requirements described above. See "Information Regarding the Securities--Statements to Securityholders" above.

MATTERS REGARDING THE SERVICER

    Unless otherwise provided in the prospectus supplement, if a financial guaranty insurance policy has been issued with respect to a series of securities, Arcadia Financial's appointment as servicer under the trust documents will run for successive 90-day periods, subject to renewal by the security insurer, if any (prior to an insurer default). It is expected that the security insurer, if any, will renew Arcadia Financial's appointment as servicer until the time, if any, as a servicer termination event shall have occurred. Unless otherwise provided in the prospectus supplement, if an insurer default occurs or if no financial guaranty insurance policy is issued with respect to a series, Arcadia Financial's appointment as servicer under the trust documents will continue until the time it resigns, is terminated as servicer, or until the time, if any, as a servicer termination event shall have occurred under the trust documents. The trust documents will provide that the servicer may not resign from its obligations and duties, except upon a determination (as evidenced by an opinion of independent counsel, delivered and acceptable to the owner trustee, the indenture trustee and the security insurer, if any (prior to an insurer default)), that by reason of a change in legal requirements its performance of these duties would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the servicer. No such resignation will become effective until the backup servicer or other successor servicer has assumed the servicing obligations and duties under the trust documents.

    Unless otherwise provided in the prospectus supplement, any corporation or other entity into which the servicer may be merged or consolidated, resulting from any merger or consolidation to which the servicer is a party, which acquires by conveyance, transfer or lease substantially all of the assets of the servicer or succeeding to all or substantially all the business of the servicer, where the servicer is not the surviving entity, which corporation or other entity assumes every obligation of the servicer under each trust document, will be the successor to the servicer under the trust documents; provided, however, that:

    (1) the entity is an eligible servicer;

    (2) immediately after giving effect to such transaction, no servicer termination event, no event of default under the agreement, if any, providing for the issuance of a financial guaranty insurance policy (prior to an insurer default) and no event which, after notice or lapse of time, or both, would become a servicer termination event or an event of default under the insurance agreement, if any (prior to an insurer default), shall have occurred and be continuing;

    (3) the servicer shall have delivered to the owner trustee, the indenture trustee and the security insurer, if any, an officers' certificate and an opinion of counsel each stating that the consolidation, merger or succession and the agreement of assumption comply with the trust documents and that all conditions precedent provided for in the trust documents relating to the transaction have been complied with; and

    (4) the servicer shall have delivered an opinion of counsel either:

       (A) stating that, in the opinion of the counsel, all financing statements, continuation statements and amendments have been executed and filed that are necessary fully to preserve and protect the interests of the owner trustee and the indenture trustee in the receivables and the other trust property and reciting the details of these filings, or

       (B) stating that, in the opinion of such counsel, no action shall be necessary to preserve and protect this interest.

INDEMNIFICATION AND LIMITS ON LIABILITY

    Unless we specify otherwise in the prospectus supplement, the trust documents will provide that the servicer will be liable only to the extent of the obligations specifically undertaken by it under the trust documents and will have no other obligations or liabilities under them. The trust documents will further provide that neither the servicer nor any of its directors, officers, employees and agents will have any liability to the trust, the certificateholders or the noteholders or the security insurer, if any, except as provided in the trust documents, for any action taken or for refraining from taking any action pursuant to the trust documents, other than any liability that would otherwise be imposed by reason of the servicer's breach of the trust documents or willful misfeasance, bad faith or negligence (including errors in judgment) in the performance of its duties, or by reason of reckless disregard of obligations and duties under the trust documents or any violation of law.

    The servicer may, with the prior consent of the security insurer, if any (before an insurer default), the owner trustee, the indenture trustee, if any, and the backup servicer, delegate duties under the trust documents to any of its affiliates. In addition, the servicer may at any time perform the specific duty of repossessing financed vehicles through subcontractors who are in the business of servicing automotive receivables. The servicer may also perform other specific duties through subcontractors, with the prior consent of the security insurer, if any (before an insurer default); provided, however, that the delegation of these duties by the servicer shall not relieve the servicer of its responsibility with respect to them.

SERVICER TERMINATION EVENTS

    Unless otherwise provided in the prospectus supplement, servicer termination events under the trust documents will consist of:

    (1) any failure by the servicer to deliver to the owner trustee for distribution to certificateholders or the indenture trustee for distribution to noteholders any proceeds or payment required to be so delivered under the terms of the certificates, the trust documents, the notes or the indenture (or, for so long as Arcadia Financial is the servicer, the purchase agreement) that continues unremedied for a period of two business days after written notice is received by the servicer from the owner trustee, the indenture trustee or the security insurer, if any, or after discovery of any such failure by a responsible officer of the servicer;

    (2) any failure by the servicer to deliver to the owner trustee and the indenture trustee and the security insurer, if any (before an insurer default), certain reports required by the trust documents by the fourth business day before the payment date;

    (3) failure on the part of the servicer duly to observe or perform in any material respect any other covenants or agreements of the servicer set forth in the certificates, the trust documents, the notes or the indenture (or, for so long as Arcadia Financial is the servicer, the purchase agreement), which failure:

       (A) materially and adversely affects the rights of securityholders (determined without regard to the availability of funds under any financial guaranty insurance policy) or of the security insurer, if any (before an insurer default), and

       (B) continues unremedied for a period of 30 days after the date on which written notice of such a failure, requiring the same to be remedied, shall have been given to the servicer by the owner trustee, the indenture trustee or the security insurer, if any (or, if an insurer default shall have occurred and be continuing, any securityholder);

    (4)(A) the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and the case is not dismissed within 60 days; or

       (B) the entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the servicer or the seller under the bankruptcy laws, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the servicer or the seller or of any substantial part of their respective properties or ordering the winding up or liquidation of the affairs of the servicer or the seller;

    (5) the commencement by the servicer or the seller of a voluntary case under any bankruptcy law, or the consent by the servicer or the seller to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the servicer or the seller or of any substantial part of the servicer's or the seller's property or the making by the servicer or the seller of an assignment for the benefit of creditors or the failure by the servicer or the seller generally to pay debts they become due or the taking of corporate action by the servicer or the seller in furtherance of any of the foregoing;

    (6) any representation, warranty or statement of the servicer made in the trust documents or any certificate, report or other writing delivered pursuant to the trust documents shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of the representation, warranty or statement has a material adverse effect (determined without regard to the availability of funds under any financial guaranty insurance policy) on the trust and, within 30 days after written notice thereof shall have been given to the servicer by the owner trustee, the indenture trustee or the security insurer, if any (or, if an insurer default shall have occurred and be continuing, any securityholder), the circumstances or condition in respect of which the representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured; or

    (7) if applicable, unless an insurer default shall have occurred and be continuing, the occurrence of an event of default under the insurance agreement.

    Unless we specify otherwise in the prospectus supplement, if a servicer termination event occurs and is continuing, the security insurer, if any (or, if no financial guaranty insurance policy was issued with respect to the series or an insurer default shall have occurred and be continuing, the owner trustee, the indenture trustee, if any, or a certificate majority or a note majority), by notice then given in writing to the servicer (and to the owner trustee and the indenture trustee if given by the security insurer or the securityholders) may terminate all of the rights and obligations of the servicer under the trust documents. Immediately upon the giving of this notice, and, in the case of a successor servicer other than the backup servicer, the acceptance by the successor servicer of its appointment, all authority of the servicer will pass to the backup servicer or other successor servicer. In addition to any other amounts that are then payable to the outgoing Servicer under the trust documents, the servicer shall then be entitled to receive reimbursements for any outstanding monthly advances. The owner trustee, the indenture trustee and the successor servicer may set off and deduct any amounts owed by the servicer from any amounts payable to the outgoing servicer.

    On and after the time the servicer receives a notice of termination, the backup servicer or other successor servicer will be the successor in all respects to the servicer and will be subject to all the responsibilities, restrictions, duties and liabilities of the servicer under the trust documents; provided, however, that the successor servicer shall have no liability for any obligation which was required to be performed by the prior servicer before the date that the successor servicer becomes the servicer or any claim of a third party (including a securityholder) based on any alleged action or inaction of the prior servicer. Unless we specify otherwise in the prospectus supplement, if a financial guaranty insurance policy has been issued with respect to the series, the security insurer may (before an insurer default) exercise at any time its right to appoint as backup servicer or as successor to the servicer a person other than the backup servicer named in the prospectus supplement. Notwithstanding the above, if the backup servicer shall be legally unable or shall be unwilling to act as servicer, and if an insurer default shall have occurred or if no financial guaranty insurance policy was issued with respect to such series, the owner trustee, the indenture trustee, a certificate majority or a note majority may petition a court of competent jurisdiction to appoint any eligible servicer as the successor to the servicer. Pending any appointment, the backup servicer shall act as successor servicer unless it is legally unable to do so, in which event the outgoing servicer shall continue to act as servicer until a successor has been appointed and accepted appointment. Eligible servicer means a person which, at the time of its appointment as servicer:

    (1) is servicing a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans;

    (2) is legally qualified and has the capacity to service the receivables;

    (3) has demonstrated the ability to service professionally and competently a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans similar to the receivables in accordance with high standards of skill and care; and

    (4) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the servicer uses in connection with performing its duties and responsibilities under the trust documents or otherwise has available software which is adequate to perform its duties and responsibilities under the trust documents.

    Any successor servicer shall be entitled to the compensation payable out of the collection account as the outgoing servicer would have been entitled to under the trust documents if the outgoing servicer had not resigned or been terminated, except as otherwise provided in the trust documents.

    Upon any termination of, or appointment of a successor to, the servicer, the owner trustee and the indenture trustee, if any, will each give prompt written notice thereof to certificateholders and noteholders, respectively, at their respective addresses appearing in the certificate register or the note register, to the security insurer, if any (before an insurer default) and to each rating agency.

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    Unless we specify otherwise in the prospectus supplement, if a financial guaranty insurance policy has been issued with respect to a series, the security insurer (or, if an insurer default shall have occurred and be continuing, a certificate majority or note majority) may waive any servicer termination event.

AMENDMENT

    Unless otherwise provided in the prospectus supplement, the trust documents may be amended by the seller, the servicer, the owner trustee and the indenture trustee, if any, with the prior written consent of the security insurer, if any (before an insurer default), but without the consent of any of the securityholders, to cure any ambiguity or to correct or supplement any provision therein, provided that the action will not, in the opinion of counsel (which may be internal counsel to the seller, Arcadia Financial or the servicer) reasonably satisfactory to the owner trustee and the indenture trustee, materially and adversely affect the interests of the securityholders. The trust documents may also be amended by the seller, the servicer and the owner trustee and the indenture trustee, if any, with the prior written consent of the security insurer, if any (before an insurer default), and a certificate majority and a note majority (if applicable), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust documents or of modifying, in any manner, the rights of the certificateholders or the noteholders. None of these amendments may:

    (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the receivables or distributions that are required to be made on any certificate or note or the pass-through rate or interest rate; or

    (2) reduce the percentage of the certificate balance evidenced by certificates or of the aggregate principal amount of notes then outstanding required to consent to an amendment, without the consent of the holders of all certificates or all notes, as the case may be, then outstanding.

TERMINATION

    Unless otherwise provided in the prospectus supplement, for each trust, the trust and the respective obligations of us, the servicer, the security insurer, if any, the owner trustee and the indenture trustee pursuant to the trust documents will terminate upon the later of:

    (1) the distribution date or payment date, as the case may be, immediately following the maturity or other liquidation of the last receivable (including the seller's or the servicer's purchase of the receivables, as described below); or

    (2) payment to certificateholders and noteholders of all amounts required to be paid to them pursuant to the trust documents and the indenture and the payment to the security insurer, if any, of all amounts payable or reimbursable to it under the insurance agreement, if any;

and in either case there shall be delivered to the owner trustee and the indenture trustee an opinion of counsel that all applicable preference periods under federal, state and local bankruptcy, insolvency and similar laws have expired with respect to the payments made pursuant to clause (1) or (2) above.

    Unless otherwise provided in the prospectus supplement, for each series of securities, in order to avoid excessive administrative expense, the seller and the servicer will each be permitted, at its option (with the consent of the security insurer, if any (before an insurer default), if the purchase would result in a claim on the financial guaranty insurance policy or in an amount owing to the security insurer under the insurance agreement remaining unpaid), to purchase from the trust, on any payment date immediately following an accounting date as of which the aggregate principal balance is equal to or less than 10% (or any other percentage as may be specified in the prospectus supplement) of the cutoff date principal balance, all remaining receivables in the trust and the other remaining trust property at a price equal to the

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aggregate of their purchase amounts and the appraised value of any other remaining trust property. The exercise of this right will effect an early retirement of the certificates and notes.

    Unless we specify otherwise in the prospectus supplement, for each series of securities, the owner trustee will give written notice of the final distribution with respect to the certificates, if any, to each certificateholder of record, and the indenture trustee will give written notice of the final payment with respect to the notes, if any, to each noteholder of record. The final distribution to any certificateholder and the final payment to any noteholder will be made only upon surrender and cancellation of the holder's certificate or note at the office or agency of the owner trustee, for certificates, or of the indenture trustee, for notes, specified in the notice of termination. Any funds remaining in the trust, after the owner trustee or the indenture trustee has taken measures to locate a certificateholder or noteholder, as the case may be, and these measures have failed, will be distributed to The United Way, and the certificateholders and noteholders, by acceptance of their certificates and notes, will waive any rights with respect to such funds.

THE OWNER TRUSTEE

    The owner trustee for each trust will be specified in the prospectus supplement. The owner trustee, in its individual capacity or otherwise, and any of its affiliates may hold certificates or notes in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the owner trustee, with the consent of the servicer and the security insurer, if any (so long as an insurer default shall not have occurred and be continuing), shall have the power to appoint co-trustees or separate trustees of all or any part of the trust. In the event of appointment, all rights, powers, duties and obligations conferred or imposed upon the owner trustee by the trust documents will be conferred or imposed upon the owner trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction where the owner trustee is incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the owner trustee.

    The owner trustee of any trust may resign at any time, in which event the general partner, if any, specified in the prospectus supplement or, if no general partner is specified, the servicer or its successor will be obligated to appoint a successor trustee acceptable to the security insurer, if any (before an insurer default). The general partner, if any, specified in the prospectus supplement or, if no general partner is specified, the servicer may also remove the owner trustee, with the consent of the security insurer, if any (before an insurer default), if the owner trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In these circumstances, the general partner, if any, specified in the prospectus supplement or, if no general partner is specified, the servicer will be obligated to appoint a successor trustee, acceptable to the security insurer, if any (before an insurer default). Any resignation or removal of the owner trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

DUTIES OF THE OWNER TRUSTEE

    The owner trustee will make no representation as to the validity or sufficiency of any trust document, the certificates or the notes (other than its execution of the certificates and the notes), the receivables, any financial guaranty insurance policy or any documents, and will not be accountable for the use or application by the servicer of any funds paid to the servicer in respect of the certificates, the notes or the receivables prior to deposit in the collection account.

    The owner trustee will be required to perform only those duties specifically required of it under the trust documents. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished by the servicer to the owner trustee under the trust documents, in which case it will only be required to examine the certificates, reports or instruments to determine whether they conform substantially to the requirements of the trust documents.

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
    The owner trustee will be under no obligation to exercise any of the rights or powers vested in it by the trust documents or to institute, conduct, or defend any litigation under them or in relation to them at the request, order or direction of any of the certificateholders or noteholders, unless the certificateholders or noteholders have offered the owner trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred. No certificateholder nor any noteholders will have any right under the trust documents to institute any proceeding with respect to the trust documents, unless the holder has given the owner trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the certificate balance or the holders of notes evidencing not less than 25% of the aggregate principal balance of the notes then outstanding, as the case may be, have made written request to the owner trustee to institute a proceeding in its own name as trustee and have offered to the owner trustee reasonable indemnity, and the owner trustee for 30 days after the receipt of a notice, request and offer to indemnify has neglected or refused to institute any proceedings. Certificateholders and noteholders will not have the right to make a claim directly under any financial guaranty insurance policy issued with respect to a series, but in the event that the owner trustee or the indenture trustee fails to make a claim, certificateholders and noteholders may compel the owner trustee or the indenture trustee, as applicable, to do so.

THE BACKUP SERVICER

    The backup servicer for each trust will be specified in the prospectus supplement, although the security insurer, if any (before an insurer default), may exercise its right at any time to appoint another backup servicer. While Arcadia Financial is the servicer, the backup servicer will not be liable or responsible for any obligation of the servicer, and the certificateholders and noteholders may look only to Arcadia Financial to perform those obligations. The backup servicer will be required to verify the monthly servicer's certificate each month, to reconcile any discrepancies with the servicer, to notify the certificateholders, if any, the noteholders and the security insurer, if any, of any unreconciled item that appears substantially out of the ordinary, and to seek a written explanation of any unreconciled item from the servicer; however, neither the owner trustee nor the backup servicer will be required to otherwise monitor the servicer. Upon the servicer's receipt of a termination notice after the occurrence of a servicer termination event, the backup servicer will automatically become the servicer, unless the security insurer, if any (before an insurer default), shall have appointed a different backup servicer or successor servicer. To facilitate the transfer of servicing responsibility, the servicer will deliver to the owner trustee and the backup servicer each month a computer tape containing information with respect to the receivables.

ADMINISTRATOR

    If an administrator is specified in the prospectus supplement, such administrator will enter into an agreement pursuant to which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the indenture and the trust agreement.

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
                        LEGAL ASPECTS OF THE RECEIVABLES

RIGHTS IN THE RECEIVABLES

    The receivables are chattel paper as defined in the UCC in effect in the States of Minnesota and New York. Pursuant to the UCC, an ownership interest in chattel paper is perfected by possession or by filing a UCC-1 financing statement in the state where our principal executive office is located. We, as seller, and Arcadia Financial will file financing statements covering the receivables in Minnesota. In addition, the documents evidencing the receivables initially will be held by the custodian specified in the prospectus supplement for the trust.

    The servicer will be obligated to take those actions as are necessary to continue the perfection of each trust's interest in the receivables and the proceeds. Arcadia Financial will warrant in each purchase agreement for the receivables held by the trust, and in the trust documents we, as seller, will assign the right to enforce those warranties to the owner trustee on behalf of the trust, and the owner trustee will pledge that right to the indenture trustee as collateral for any notes that, as of the closing date:

    (1) the receivables have not been sold, pledged or assigned by Arcadia Financial or the seller to any other person;

    (2) that it has good and indefeasible title and is the sole owner free of any liens; and

    (3) immediately upon the transfer of the receivables to that trust under the trust document, the trust will have good and indefeasible title to and will be the sole owner of the receivables, free of any liens.

In the event of an uncured breach of any warranties in a purchase agreement that materially and adversely affects the trust's, certificateholders' or noteholders' interest in any receivable, Arcadia Financial will be obligated to repurchase that receivable.

    Unless we provide otherwise in the prospectus supplement, Arcadia Financial will hold the receivable files for each trust under a custodian agreement with the trust. The receivable files, if held by Arcadia Financial as custodian, will be stamped or otherwise marked to indicate that the receivables have been sold to the trust. The receivable files will also be physically segregated. Despite these precautions, if any of the receivables were sold to another party, or a security interest were granted to another party, that purchased, or took a security interest in, any of those receivables in the ordinary course of its business and took possession of those receivables, the purchaser or secured party would acquire an interest in the receivables superior to the interest of the trust if the purchaser or secured party acquired, or took a security interest in, the receivables for new value and without actual knowledge of that trust's interest.

SECURITY INTERESTS IN THE FINANCED VEHICLES

    Security interests in the financed vehicles must be perfected by notation of the secured party's lien on the certificate of title or by notation on or actual possession of the certificate of title, depending on the law of the state where the purchaser resides. The practice of Arcadia Financial is to take whatever action is required in each state to perfect a security interest for a financed vehicle in that state. Due to clerical errors, administrative delays or other mistakes, the correct actions may not have been taken to perfect an interest in a financed vehicle in which case our security interest in the financed vehicle would be subordinate to the interests of others such as:

    (1) subsequent purchasers of the financed vehicle;

    (2) holders of perfected security interests in the financed vehicle; and

    (3) the trustee in bankruptcy of the obligor.

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
That failure would give rise to a repurchase event and obligate Arcadia Financial to repurchase the affected receivable if the interests of the certificateholders, noteholders or trust were materially and adversely affected.

    Under the trust documents, the seller will assign the security interests in the financed vehicles assigned to it by Arcadia Financial under the purchase agreement to the owner trustee on behalf of the trust. Because of the administrative burden and expense that would be entailed in doing so, none of Arcadia Financial, the seller, the owner trustee or the servicer will be required, except to the extent provided below, to amend the certificates of title, or other lien certificates, to identify the owner trustee, or the seller, as the new secured party and, accordingly, Arcadia Financial will continue to be named as the secured party on the certificates of title, or other lien certificate, relating to the financed vehicles. Further, the servicer will be required to note the interest of the trust on the certificates of title for the financed vehicles only upon a servicer termination event, or in an event of default under the insurance agreement, if any, prior to an insurer default, or under some circumstances and unless an insurer default shall have occurred and be continuing, at the request of the security insurer, if any. In most states, an assignment under the trust documents should be an effective transfer of a security interest without amendment of any lien noted on the certificate of title, and the assignee should succeed to the assignor's status as the secured party. In the absence of fraud or forgery by the obligor or administrative error by state recording officials, the notation of the lien of Arcadia Financial on the certificate of title should be sufficient to protect the trust against the rights of subsequent purchasers of a vehicle or subsequent lenders who take a security interest in the financed vehicle. However, in the absence of an amendment, the security interest of the trust in the financed vehicles might be defeated by, among others, the trustee in bankruptcy of Arcadia Financial or the obligor. However, that failure would give rise to a repurchase event and obligate Arcadia Financial to repurchase the affected receivable if the interests of the certificateholders, noteholders or trust were materially and adversely affected.

    In most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a different state and until the owner re-registers the motor vehicle in the new state, but in no event beyond the surrender of the certificate of title. A majority of states require surrender of a certificate of title to re-register a motor vehicle. Accordingly, the secured party must surrender possession if it holds the certificate of title to the vehicle. In the case of motor vehicles registered in states which provide for notation of a lien but not possession of the certificate of title by the holder of the security interest in the motor vehicle, the secured party should receive notice of surrender if the security interest in the vehicle is noted on the certificate of title. Accordingly, the secured party should have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection.

    In the ordinary course of servicing its receivables portfolio, it is the practice of Arcadia Financial to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a financed vehicle, Arcadia Financial must surrender possession of the certificate of title or receive notice as a result of its lien and accordingly should have an opportunity to require satisfaction of the receivable before release of the lien. Under the trust documents, the servicer will be obligated to take steps, at the servicer's expense, as are necessary to maintain perfection of security interest in the financed vehicle, and the failure to take those steps would obligate the servicer to purchase the receivable if that failure materially and adversely affects the interests of the certificateholders, noteholders and trust in the receivables.

    Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a motor vehicle. We, as the seller in the sale and servicing agreement and trust agreement, and Arcadia Financial in the purchase agreement, will represent that, immediately before the sale, assignment and transfer to the trust, each receivable held by that trust was secured by a valid, subsisting and enforceable first priority perfected security interest in favor of us as the seller, or Arcadia Financial, as secured party. However, liens for taxes, judicial liens or liens

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
arising by operation of law could arise at any time during the term of a receivable. In addition, the laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. No notice will be given to the owner trustee, indenture trustee, certificateholders or noteholders in the event that a lien or confiscation arises, and if that lien arises or confiscation occurs after the date of issuance of any series of certificates and notes, neither Arcadia Financial nor the servicer will be required to repurchase or purchase the receivable.

REPOSSESSION

    In the event of default by an obligor, the owner of a retail installment sales contract or installment loan has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The remedies of a secured party under the UCC include the right to repossession by self-help means, unless those means would constitute a breach of the peace. Self-help repossession is the method employed by Arcadia Financial in most cases and is accomplished simply by taking possession of the motor vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default before repossession. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. Other jurisdictions permit repossession without notice, but only if the repossession can be accomplished peacefully. If a breach of the peace cannot be avoided, judicial action is required. A secured party could be held responsible for damages caused by a wrongful repossession of a vehicle, including, in Florida, a wrongful repossession conducted by an agent of the secured party. The servicer will be required to indemnify the trust for any liability imposed upon the trust as a result of a wrongful repossession. In Texas and many other states, a vehicle may be repossessed without notice to the obligor, but only if the repossession can be accomplished without a breach of the peace.

NOTICE OF SALE; REDEMPTION RIGHTS

    The UCC and various other state laws require a secured party who has repossessed the collateral securing an obligation to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral before actual sale by paying the secured party the entire unpaid time balance of the obligation, less any unaccrued finance charges, plus accrued default charges, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided in the financing documents, reasonable attorneys' fees, or in some states, by payment of delinquent installments or the unpaid principal balance of the obligation.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

    The proceeds of resale of financed vehicles generally will be applied first to the expenses of repossession and resale and then to the satisfaction of the receivables. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states that do not prohibit or limit these judgments, subject to satisfaction of statutory procedural requirements by the holder of the obligation. However, any deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or not paid at all. Arcadia Financial generally seeks to recover any deficiency existing after repossession and sale of a financed vehicle.

    Occasionally, after resale of a repossessed motor vehicle, and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the law of most states requires the secured party to remit the

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surplus to any holder of another lien on the vehicle, if certain conditions have been met. If no new lienholder exists, we would generally remit the surplus to the former owner of the vehicle.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

    The Soldiers' and Sailors' Civil Relief Act of 1940 imposes some limitations upon the actions of creditors with respect to persons serving in the Armed Forces of the United States and, to a more limited extent, their dependents and guarantors and sureties of debt incurred by such persons. An obligation incurred by a person before entering military service cannot bear interest at a rate in excess of 6% during the person's term of military service, unless the obligee petitions a court which determines that the person's military service does not impair his or her ability to pay interest at a higher rate. Further, a secured party may not repossess during a person's military service a motor vehicle subject to an installment sales contract or a promissory note entered into before the person's entering military service, for a loan default which occurred before or during such service, without court action. The Soldiers' and Sailors' Civil Relief Act imposes penalties for knowingly repossessing property in contravention of its provisions. Additionally, dependents of military personnel are entitled to the protection of the Soldiers' and Sailors' Civil Relief Act, upon application to a court, if such court determines the obligation of such dependent has been materially impaired by reason of the military service. To the extent an obligation is unenforceable against the person in military service or a dependent, any guarantor or surety of such obligation will not be liable for performance.

CONSUMER PROTECTION LAWS

    Numerous federal and state consumer protection laws and regulations impose substantive and disclosure requirements upon lenders and servicers involved in consumer finance. Some of the federal laws and regulations include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Motor Vehicle Information and Cost Savings Act, the Magnuson-Moss Warranty Act, and the Federal Reserve Board's Regulations B and Z.

    In addition to federal law, state consumer protection statutes regulate, among other things, the terms and conditions of the motor vehicle retail installment contracts and promissory notes under which purchasers finance the acquisition of motor vehicles. These laws place finance charge ceilings on the amount that a creditor may charge in connection with financing the purchase of an automobile. These laws also impose other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply. In some cases, this liability could affect the ability of an assignee, such as the trustee, to enforce consumer finance contracts such as the receivables. The credit practices rule of the Federal Trade Commission imposes additional restrictions on contract provisions and credit practices.

    The FTC's so-called holder-in-due-course rule has the effect of subjecting persons that finance consumer credit transactions, and some related lenders and their assignees, to all claims and defenses which the purchaser could assert against the seller of the goods and services. An assignee's affirmative liability to pay money to the aggrieved purchaser in the event of a successful claim is limited to amounts paid by the purchaser under the consumer credit contract. However, the assignee's ability to collect any balance remaining due is subject to these claims and defenses. Accordingly, each trust, as assignee of the receivables, will be subject to claims or defenses that the purchaser of the financed vehicle may assert against the seller of the vehicle. Under the motor vehicle dealer licensing laws of most states, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail.

    In addition, for used vehicles, the FTC's rule on sale of used vehicles requires that all sellers of used vehicles prepare, complete, and display a buyer's guide which explains the warranty coverage for those vehicles. Federal regulations promulgated under the Odometer Act require that all sellers of used vehicles

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furnish a written statement signed by the seller certifying the accuracy of the odometer readings. If a seller is not properly licensed or if either a buyer's guide or odometer disclosure statement was not provided to the purchaser of a financed vehicle, the purchaser might be able to assert a defense as to a retail installment sales contract or promissory note against the seller of the motor vehicle.

    Under the Texas Credit Code, non-bank retail installment sellers and their assignees are required to register with the Office of Consumer Credit Commissioner of Texas. The Texas Credit Code imposes disclosure and substantive requirements on the sellers and any subsequent holder of the contracts and imposes monetary penalties for violations.

    Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

    We will warrant in the trust document, and Arcadia Financial will warrant in the purchase agreement, that as of the date of origination each receivable held by the trust complied with all requirements of applicable law in all material respects. Accordingly, if the trust's interest in a receivable were materially and adversely affected by a violation of any law, that violation would constitute a repurchase event and would obligate Arcadia Financial to repurchase the receivable unless the breach were cured. Under each purchase agreement, Arcadia Financial will be required to indemnify the trust for any liability resulting from the failure of a receivable to be in compliance with all requirements of law.

OTHER LIMITATIONS

    In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a proceeding under Chapter 13 of the U.S. Bankruptcy Code of 1978, as amended, a court may prevent a lender from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract, change the rate of interest and time of repayment of the indebtedness or substitute collateral securing such indebtedness.

                        FEDERAL INCOME TAX CONSEQUENCES

    The anticipated federal income tax consequences of the purchase, ownership and disposition of each series of securities will be discussed in the prospectus supplement. The discussion will not deal with federal income tax consequences applicable to all categories of investors, some of which are subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

                              ERISA CONSIDERATIONS

    Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code prohibit a pension, profit sharing or other employee benefit plan from engaging in some transactions involving plan assets with persons that are parties in interest under ERISA or disqualified persons under the Internal Revenue Code with respect to the plan. ERISA also imposes some duties and some prohibitions on persons who are fiduciaries of plans subject to ERISA. Under ERISA, generally any person who exercises any authority or control with respect to the management or disposition of the assets of a plan is considered to be a fiduciary of the plan. A violation of these prohibited transaction rules may generate excise tax and other liabilities under ERISA and the Internal Revenue Code for those persons.

    Some transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a benefit plan that purchased securities if assets of the trust were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor, the assets of a trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Internal Revenue Code only if the benefit plan acquired an equity interest in the trust and none of the exceptions contained in the plan assets regulation was applicable. An equity interest is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment of notes and certificates will be discussed in the prospectus supplement.

    Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and some church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements.

    A plan fiduciary considering the purchase of securities should consult its tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                      WHERE YOU CAN FIND MORE INFORMATION

    The SEC allows us to incorporate by reference some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.

    You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read and copy these reports and other information at the following regional offices of the SEC:

New York Regional Office                     Chicago Regional Office
Seven World Trade Center                     Citicorp Center
Suite 1300                                   500 West Madison Street, Suite 1400
New York, NY 100048                          Chicago, IL 60661

    Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms or visit the SEC's web site at http://www.sec.gov to access available filings.

    All documents of a trust formed by the seller for purposes of an offering under this prospectus filed with the SEC under to Section 13(a), 13(c), 15 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and prior to the termination of the offering of the certificates or notes issued by that trust, will be incorporated by reference into this prospectus.

    We will provide you, upon your written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, exhibits to those documents. Please direct your requests for copies to Arcadia Receivables Finance Corp., 7825 Washington Avenue South, Minneapolis, Minnesota 55439-2435, telephone number 612/942-9880.

                              PLAN OF DISTRIBUTION

    Under the terms and conditions of an underwriting agreement for each trust, we will agree to sell to each of the underwriters named under each trust's prospectus supplement and the underwriters will severally agree to purchase the principal amount of each class of securities of the series described in the prospectus supplement.

    In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions described in the underwriting agreement, to purchase all of the securities which are offered under this prospectus and the prospectus supplement if any of the securities are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, the nondefaulting underwriters may have to buy larger amounts of securities, or it may provide that the underwriting agreement may be terminated.

    Each prospectus supplement will either:

    (1) describe the price at which each class of securities being offered will be offered to the public and any concessions offered to some dealers participating in the offering of securities; or

    (2) specify that the securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale.

After the initial public offering of any securities, the public offering price and concession amount may be changed.

    Each underwriting agreement will provide that Arcadia Financial and we, as seller, will indemnify the underwriters against some liabilities, including liabilities under the Securities Act of 1933.

    The indenture trustee, if any, may, from time to time, invest the funds in the designated accounts in eligible investments acquired from the underwriters.

    Under each underwriting agreement, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes of securities in that offering.

    The place and time of delivery for the securities for which this prospectus is delivered will be explained in the prospectus supplement.

                                 LEGAL MATTERS

    Some matters about the validity of the certificates and the notes will be passed upon for the seller by Dorsey & Whitney LLP, Minneapolis, Minnesota. The validity of the certificates and the notes will be passed upon for the underwriters named in the prospectus supplement by Mayer, Brown & Platt, New York, New York.

                                                                         ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

    Except in some limited circumstances, the securities will be available only in book-entry form. Investors in the global securities may hold these global securities through any of The Depository Trust Company ("DTC"), Cedelbank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear"). The global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding global securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice, that is, seven calendar day settlement.

    Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between Cedel or Euroclear and DTC participants holding global securities will be effected on a delivery-against-payment basis through the respective depositaries of Cedel and Euroclear, in such capacity, and as DTC participants.

    Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet special requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

    Investors electing to hold their global securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their global securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock-up or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

    TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When global securities are to be transferred from the account of a DTC participant to the account of a Cedel participant or a Euroclear participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel participant or Euroclear participant at least one business day before settlement. Cedel or Euroclear will instruct the respective depository to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, that is, the trade fails, the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

    Cedel participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the global securities are credited to their accounts one day later.

    As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. In many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Cedel participant's or Euroclear participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depository for the benefit of Cedel participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

    TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Cedel or Euroclear through a Cedel participant or Euroclear participant at least one business day before settlement. In these cases, Cedel or Euroclear will instruct the respective depository, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel participant or Euroclear participant the following day, and receipt of the cash proceeds in the Cedel participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Cedel participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, such as if the trade fails, receipt of the cash proceeds in the Cedel participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Cedel or Euroclear and that purchase global securities from DTC participants for delivery to Cedel participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through Cedel or Euroclear for one day, until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts, in accordance with the clearing system's customary procedures;

    (b) borrowing the global securities in the U.S. from a DTC participant one day before settlement, which would give the global notes sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Cedel participant or Euroclear participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of global securities holding securities through Cedel or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payment of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

    (a) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between a beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

    (b) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

        EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of global securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8, Certificate of Foreign Status. If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of the change.

        EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
    4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224, Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

        EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. persons that are beneficial owners of global securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001, Ownership, Exemption or Reduced Rate Certificate. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owners of global securities or its agent.

        EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, Payer's Request for Taxpayer Identification Number and Certification.

        U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The beneficial owner of a global security or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8 and Form 1001 are effective for three calendar years, and Form 4224 is effective for one calendar year.

    The term U.S. person means:

    (1) a citizen or resident of the United States;

    (2) a corporation or partnership organized in or under the laws of the United States or any political subdivision;

    (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source; or

    (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

This summary does not deal with all aspects of U.S. federal income tax withholding relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisers for specific tax advice about holding and disposing of the global securities.